Filed Pursuant to Rule 424(b)(5)
Registration No. 333-272124

PROSPECTUS SUPPLEMENT

(To Prospectus dated May 22, 2023)

RenaissanceRe Holdings Ltd.

$750,000,000 5.750% Senior Notes Due 2033

The Notes (as defined herein) will bear interest at the rate of 5.750% per year. Interest on the Notes is payable semi-annually in arrears on June 5 and December 5 of each year, commencing on December 5, 2023. The Notes are scheduled to mature on, June 5, 2033 (the “Scheduled Maturity Date”). Under certain conditions, we will be required to postpone the repayment of the Notes on the Scheduled Maturity Date. See “Description of Notes — Maturity” and “Description of Notes — Redemption” in this prospectus supplement. RenaissanceRe Holdings Ltd. may, at its option, redeem some or all of the Notes at any time or from time to time, at the applicable redemption price and subject to the terms described under “Description of Notes — Redemption — Optional Redemption” in this prospectus supplement. RenaissanceRe Holdings Ltd. may also redeem all of the Notes under the circumstances described under “Description of Notes — Redemption — Redemption for Changes in Withholding Taxes” in this prospectus supplement.

RenaissanceRe Holdings Ltd. intends to use the net proceeds of this offering, together with cash on hand and the net proceeds of the Equity Offering (as defined herein), to fund the Validus Acquisition (as defined herein). This offering is not contingent on the consummation of the Validus Acquisition. If (i) the consummation of the Validus Acquisition does not occur on or before the later of (x) February 22, 2024 or (y) such later date to which the outside date for closing the Validus Acquisition as set forth in the Stock Purchase Agreement (as defined herein) may be extended in accordance with its terms (the later of such dates, the “Special Mandatory Redemption End Date”) or (ii) RenaissanceRe Holdings Ltd. notifies the trustee (as defined herein) that RenaissanceRe Holdings Ltd. will not pursue the consummation of the Validus Acquisition, RenaissanceRe Holdings Ltd. will be required to redeem the Notes then outstanding at a redemption price equal to 101% of the principal amount of the Notes to be redeemed plus accrued and unpaid interest to, but excluding, the Special Mandatory Redemption Date (as defined herein). See “Description of Notes — Special Mandatory Redemption” in this prospectus supplement.

Notwithstanding any of the foregoing, the Notes will not be redeemable at any time prior to June 5, 2026 without BMA Approval (as defined herein), and will not be redeemable or repaid at any time if the Enhanced Capital Requirement (as defined herein) would be breached immediately before or after giving effect to the redemption or repayment of such Notes, unless, in each case, RenaissanceRe Holdings Ltd. or another member of the Insurance Group (as defined herein) replaces the capital represented by the Notes to be redeemed or repaid with capital having equal or better capital treatment as the Notes under the Group Supervision Rules (as defined herein).

The Notes will be senior unsecured obligations of RenaissanceRe Holdings Ltd. and will rank equally in right of payment with all of its existing and future unsecured and unsubordinated indebtedness, effectively subordinated to all existing and future secured obligations of RenaissanceRe Holdings Ltd. to the extent of the security therefor and contractually subordinated to all existing and future obligations of RenaissanceRe Holding Ltd.’s subsidiaries, including amounts owed to holders of reinsurance and insurance policies issued by its reinsurance and insurance company subsidiaries.

The Notes are a new issue of securities with no established trading market. RenaissanceRe Holdings Ltd. does not intend to apply for listing of the Notes on any securities exchange.

Investing in the Notes involves certain risks. See “Risk Factors” beginning on page S-10 of this prospectus supplement and included in the Annual Report on Form 10-K of RenaissanceRe Holdings Ltd. for the year ended December 31, 2022.

None of the United States Securities and Exchange Commission (the “Commission”), any state securities commission, the Registrar of Companies in Bermuda, the Bermuda Monetary Authority (the “BMA”) or any other regulatory body has approved or disapproved of these securities, or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

	Per Note	Total
Public Offering Price(1)	99.707%	$747,802,500
Underwriting Discount	0.650%	$4,875,000
Proceeds to RenaissanceRe Holdings Ltd. (before expenses)(1)	99.057%	$742,927,500

(1)	Plus accrued interest from June 5, 2023, if settlement occurs after that date.

The underwriters expect to deliver the Notes to purchasers in book-entry form only through the facilities of The Depository Trust Company on or about June 5, 2023.

Joint Book-Running Managers

Morgan Stanley	Barclays	HSBC	Wells Fargo Securities	BofA Securities

Co-Managers

BMO Capital Markets	BNY Mellon Capital Markets, LLC	Credit Suisse	ING	RBC Capital Markets	SOCIETE GENERALE

May 31, 2023

Prospectus Supplement

Prospectus

You should carefully read this prospectus supplement and the accompanying prospectus delivered with this prospectus supplement. We have not, and the underwriters have not, authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and the underwriters are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus or any related free writing prospectus is accurate as of any date other than the respective dates on the front of these documents. Our business, financial condition, results of operations and prospects may have changed since those respective dates.

We are offering to sell, and are seeking offers to buy, the Notes only in jurisdictions where offers and sales of the Notes are permitted. The distribution of this prospectus supplement and the accompanying prospectus and the offering of the Notes in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement and the accompanying prospectus must inform themselves about and observe any restrictions relating to the offering of the Notes and the distribution of this prospectus supplement and the accompanying prospectus outside the United States. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any Notes offered by this prospectus supplement and the accompanying prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

The Notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (“EEA”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or (ii) a customer within the meaning of Directive (EU) 2016/97 (as amended, the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II2 ; or (iii) not a qualified investor as defined in Regulation (EU) 2017/1129 (as amended, the “Prospectus Regulation”). Consequently, no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the Notes or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the Notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation.

The Notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the United Kingdom (“UK”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client, as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018 (“EUWA”); (ii) a customer within the meaning of the provisions of the Financial Services and Markets Act 2000, as amended (“FSMA”), and any rules or regulations made under the FSMA to implement Directive (EU) 2016/97, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law by virtue of the EUWA; 47 or (iii) not a qualified investor as defined in Article 2 of Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the EUWA. Consequently, no key information document required by Regulation (EU) No 1286/2014 as it forms part of domestic law by virtue of the EUWA (the “UK PRIIPs Regulation”) for offering or selling the Notes or otherwise making them available to retail investors in the UK has been prepared and therefore offering or selling the Notes or otherwise making them available to any retail investor in the UK may be unlawful under the UK PRIIPs Regulation.

This prospectus supplement may be distributed in Bermuda and/or the Notes may be offered or sold in Bermuda only in compliance with the provisions of the Investment Business Act 2003 and the Exchange Control Act 1972 (and the regulations made thereunder).

Consent under the Exchange Control Act 1972 (and its related regulations) has been obtained from the BMA for the issue and transfer of the Notes for exchange control purposes. Neither the BMA nor the Registrar of

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Companies in Bermuda accepts any responsibility for our financial soundness or the correctness of any of the statements made or opinions expressed in this prospectus supplement and the accompanying prospectus.

In this prospectus supplement, references to “RenaissanceRe”, “we”, “us” and “our” refer to RenaissanceRe Holdings Ltd. and when the context so requires, RenaissanceRe Holdings Ltd. and its subsidiaries. In this prospectus supplement, references to “dollar” and “$” are to United States currency, and the terms “United States” and “U.S.” mean the United States of America, its states, its territories, its possessions and all areas subject to its jurisdiction.

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first is this prospectus supplement, which describes the specific terms of this offering of the Notes (as defined herein). The second part is the accompanying prospectus which gives more general information, some of which may not apply to this offering. If the description of this offering varies between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement. In addition, prior to making an investment decision, you should review the risks of investing in the Notes discussed in this prospectus supplement, including under “Risk Factors” in this prospectus supplement, as well as the risk factors contained in RenaissanceRe’s Annual Report on Form 10-K for the year ended December 31, 2022, filed with the Commission on February 8, 2023 and incorporated herein by reference. Important information is incorporated into this prospectus supplement and the accompanying prospectus by reference. You may obtain the information incorporated by reference into this prospectus supplement and the accompanying prospectus without charge by following the instructions under “Where You Can Find More Information.”

VALIDUS REINSURANCE LTD. BASIS OF PRESENTATION

We are voluntarily incorporating into this prospectus supplement the audited consolidated financial statements of Validus Reinsurance Ltd. for the years ended December 31, 2022 and December 31, 2021, which we filed with the Commission as Exhibit 99.2 to our Current Report on Form 8-K on May 22, 2023. The audited consolidated financial statements of Validus Reinsurance Ltd. incorporated into this prospectus supplement by reference do not include financial information on all of the entities to be acquired in the Validus Acquisition. Further, we are not providing financial statements of Validus Reinsurance Ltd. for any period after the year ended December 31, 2022. We are also not providing unaudited pro forma financial information with respect to Validus (as defined herein) in accordance with Regulation S-X published by the Commission because we are not yet required to do so under such regulations. We will file with the Commission historical financial statements with respect to the businesses we expect to acquire in connection with the Validus Acquisition as well as unaudited pro forma financial information presented in accordance with the requirements of Regulation S-X no later than 71 days after the date that the initial report on Form 8-K disclosing the completion of the Validus Acquisition must be filed. See “Risk Factors — Risks Related to the Validus Acquisition — The historical financial statements of Validus Re incorporated by reference herein are not representative of the future financial position, future results of operations or future cash flows of the Validus Business following the Validus Acquisition.”

DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, including the information incorporated by reference herein, may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, which we refer to in this prospectus supplement as the “Securities Act”, and Section 21E of the Securities Exchange Act of 1934, as amended, which we refer to in this prospectus supplement as the “Exchange Act.” Forward-looking statements are necessarily based on estimates and assumptions that are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which, with respect to future business decisions, are subject to change. These uncertainties and contingencies can affect actual results and could cause actual results to differ materially from those expressed in any forward-looking statements made by, or on behalf of, us.

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In particular, statements using words such as “may,” “should,” “estimate,” “expect,” “anticipate,” “intend,” “believe,” “predict,” “potential,” or words of similar import generally involve forward-looking statements. For example, we may include certain forward-looking statements with regard to trends in results, prices, volumes, operations, investment results, margins, combined ratios, fees, reserves, market conditions, risk management and exchange rates. This prospectus supplement, including the information incorporated by reference herein, may also contain forward-looking statements with respect to our business and industry, such as those relating to our strategy and management objectives, plans and expectations regarding our response and ability to adapt to changing economic conditions, market standing and product volumes, competition and new entrants in our industry, industry capital, insured losses from loss events, government initiatives and regulatory matters affecting the reinsurance and insurance industries. In addition, this prospectus supplement includes forward-looking statements with respect to the Validus Acquisition. In light of the risks and uncertainties inherent in all future projections, the inclusion of forward-looking statements in this prospectus supplement should not be considered as a representation by us or any other person that our current objectives or plans will be achieved. Numerous factors could cause our actual results to differ materially from those addressed by the forward-looking statements, including those set forth under “Risk Factors” beginning on page S-10 of this prospectus supplement related to the Validus Acquisition and related to the Notes and this offering, and those contained under “Note on Forward-Looking Statements” in RenaissanceRe’s Annual Report on Form 10-K for the year ended December 31, 2022, and incorporated herein by reference, and under “Note on Forward-Looking Statements” in RenaissanceRe’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2023, and incorporated herein by reference. We undertake no obligation to release publicly the results of any future revision we may make to forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

The inclusion of forward-looking statements in this prospectus supplement should not be considered as a representation by us or any other person that our current objectives or plans will be achieved. Numerous factors could cause our actual results to differ materially from those addressed by the forward-looking statements, including the following:

•	the risk that the Validus Acquisition may not be completed within the expected timeframe, or at all;

•	the risk that regulatory agencies in certain jurisdictions may impose onerous conditions following the Validus Acquisition;

•	difficulties in integrating the Validus Business (as defined herein);

•	the risk that the due diligence process that we undertook in connection with the Validus Acquisition may not have revealed all facts that may be relevant in connection with the Validus Acquisition;

•	our ability to manage the growth of the Validus Business’ operations successfully following the Validus Acquisition;

•

that the historical financial statements of the Validus Business are not representative of the future financial position, future results of operations or future cash flows of the Validus Business following the Validus Acquisition;

•	risks from our increased debt obligations as a result of the Validus Acquisition;

•	the dilutive impact on our shareholders from the issuance of common shares to AIG (as defined herein) in connection with the Validus Acquisition;

•	our exposure to natural and non-natural catastrophic events and circumstances and the variance they may cause in our financial results;

•	the effect of climate change on our business, including the trend towards increasingly frequent and severe climate events;

•	the effectiveness of our claims and claim expense reserving process;

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•	the effect of emerging claims and coverage issues;

•	the performance of our investment portfolio and financial market volatility;

•	the effects of inflation;

•	the ability of our ceding companies and delegated authority counterparties to accurately assess the risks they underwrite;

•	our ability to maintain our financial strength ratings;

•	the highly competitive nature of our industry;

•	our reliance on a small number of brokers;

•	collection on claimed retrocessional coverage, and new retrocessional reinsurance being available on acceptable terms or at all;

•	the historically cyclical nature of the (re)insurance industries;

•	our ability to attract and retain key executives and employees;

•	our ability to successfully implement our business, strategies and initiatives;

•	our exposure to credit loss from counterparties;

•	our need to make many estimates and judgments in the preparation of our financial statements;

•	our ability to effectively manage capital on behalf of investors in joint ventures or other entities we manage;

•	changes to the accounting rules and regulatory systems applicable to our business, including changes in Bermuda and U.S. laws or regulations;

•	other political, regulatory or industry initiatives adversely impacting us;

•	our ability to comply with covenants in our debt agreements;

•	the effect of adverse economic factors, including changes in the prevailing interest rates and recession or the perception that recession may occur;

•	the effect of cybersecurity risks, including technology breaches or failure;

•	a contention by the U.S. Internal Revenue Service (the “IRS”) that any of our Bermuda subsidiaries are subject to taxation in the U.S.;

•	the effects of possible future tax reform legislation and regulations in the jurisdictions in which we operate;

•	our ability to determine any impairments taken on our investments;

•	our ability to raise capital on acceptable terms, including through debt instruments, the capital markets, and third party investments in our joint ventures and managed fund partners;

•	our ability to comply with applicable sanctions and foreign corrupt practices laws; and

•	our dependence on the ability of our operating subsidiaries to declare and pay dividends.

As a consequence, our future financial condition and results may differ from those expressed in any forward-looking statements made by or on behalf of us. The factors listed above, which are discussed in more detail in “Risk Factors” in this prospectus supplement and in our filings with the SEC, including our Annual Report on Form 10-K for the year ended December 31, 2022 and our Quarterly Report on Form 10-Q for the quarter ended March 31, 2023, should not be construed as exhaustive. Forward-looking statements speak only as of the date they are made, and we undertake no obligation to revise or update forward-looking statements to reflect new information, events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

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SUMMARY

This summary highlights selected information about RenaissanceRe and this offering. It does not contain all of the information that may be important to you in deciding whether to purchase Notes. We encourage you to read the entire prospectus supplement, the accompanying prospectus and the documents that we have filed with the Commission that are incorporated by reference prior to deciding whether to purchase Notes.

RenaissanceRe Holdings Ltd.

RenaissanceRe, the issuer of the 5.750% Senior Notes due 2033 (the “Notes”), is a Bermuda exempted company limited by shares with its registered and principal executive offices located at Renaissance House, 12 Crow Lane, Pembroke HM 19 Bermuda, telephone (441) 295-4513. RenaissanceRe is a global provider of reinsurance and insurance that specializes in matching well-structured risks with efficient sources of capital. We provide property, casualty and specialty reinsurance and certain insurance solutions to customers, principally through intermediaries. Our mission is to match desirable, well-structured risks with efficient sources of capital to achieve our vision of being the best underwriter. We believe that this will allow us to produce superior returns for our shareholders over the long term, and to further our purpose of protecting communities and enabling prosperity. We seek to accomplish these goals by (i) being a trusted, long-term partner to our customers for assessing and managing risk, (ii) delivering responsive and innovative solutions, (iii) leveraging our core capabilities of risk assessment and information management, (iv) investing in these core capabilities in order to serve our customers across market cycles, and (v) keeping our promises.

RenaissanceRe’s core products include property, casualty and specialty reinsurance, and certain insurance products principally distributed through intermediaries, with whom we have cultivated strong long-term relationships. Our strategy focuses on operating as an integrated system of three competitive advantages: superior risk selection, superior customer relationships and superior capital management. We provide value to our customers and partners in the form of financial security, innovative products, and responsive service. We are known as a leader in paying valid claims promptly. There are three principal drivers of profit that generate diversified earnings streams for our business — underwriting income, fee income, and investment income.

We also pursue a number of other opportunities, such as creating and managing our joint ventures and managed funds, executing customized reinsurance transactions to assume or cede risk, and managing certain strategic investments directed at classes of risk other than catastrophe reinsurance. From time to time we consider diversification into new ventures, either through organic growth, the formation of new joint ventures or managed funds, or the acquisition of, or the investment in, other companies or books of business of other companies.

Recent Developments

Validus Acquisition

On May 22, 2023, we entered into a Stock Purchase Agreement (the “Stock Purchase Agreement”) with American International Group, Inc., a Delaware corporation and NYSE-listed company (together with its affiliates and subsidiaries, “AIG”) pursuant to which, upon the terms and subject to the conditions thereof, we agreed to, or to cause one of our subsidiaries to, purchase, acquire and accept from certain subsidiaries of AIG, all of their right, title and interest in the shares of certain direct and indirect subsidiaries of AIG, including Validus Holdings, Ltd. (“Validus Holdings”), and Validus Specialty, LLC (“Validus Specialty”). Substantially all of the assets of Validus Holdings is comprised of its equity interest in its wholly-owned subsidiary, Validus Reinsurance, Ltd. (“Validus Re”), the audited consolidated financial statements of which for the years ended December 31, 2022 and 2021 are incorporated by reference into this prospectus supplement. In the Stock

Purchase Agreement, we also agreed to acquire the renewal rights, records and customer relationships of Talbot Underwriting Ltd., an affiliate of AIG (“Talbot”), a specialty (re)insurance group operating within the Lloyd’s market. The acquisitions under the Stock Purchase Agreement, together with the other transactions contemplated in the Stock Purchase Agreement, are referred to herein as the “Validus Acquisition” and we refer to Validus Holdings, Validus Specialty, and their respective subsidiaries (including Validus Re) herein collectively as “Validus” and their collective businesses as the “Validus Business.”

In connection with the Validus Acquisition, we will pay to AIG aggregate consideration of approximately $2.985 billion, subject to adjustment, consisting of the following: (i) cash consideration of approximately $2.735 billion (the “Base Cash Consideration”); and (ii) a number of our common shares with a value of approximately $250 million, which common shares will be valued at the lower of the public offering price in this offering or the closing price of our common shares on May 22, 2023 (the “Base Common Share Consideration”). We have agreed to enter into a registration rights agreement with AIG in respect of the Base Common Share Consideration prior to the completion of the Validus Acquisition. AIG also has the option to make a substantial investment into our Capital Partners vehicles.

As set forth in the Stock Purchase Agreement, AIG is also entitled to cause certain Validus entities to be acquired by us to pay, prior to the completion of the Validus Acquisition, to AIG entities not being acquired by us, one or more dividends in an aggregate amount equal to the estimated excess tangible book value of all acquired entities above $2.1 billion. The amount of dividend is subject to change based on changes in tangible book value as of the date of the dividend. However, if such dividend fails to receive necessary regulatory approvals to be consummated, AIG will cause such Validus entities to maximize the amount of the estimated excess tangible book value of all acquired entities that can be paid by such dividend, and any remaining amount will be retained by the Validus entities and, following the closing, will be paid to AIG in one or more installments upon receipt of requisite regulatory approvals. The Stock Purchase Agreement also includes a reserve development arrangement on net reserves acquired at closing such that AIG retains 95% of risk and reward on the development of in-force reserves.

The Validus Acquisition, which is currently expected to close during the fourth quarter of 2023, is subject to customary closing conditions, including, among others, (i) the receipt of certain approvals of regulatory authorities and government-sponsored entities, (ii) the approval for listing of certain shares issued to AIG on the New York Stock Exchange, (iii) the contribution by AIG to certain Validus subsidiaries of an aggregate amount in cash equal to the amount by which the estimated tangible book value of the acquired entities is less than $2.1 billion, (iv) the consummation of certain restructuring transactions involving certain of the Validus entities, and (v) the redemption, satisfaction or discharge of certain debt obligations of Validus. There is no financing condition for the Validus Acquisition. The completion of this offering is not contingent on the completion of the Validus Acquisition, and the Validus Acquisition is not contingent on the completion of this offering.

The description of the Stock Purchase Agreement included in this prospectus supplement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Stock Purchase Agreement, a copy of which has been filed as Exhibit 2.1 to our Current Report on Form 8-K, filed with the Commission on May 23, 2023, which is incorporated herein by reference.

In connection with the Validus Acquisition, we also entered into a commitment letter (the “Bridge Commitment Letter”) with Morgan Stanley Senior Funding, Inc. (the “Bridge Lender”). The Bridge Commitment Letter provides for a commitment by the Bridge Lender to provide up to $1.55 billion of loans under a 364-day senior unsecured bridge term loan facility (the “Bridge Loans”) to fund a portion of the cash consideration under the Stock Purchase Agreement and to pay related fees and expenses. Commitments under the Bridge Commitment Letter will be permanently reduced dollar-for-dollar by the net proceeds in the case of certain equity issuances, debt incurrences and asset sales. In addition to this offering, we intend to finance an additional portion of the cash consideration in the Validus Acquisition and related costs and expenses with the net proceeds from the Equity Offering (as defined herein). We may also pursue one or more additional equity issuances and/or debt incurrences to fund the cash portion of the consideration in the Validus Acquisition in lieu of borrowing under the Bridge Loans.

We believe that the Validus Acquisition has several significant strategic benefits for us. We believe that it advances our strategy as a pure-play global property and casualty reinsurer, providing additional scale and increasing our importance with customers and brokers. Through the Validus Acquisition, we expect to gain access to a large, attractive book of reinsurance business that is closely aligned with our existing business mix. We believe the Validus Acquisition can also accelerate our growth in a favorable market, as we believe our increased scale following the Validus Acquisition would position us among the five largest global property and casualty reinsurers. We believe the Validus Acquisition will be immediately accretive to our shareholders upon completion, will increase our gross premiums written by approximately 30%, through expected incremental gross premiums written of approximately $2.7 billion, including approximately $1.8 billion of casualty and specialty gross premiums written expected to book at approximately 95% combined operating ratio, in line with our existing portfolio, and approximately $900 million of property gross premiums written, and will grow our net investment income, with the addition of approximately $4.5 billion of investable assets. We believe that the Validus Acquisition will result in double digit earnings per share accretion on a run rate basis, will be immediately accretive to book value per share and return on equity, and will result in modest initial tangible book value per share dilution offset by significant return on average tangible shareholders’ equity accretion. We also expect the Validus Acquisition to result in material expense synergies within the first two years following completion. At the same time, we intend to deepen our relationship with a core trading partner, AIG, who is one of our five largest clients by premium volume, as the Validus Acquisition provides options for increased future strategic engagement. The statements set forth in this paragraph generally represent our goals and not projections.

Validus

Since its founding in 2005, Validus has evolved from a property catastrophe focused reinsurer to a diversified global reinsurance solutions provider. In July 2018, AIG acquired Validus. Validus is among the world’s largest reinsurers with the financial strength and resources to satisfy the most demanding global clients, while having the ability to provide innovative and client-focused solutions in a complex and evolving marketplace. Validus Re’s head office is in Bermuda, with local offices in North America, United Kingdom, Continental Europe and Asia. Validus has approximately 255 employees.

Validus Holdings was incorporated under the laws of Bermuda on October 19, 2005. Validus Re, a wholly owned subsidiary of Validus Holdings, which comprises substantially all of its assets, was also incorporated under the laws of Bermuda on October 19, 2005. Validus Re is registered as a Class 4 insurer under The Insurance Act 1978 of Bermuda. Validus Re’s subsidiaries include Validus Reinsurance (Switzerland) Ltd. (“VRS”), which is licensed as a reinsurer by FINMA in Switzerland and is also a licensed permit company through its Bermuda branch, which is registered as a Class 4 insurer under The Bermuda Insurance Act; and AlphaCat Managers Ltd., a Bermuda-based investment adviser for a series of insurance-linked securities funds and vehicles.

The Validus strategy has been to be a leader in the global reinsurance markets. Validus aims to use capital efficiently by underwriting a portfolio of reinsurance contracts that maximizes the return on equity subject to prudent risk constraints on the amount of capital that it exposes to any single event.

Validus Re primarily offers treaty reinsurance coverage on a global basis in the property and specialty (including casualty) markets. Validus Re manages underwriting risks through a variety of means, including contract terms, portfolio selection, diversification by lines of business and by geographies, retrocession purchasing, and by using proprietary and commercially available third-party vendor models. Operating from eight offices internationally, Validus Re is able to provide a broad suite of reinsurance products and services, backed by highly rated capital and specialized local knowledge globally. The Validus Acquisition also includes renewal rights to the Talbot reinsurance business, which provides a broad suite of reinsurance products and services.

Financial Highlights from Validus Acquisition

We are incorporating into this prospectus supplement the audited consolidated financial statements of Validus Re for the years ended December 31, 2022 and December 31, 2021, which were included as Exhibit 99.2 to our Current Report on Form 8-K filed with the Commission on May 22, 2023. Selected financial highlights from those financial statements are set forth below. The financial highlights included below and other financial information related to Validus in this prospectus supplement should be read together with the audited consolidated financial statements of Validus Re for the years ended December 31, 2022 and December 31, 2021, which are incorporated herein by reference.

	For the years ended, December 31,
	2022	2021
	(in millions)
Gross premiums written	$3,080	$3,171
Net premiums written	2,529	2,452
Net (loss) income	(90)	108
Combined Ratio	94.4%	101.0%
Total investments and cash	4,694	4,779
Total shareholder’s equity	3,307	3,548

The $3.1 billion in gross premiums written for the year ended December 31, 2022, includes fronted business of $153 million, reinstatement premium of $76 million, and estimated premium income adjustments of $196 million. We would expect to renew $2.7 billion in gross premiums written following the Validus Acquisition, split approximately 11% in credit, 19% in specialty, 35% in property, and 36% in casualty.

As of and for the year ended December 31, 2022, Validus Re had a 63.4% loss ratio and a 94.4% combined ratio, $5.0 billion in gross reserves, or $3.1 billion on a net basis, $4.7 billion in invested assets and cash, and $3.3 billion in unlevered tangible equity. Combined ratio is calculated as (i) the sum of losses and loss expenses, policy acquisition costs, and general and administrative expenses, divided by (ii) net premiums earned. Loss ratio is calculated as (i) losses and loss expenses, divided by (ii) net premiums earned. Validus Re has been assigned financial strength ratings of “A+” by S&P and “A” by AM Best.

As a result of purchase price accounting adjustments in connection with the acquisition, and assuming the Validus Acquisition had been completed on March 31, 2023, we would have expected to record approximately $530 million in total identifiable intangible assets and approximately $80 million in goodwill (reflecting the excess purchase price over fair value).

The audited consolidated financial statements of Validus Re incorporated into this prospectus supplement by reference do not include financial information on all of the entities to be acquired in the Validus Acquisition. Further, we are not providing financial statements of Validus Re for any period after the year ended December 31, 2022. We are also not providing unaudited pro forma financial information with respect to Validus in accordance with Regulation S-X published by the Commission because we are not yet required to do so under such regulations. We will file with the Commission historical financial statements with respect to the businesses we expect to acquire in connection with the Validus Acquisition as well as unaudited pro forma financial information presented in accordance with the requirements of Regulation S-X no later than 71 days after the date that the initial report on Form 8-K disclosing the completion of the Validus Acquisition must be filed. See “Risk Factors — Risks Related to the Validus Acquisition — The historical financial statements of Validus Re incorporated by reference herein are not representative of the future financial position, future results of operations or future cash flows of the Validus Business following the Validus Acquisition.”

The consummation of this offering is not conditioned on the consummation of the Validus Acquisition, and the consummation of the Validus Acquisition is not conditioned on the consummation of this offering. However, subject to the BMA Redemption Requirements (as defined herein), if (i) the consummation of the Validus Acquisition does not occur on or before the Special Mandatory Redemption End Date or (ii) RenaissanceRe notifies the trustee that RenaissanceRe will not pursue the consummation of the Validus Acquisition, RenaissanceRe will be required to redeem the Notes then outstanding at a redemption price equal to 101% of the principal amount of the Notes to be redeemed plus accrued and unpaid interest to, but excluding, the Special Mandatory Redemption Date. See “Description of Notes — Special Mandatory Redemption” in this prospectus supplement.

Equity Offering

In connection with the Validus Acquisition, in addition to the sale of the Notes in connection with this offering, we obtained additional financing to fund the Validus Acquisition and related costs and expenses as described below.

On May 26, 2023, we completed an offering (the “Equity Offering”), by means of a separate prospectus supplement, of 7,245,000 of our common shares, including the underwriters’ option to purchase an additional 945,000 of common shares, at the public offering price of $192.00 per share. We received net proceeds of approximately $1,352 million from the Equity Offering after deducting the underwriting discounts and estimated offering expenses payable by us.

Additional Financing

Subsequent to this offering and the Equity Offering described above, we may pursue other financing opportunities to fund an additional portion of the cash consideration in the Validus Acquisition and related costs and expenses.

The Offering

This section provides a summary of the terms of the Notes. Because the following summary is not complete, you should refer to the indenture among RenaissanceRe, as issuer, and Deutsche Bank Trust Company Americas, as trustee, as supplemented by a second supplemental indenture, for a complete description of the terms of the Notes. You should also refer to the sections entitled “Description of Notes” in this prospectus supplement and “Description of the Debt Securities” in the accompanying prospectus.

Issuer	RenaissanceRe Holdings Ltd.

Securities Offered	$750,000,000 aggregate principal amount of 5.750% Senior Notes due 2033.

Interest Rate	5.750% per year.

Interest Payment Dates	Semi-annually in arrears on each June 5 and December 5, commencing December 5, 2023.

Scheduled Maturity Date	June 5, 2033.

Final Maturity Date	(1) the Scheduled Maturity Date, if, on the Scheduled Maturity Date, the BMA Redemption Requirements (as defined herein) are satisfied, or (2) otherwise, following the Scheduled Maturity Date, the earlier of (A) the date falling ten business days after the BMA Redemption Requirements are satisfied and would continue to be satisfied if such payment were made and (B) the date on which a Winding-Up (as defined herein) of RenaissanceRe occurs.

For the avoidance of doubt, interest shall continue to accrue and be payable for so long as the principal amount of the Notes remains outstanding. In the event the Scheduled Maturity Date and the Final Maturity Date are not the same, failure to repay the Notes on the Scheduled Maturity Date will constitute neither an event of default under the indenture nor a default of any kind and will not give holders of the Notes or the trustee any right to accelerate repayment of the Notes or any other remedies.

If, at any time in the six months prior to the Scheduled Maturity Date, we do not (or would not after giving effect to the repayment of the Notes) satisfy the BMA Redemption Requirements, we will become subject to a “Replacement Capital Obligation” (as defined herein). Under the Replacement Capital Obligation, we would be required to promptly begin using Commercially Reasonable Efforts (as defined herein), subject to the occurrence of a Market Disruption Event (as defined herein), to raise a sufficient amount of proceeds to repay the Notes from issuance of new capital instruments (other than common equity or common equity-linked instruments) having equal or better capital treatment as the Notes under the Group Supervision Rules (as defined herein) (in each case, subject to the terms and conditions described in the “Description of Notes”). If the Replacement Capital Obligation is satisfied, or the BMA Redemption Requirements are satisfied through other means prior to the Scheduled Maturity Date, then the Scheduled Maturity Date will be the Final Maturity Date. Failure to use Commercially Reasonable Efforts to satisfy a Replacement Capital Obligation will not constitute a default or an event of default under the indenture or give rise to a right of acceleration of payment of the Notes or any similar remedy under the terms of the indenture or the Notes, but would constitute a breach of covenant under the indenture for which the sole remedy would be a suit to enforce specific performance of such covenant (subject to the provisions of the indenture described in the “Description of Notes”).

Repayment of the Notes on the Scheduled Maturity Date is obligatory if the BMA Redemption Requirements are satisfied; further, the Replacement Capital Obligation (as defined herein) will not apply if the issuer remains in compliance with the BMA Redemption Requirements during the period beginning six months prior to the Scheduled Maturity Date.

BMA Redemption Requirements	Notwithstanding anything herein to the contrary, (i) the Notes will not be redeemable at any time prior to June 5, 2026 without BMA Approval (as defined herein) and (ii) the Notes will not be redeemable or repaid at any time if the Enhanced Capital Requirement (as defined herein) would be breached immediately before or after giving effect to the redemption or repayment of such Notes, unless, in each case, RenaissanceRe or another member of the Insurance Group immediately replaces the capital represented by the Notes to be redeemed or repaid with capital having equal or better capital treatment as the Notes under the Group Supervision Rules (collectively, the “BMA Redemption Requirements”).

Optional Redemption	Subject to the BMA Redemption Requirements, the Notes will be redeemable at the option of RenaissanceRe at any time as a whole or from time to time in part, at the applicable redemption price and subject to the terms described in “Description of Notes — Redemption — Optional Redemption”. RenaissanceRe may also redeem all of the Notes under the circumstances described under “Description of Notes — Redemption — Redemption for Changes in Withholding Taxes” in this prospectus supplement.

Special Mandatory Redemption	Subject to the BMA Redemption Requirements, if (i) the consummation of the Validus Acquisition does not occur on or before the Special Mandatory Redemption End Date or (ii) RenaissanceRe notifies the trustee that RenaissanceRe will not pursue the consummation of the Validus Acquisition, RenaissanceRe will be required to redeem the Notes then outstanding at a redemption price equal to 101% of the principal amount of the Notes to be redeemed plus accrued and unpaid interest to, but excluding, the Special Mandatory Redemption Date (as defined herein). See “Description of Notes — Special Mandatory Redemption” in this prospectus supplement.

Ranking	The Notes will be senior unsecured obligations of RenaissanceRe Holdings Ltd. and will rank equally in right of payment with all of

RenaissanceRe’s existing and future unsecured and unsubordinated indebtedness from time to time outstanding. The Notes will be effectively subordinated to all existing and future secured obligations of RenaissanceRe to the extent of the security therefor and contractually subordinated to all existing and future obligations of RenaissanceRe’s subsidiaries, including amounts owed to holders of reinsurance and insurance policies issued by its reinsurance and insurance company subsidiaries. On an unconsolidated basis, as of March 31, 2023 (without giving pro forma effect to this offering or the Validus Acquisition), RenaissanceRe had $394.4 million of indebtedness for borrowed money outstanding. As of March 31, 2023 (without giving pro forma effect to this offering or the Validus Acquisition), RenaissanceRe’s subsidiaries had $746.6 million of indebtedness for borrowed money outstanding.

Use of Proceeds	We expect that the net proceeds available to RenaissanceRe, after deducting the underwriting discount and estimated expenses payable by RenaissanceRe, will be approximately $741,927,500. We intend to use the net proceeds from this offering, together with cash on hand and the net proceeds of the Equity Offering to fund a portion of the cash consideration in the Validus Acquisition, to repay related costs and expenses, and for general corporate purposes. The closing of this offering is not contingent upon the closing of the Validus Acquisition. See “Use of Proceeds” in this prospectus supplement. There can be no assurance that we will complete the Validus Acquisition on the terms described herein or at all. Subject to the BMA Redemption Requirements, if (i) the consummation of the Validus Acquisition does not occur on or before the Special Mandatory Redemption End Date or (ii) RenaissanceRe notifies the trustee that RenaissanceRe will not pursue the consummation of the Validus Acquisition, RenaissanceRe will be required to redeem the Notes then outstanding at a redemption price equal to 101% of the principal amount of the Notes to be redeemed plus accrued and unpaid interest to, but excluding, the Special Mandatory Redemption Date (as defined herein). See “Description of Notes — Special Mandatory Redemption” in this prospectus supplement.

Covenants	The Notes contain various covenants, including limitations on mergers, amalgamations and consolidations, restrictions as to the disposition of the stock of designated subsidiaries and limitations on liens on the stock of designated subsidiaries. See “Description of Notes — Certain Covenants” in this prospectus supplement.

Risk Factors	Investing in the Notes involves certain risks. See “Risk Factors” in this prospectus supplement. Further, by acceptance of the Notes, each holder of Notes will be deemed to have acknowledged and agreed that, in accordance with the Group Supervision Rules, the Notes will be unencumbered and will not contain terms or conditions designed to accelerate or induce the insolvency of RenaissanceRe or any member of the Insurance Group.

Form and Denomination	The Notes will be represented by one or more global notes, deposited with the trustee as custodian for The Depository Trust Company and registered in the name of Cede & Co., The Depository Trust Company’s nominee. The Notes will be issued in denominations of $2,000 and integral multiples of $1,000 in excess thereof.

Governing Law	The State of New York.

RISK FACTORS

Your investment in the Notes will involve a degree of risk, including those risks that are described in this section. Before deciding whether an investment in the Notes is suitable for you, you should carefully consider the following risk factors described below, together with other information presented or incorporated by reference in this prospectus supplement, the accompanying prospectus and the risk factors contained in our Annual Report on Form 10-K for the year ended December 31, 2022, which is incorporated herein by reference, and may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future. If any of the risks actually occur, they may materially harm our business, financial condition, operating results or cash flow. The risks and uncertainties described below are not the only ones relevant to an investment in the Notes. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations. If any of these risks actually occurs, our business, financial condition and results of operations could be materially affected. In that case, the value of the Notes could decline substantially. Some statements in this prospectus supplement, including statements in the following risk factors, constitute forward-looking statements. See “Disclosure Regarding Forward-Looking Statements” in this prospectus supplement.

Risks Related to the Validus Acquisition

The Validus Business is subject to many of the same risks we are, and the Validus Acquisition will increase our exposure to many of the risks described under the heading “Risk Factors” set forth in our Annual Report on Form 10-K for the year ended December 31, 2022. In addition to those risks, you should carefully consider the following risks related to the Validus Acquisition. The below risks related to the Validus Acquisition should be read together with the audited consolidated financial statements of Validus Re for the years ended December 31, 2022 and December 31, 2021, which are incorporated herein by reference.

The Validus Acquisition may not be completed within the expected timeframe, or at all.

Completion of the Validus Acquisition is subject to the satisfaction or waiver of a number of conditions precedent, including relevant antitrust and regulatory clearances. Any relevant regulatory agency may refuse or delay its approval or seek to make its approval subject to compliance with unanticipated or onerous conditions. The Validus Acquisition is also subject to a number of other conditions beyond our control that may prevent, delay or otherwise negatively affect its completion. We cannot predict whether and when these other conditions will be satisfied. Failure to complete the Validus Acquisition would, and any delay in completing the Validus Acquisition could, prevent us from realizing the benefits that we expect from the Validus Acquisition. The completion of this offering is not contingent upon the completion of the Validus Acquisition.

Regulatory agencies in certain jurisdictions may impose onerous conditions following the Validus Acquisition.

In certain jurisdictions, although consent may not be required from the relevant regulator, there is a risk that the regulator may impose onerous requirements on us following the Validus Acquisition. These conditions could have the effect, among other things, of imposing significant additional costs, limiting our revenues, requiring divestitures of certain assets, reducing the anticipated benefits of the Validus Acquisition or imposing other operating restrictions.

We may experience difficulties in integrating the Validus Business.

Our ability to achieve the benefits we anticipate from the Validus Acquisition will depend in large part upon whether we are able to integrate the Validus Business into our business in an efficient and effective manner. We may not be able to integrate the Validus Business smoothly or successfully and the process may take longer than expected. The integration of certain operations and the differences in operational culture following the Validus Acquisition will require the dedication of significant management resources, which may distract management’s attention from day-to-day business operations. If we are unable to successfully integrate the operations of the

Validus Business into our business, we may be unable to realize the anticipated benefits we expect to achieve as a result of the Validus Acquisition and our business and results of operations could be adversely affected.

The success with which we are able to integrate the Validus Business will depend on our ability to manage a variety of issues, including the following:

•	Loss of key personnel or higher than expected employee attrition rates could adversely affect the performance of the Validus Business and our ability to integrate it successfully.

•

Customers of the Validus Business may reduce, delay or defer decisions concerning their use of the insurance and reinsurance products and services of the Validus Business as a result of the Validus Acquisition or uncertainties related to the consummation of the Validus Acquisition, including any potential unfamiliarity with our brand in regions where we have not had a significant presence prior to the time of the Validus Acquisition.

•

Integrating the Validus Business with our existing operations will require us to coordinate geographically separated organizations, address possible differences in corporate culture and management philosophies, merge financial processes and risk and compliance procedures and combine separate information technology platforms.

There is the risk that we will be exposed to obligations and liabilities of the Validus Business that are not adequately covered, in amount, scope or duration, by the indemnification provisions in the Stock Purchase Agreement and related agreements or reflected or reserved for in the Validus Business’ historical financial statements, and there is the risk that such historical financial statements may contain errors. We may become exposed to obligations and liabilities that were undiscovered in the course of performing due diligence of the Validus Business in connection with the Validus Acquisition and, therefore, may not be adequately addressed in the Stock Purchase Agreement and related agreements. Any of these liabilities, individually or in the aggregate, could have a material adverse effect on our business, financial condition or results of operations.

We expect to incur significant one-time costs in connection with the Validus Acquisition and the related integration of the Validus Business. The costs and liabilities actually incurred in connection with the Validus Acquisition and subsequent integration process may exceed those anticipated.

The due diligence process that we undertook in connection with the Validus Acquisition may not have revealed all facts that may be relevant in connection with the Validus Acquisition.

In deciding whether to enter into the Stock Purchase Agreement, we conducted the due diligence investigation that we deemed reasonable and appropriate based on the facts and circumstances applicable to the Validus Acquisition. When conducting due diligence, we are required to evaluate important and complex business, financial, tax, accounting, technological, governance, legal and regulatory issues. In addition to our employees, outside consultants, legal advisors and accountants were involved in the due diligence process in varying degrees. Despite our efforts, the results of our due diligence may not be complete and accurate or, even if complete and accurate, may not be sufficient to identify all relevant facts, which could prevent us from realizing the anticipated benefits we expect to achieve as a result of the Validus Acquisition and our business and results of operations could be adversely affected.

Following the Validus Acquisition, our prospects may be materially and adversely affected if we are not able to manage the growth of the Validus Business’ operations successfully.

Future growth of our business and the Validus Business will require, among other things, the continued development of adequate underwriting and claim handling capabilities and skills, sufficient capital base, increased marketing and sales activities, and the hiring and training of new personnel. There can be no assurance that we will be successful in managing future growth. In particular, there may be difficulties in hiring and training sufficient numbers of customer service personnel and agents to keep pace with any future growth in the number of customers in our developing or developed markets. In addition, we may experience difficulties in upgrading, developing and expanding information technology systems quickly enough to accommodate any future growth. If we are unable to manage future growth following the Validus Acquisition, our prospects may be materially and adversely affected.

The historical financial statements of Validus Re incorporated by reference herein are not representative of the future financial position, future results of operations or future cash flows of the Validus Business following the Validus Acquisition.

The financial position, results of operations and cash flows of Validus Re presented in the historical financial statements of Validus Re, which are incorporated by reference in this prospectus supplement, are the financial statements of Validus Re only, and not of all of the Validus entities to be acquired in the Validus Acquisition, and accordingly they do not present a complete picture of the Validus Business. Further, the financial statements of Validus Re incorporated by reference herein are as of and for the year ended December 31, 2022, and do not reflect the financial position, results of operations and cash flows of Validus Re at any point in time subsequent to December 31, 2022, including as of or for the quarter ended March 31, 2023, for which financial statements have not been provided.

Additionally, even with respect to Validus Re, the financial position, results of operations and cash flows presented in the financial statements incorporated by reference herein may be different from those that would have resulted had Validus Re been operated as part of our business and different from those that may result in the future from Validus Re being operated as a part of our business. This is primarily because, among other things:

•	The historical financial information reflects allocation of expenses from AIG. Such allocations may be different from the comparable expenses Validus Re would have incurred as part of our business.

•

Certain factors resulting from the Validus Acquisition will impact the financial position, results of operations and cash flows of Validus Re as a result of Validus Re being operated as a part of our business, including, but not limited to, fair value adjustments, policy differences, the price of our common shares and tax impacts.

Accordingly, the historical financial statements of Validus Re incorporated by reference herein should not be viewed as indicative of the future financial position, future results of operations or future cash flows of Validus Re following the Validus Acquisition, or as indicative of the financial position, results of operations or cash flows of the Validus Business for any period.

Increased debt obligations as a result of the Validus Acquisition could have negative consequences.

In addition to this offering, we also entered into the Bridge Commitment Letter pursuant to which the Bridge Lender committed to provide the Bridge Loans, subject to the terms of the Bridge Commitment Letter. To the extent we issue the Notes and/or incur indebtedness under the Bridge Loans to fund a portion of the cash consideration in the Validus Acquisition, our increased debt obligations could have negative consequences, including:

•	Making us more vulnerable to general adverse economic and industry conditions;

•	Requiring us to dedicate increased cash flow from operations to the payment of principal and interest on our debt, thereby reducing the funds we have available for other purposes;

•	Reducing our ability to execute on our strategy and reducing our flexibility in planning for or reacting to changes in our business and market conditions; and

•	Limiting our access to capital markets such that additional capital may not be available or may only be available on unfavorable terms.

The issuance of common shares to AIG in connection with the Validus Acquisition will have a dilutive impact on our shareholders.

We have agreed to issue to AIG the Base Common Share Consideration at the completion of the Validus Acquisition, as described elsewhere in this prospectus supplement. See “Summary — Recent Developments — Validus Acquisition.” As a result of this issuance, if the Validus Acquisition occurs, more of our common shares will be outstanding and each of our existing shareholders will own a smaller percentage of our common shares then outstanding.

Risks Relating to the Notes

Subject to the BMA Redemption Requirements, if we do not complete the Validus Acquisition on or before the Special Mandatory Redemption End Date or we notify the trustee that we will not pursue the consummation of the Validus Acquisition, we will be required to redeem the Notes then outstanding and may not have or be able to obtain all the funds necessary to redeem such Notes. In addition, if we are required to redeem such Notes, you may not obtain your expected return on the redeemed Notes.

Our ability to consummate the Validus Acquisition is subject to various closing conditions, many of which are beyond our control, and we may not be able to consummate the Validus Acquisition within the timeframe specified in “Description of Notes — Special Mandatory Redemption” or at all. See “— Risks Related to the Validus Acquisition — The Validus Acquisition may not be completed within the expected timeframe, or at all.”

Subject to the BMA Redemption Requirements, if (i) the consummation of the Validus Acquisition does not occur on or before the Special Mandatory Redemption End Date or (ii) we notify the trustee that we will not pursue the consummation of the Validus Acquisition, we will be required to redeem the Notes then outstanding at a redemption price equal to 101% of the principal amount of the Notes to be redeemed plus accrued and unpaid interest to, but excluding, the Special Mandatory Redemption Date. However, there is no escrow account or security interest for the benefit of the noteholders, and it is possible that we will not satisfy the BMA Redemption Requirements or have sufficient financial resources available to satisfy our obligations to redeem the Notes required to be redeemed in connection with the Special Mandatory Redemption (as defined herein).

In addition, even if we are able to redeem such Notes pursuant to the provisions relating to the Special Mandatory Redemption, you may not obtain your expected return on the Notes to be redeemed in connection therewith and may not be able to reinvest the proceeds from the Special Mandatory Redemption in an investment that results in a comparable return. Your decision to invest in such Notes is made at the time of the offering of such notes. You will have no rights under the provisions relating to the Special Mandatory Redemption as long as the Validus Acquisition is consummated on or prior to the Special Mandatory Redemption End Date, nor will you have any right to require us to repurchase your Notes if, between the closing of this offering and the closing of the Validus Acquisition, we experience any changes (including any material changes) in our business or financial condition or if the terms of the Validus Acquisition or financing thereof change (including in material respects).

We will be required to defer payment of the principal amount of the Notes beyond the Scheduled Maturity Date if the BMA Redemption Requirements are not satisfied with respect to the Notes on such date.

You may be required to bear the financial risks of an investment in the Notes beyond the Scheduled Maturity Date for the Notes. We will be required to defer payment of the principal amount of the Notes beyond the Scheduled Maturity Date for the Notes if the BMA Redemption Requirements with respect to the Notes are not met on such date. Any such deferral could last for an indefinite period of time. The BMA Redemption Requirements include the requirement that (a) we have sufficient capital to satisfy the Enhanced Capital Requirement and (b) we would have sufficient capital to satisfy the Enhanced Capital Requirement after giving effect to the repayment of the Notes. If the payment of the principal amount of the Notes is deferred on the Scheduled Maturity Date because of the failure to satisfy the BMA Redemption Requirements with respect to the

Notes, you will only be entitled to receive the principal amount of your Notes after we have determined that the BMA Redemption Requirements with respect to the Notes have been met. Holders will have no remedies against us for nonpayment as a result of a failure to meet the BMA Redemption Requirements. See “Description of Notes — Principal and Interest” in this prospectus supplement. Although we may be required in certain circumstances, including if the BMA Redemption Requirements are not met as of the Solvency Test Date (as defined herein) or any date thereafter and prior to the Scheduled Maturity Date or the Final Maturity Date, as may be applicable, to use Commercially Reasonable Efforts (as defined herein) to raise proceeds from the issuance of Qualifying Securities (as defined herein) in an amount at least equal to the principal amount of the Notes due to be repaid, such issuance would be subject to market and other conditions and there can be no assurance that we would be able to issue such Qualifying Securities at such time. Failure to use such Commercially Reasonable Efforts will not constitute a default or an event of default or give rise to a right of acceleration of payment of the Notes or any similar remedy under the terms of the indenture or the Notes, but may constitute a breach of covenant under the indenture for which the sole remedy would be a suit to enforce specific performance of such covenant (subject to the provisions of the indenture described under “Description of Notes” in this prospectus supplement).

An active trading market for the Notes may not develop.

The Notes constitute a new issue of securities with no established trading market. We cannot assure you that an active market for the Notes will develop or be sustained or that holders of the Notes will be able to sell their Notes at favorable prices or at all. Although the underwriters have indicated to us that they intend to make a market in the Notes, as permitted by applicable laws and regulations, they are not obligated to do so and may discontinue any such market-making at any time without notice. Accordingly, we cannot give any assurance as to the liquidity of, or trading markets for, the Notes. The Notes are not listed, and we do not plan to apply to list the Notes on any securities exchange or to include them in any automated quotation system.

If a trading market does develop, changes in our credit rating or the financial markets could adversely affect the market price of the Notes.

The market price for the Notes will depend on many factors, including, among others:

•	our credit ratings with major credit rating agencies;

•	the prevailing interest rates being paid by other companies similar to us;

•	our financial condition, financial performance and future prospects; and

•	the overall condition of the financial markets.

The condition of the financial markets and prevailing interest rates have fluctuated in the past and are likely to fluctuate in the future. Such fluctuations could have an adverse effect on the market price of the Notes.

In addition, credit rating agencies continually review their ratings for the companies that they follow, including us. The credit rating agencies also evaluate the insurance industry as a whole and may change their credit rating for us based on their overall view of our industry. A negative change in our rating could have an adverse effect on the market price of the Notes.

Failure to comply with restrictive covenants contained in the indenture governing the Notes or agreements governing any other existing or future indebtedness could trigger prepayment obligations, which could adversely affect our and our subsidiaries’ business, financial condition and results of operations.

The indenture governing the Notes contains covenants that impose restrictions on us with respect to, among other things, the incurrence of liens on, and the disposition of, the capital stock of certain of our subsidiaries. In addition, the indenture governing the Notes requires us to file with the trustee copies of annual, quarterly and current reports which we are required to file with the Commission. We and certain of our subsidiaries are also required to comply with certain covenants set forth in our existing credit facilities and in other existing financing agreements and any debt agreements we and our subsidiaries may enter into in the future. Failure to comply with any of such covenants could result in an event of default under the applicable agreements governing such indebtedness, which could, if not cured or waived, result in us or certain of our subsidiaries being required to repay such indebtedness. As a result, we and our subsidiaries’ business, financial condition, results of operations and liquidity could be adversely affected.

Our credit ratings may not reflect all risks of an investment in the Notes and there is no protection in the indenture for holders of the Notes in the event of a ratings downgrade.

Our credit ratings are an assessment of our ability to pay our obligations. Credit ratings are not a recommendation to buy, sell or hold any security, and may be revised or withdrawn at any time by the rating organization in its sole discretion. Consequently, real or anticipated changes in our credit ratings will generally affect the market value of the Notes. Our credit ratings, however, may not reflect the potential impact of risks related to the structure of the Notes or market or other factors discussed in this prospectus supplement on the value of the Notes. Neither us nor any underwriter has any obligation to the holders of Notes to maintain any credit ratings or to advise holders of Notes of any change in its credit ratings and there is no requirement in the indenture governing the Notes to maintain a rating on the Notes. Each agency’s rating should be evaluated independently of any other agency’s rating.

The Notes are obligations of ours and not of our operating subsidiaries and will be contractually subordinated to the claims of our operating subsidiaries’ policyholders and creditors.

The Notes are an obligation of ours and not of our subsidiaries. We are a holding company and, accordingly, we conduct substantially all of our operations through our operating subsidiaries. As a result, our cash flow and our ability to service our debt depends upon the earnings of our operating subsidiaries and on the distribution of earnings, loans or other payments from such subsidiaries to us. See the risk factor entitled “Because we are a holding company, we are dependent on dividends and payments from our subsidiaries” in “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2022, which is incorporated by reference herein.

Our operating subsidiaries are separate and distinct legal entities and have no obligation to pay any amounts due on the Notes or to provide us with funds for their respective payment obligations, whether by dividends, distributions, loans or other payments. In addition to being limited by the financial condition and operating requirements of such subsidiaries, any payment of dividends, distributions, loans or advances by our subsidiaries to us could be subject to statutory or contractual restrictions. Moreover, since certain of our subsidiaries are insurance companies, their ability to pay dividends to us is subject to regulatory limitations. See “Business — Regulation” in RenaissanceRe’s Annual Report on Form 10-K for the year ended December 31, 2022, which is incorporated into this prospectus supplement by reference.

Our right to receive any assets of any of our respective subsidiaries upon liquidation or reorganization of such subsidiaries, and therefore the rights of the holders of the Notes, respectively, to participate in those assets, will be contractually subordinated to the claims of such subsidiary’s policyholders and creditors. In addition, even if we were a creditor of any of their respective subsidiaries, our rights as a creditor could be subordinate to policyholder obligations under policies written by such subsidiaries and would be subordinate to any security interest in the assets of such subsidiaries and any indebtedness of such subsidiaries senior to that held by it.

Your right to receive payments on the Notes is effectively subordinated to those lenders who have a security interest in our assets.

The Notes are unsecured. In the future, we may incur indebtedness that is secured by certain or substantially all of our respective tangible and intangible assets, including the equity interests of each of our existing and future subsidiaries. If we were unable to repay any such secured indebtedness, the creditors of such obligations could foreclose on the pledged assets to the exclusion of holders of the Notes, even if an event of default exists under the Indenture at such time. In any such event, because the Notes and the Indenture are unsecured, it is possible that there would be no assets remaining from which your claims could be satisfied or, if any assets remained, they might be insufficient to fully satisfy your claims.

We may, subject to the BMA Redemption Requirements, at our option, redeem the Notes prior to the Final Maturity Date and you may not be able to reinvest in a comparable security.

We may, at our option, redeem some or all of the Notes at any time or from time to time at the applicable redemption price and subject to the terms described in “Description of Notes — Redemption — Optional Redemption.” We may also redeem the Notes in certain circumstances as described under “Description of Notes — Redemption — Redemption for Changes in Withholding Taxes” in this prospectus supplement. If we choose to redeem your Notes, you may not be able to reinvest the redemption proceeds in a comparable security at an effective interest rate as high as the interest rate on the Notes. This redemption right also may adversely impact your ability to sell your Notes as the optional redemption date or period approaches. In addition, the redemption of the Notes may be a taxable event to you for U.S. federal income tax purposes.

The indenture governing the Notes will differ from indentures governing certain of our other existing series of senior notes.

The indenture governing the Notes reflects certain prescribed changes to the covenants (including the covenant described under “Description of Notes—Certain Covenants—Limitation on Liens on Stock of Designated Subsidiaries” in this prospectus supplement) and redemption and other provisions of the indentures governing certain of our other existing series of senior notes in order to comply with applicable regulatory capital requirements of the Bermuda Monetary Authority.

The indenture governing the Notes does not prohibit the incurrence of indebtedness by us or any fundamental change of ours.

The indenture governing the Notes does not limit the amount of indebtedness and other liabilities that we or our respective subsidiaries can incur, including additional senior debt issued by us under the indenture governing the Notes, debt incurred by us or our subsidiaries by becoming a guarantor or co-obligor of existing indebtedness of affiliated entities, and debt that is secured, other than as described in “Description of Notes — Certain Covenants — Limitation on Liens on Stock of Designated Subsidiaries” in this prospectus supplement.

On an unconsolidated basis, as of March 31, 2023 (without giving pro forma effect to this offering or the Validus Acquisition), RenaissanceRe had $394.4 million of indebtedness for borrowed money outstanding. As of March 31, 2023 (without giving pro forma effect to this offering or the Validus Acquisition), RenaissanceRe’s subsidiaries had $746.6 million of indebtedness for borrowed money outstanding.

If we or our subsidiaries incur additional debt or liabilities, our ability to pay our obligations on the Notes could be adversely affected. We and our subsidiaries expect that we will from time to time incur additional debt and other liabilities. In addition, we and our subsidiaries are not restricted under the indenture governing the Notes from entering into affiliate transactions, issuing or repurchasing securities or paying dividends on, or making distributions in respect of, securities.

Except as described under “Description of Notes — Certain Covenants — Limitation on Disposition of Stock of Designated Subsidiaries” and under “Description of Notes — Certain Covenants — Consolidation, Amalgamation, Merger and Sale of Assets” in this prospectus supplement, the indenture does not contain any provisions that would afford holders of the Notes protection in the event of (i) a highly leveraged or similar transaction involving us or our respective affiliates, (ii) a change of control or (iii) a reorganization, restructuring, merger, amalgamation or similar transaction that may adversely affect the holders of the Notes, including a merger of us into one of our subsidiaries or a sale or distribution of substantially all of our assets to one of our subsidiaries. The indenture governing the Notes does not require us to offer to purchase the Notes in connection with a change of control or require that we or our subsidiaries adhere to any financial tests or ratios or specified levels of net worth. There are no financial covenants in the indenture.

In addition, subject to the limitations set forth under “Description of Notes—Certain Covenants—Consolidation, Amalgamation, Merger and Sale of Assets” in this prospectus supplement, we may, in the future, enter into certain transactions such as the sale of all or substantially all of our respective assets or the merger, amalgamation or consolidation with another entity that would increase the amount of our respective indebtedness or substantially reduce or eliminate our respective assets, which may have an adverse effect on our ability to service our indebtedness, including the Notes. Finally, the limitations in the indenture on liens on shares of capital stock of any Designated Subsidiary will not apply to liens (or any extension, renewal or replacement thereof) on shares of capital stock or indebtedness of or acquired from a person that is merged or consolidated with or into, or is otherwise acquired by, RenaissanceRe or any Designated Subsidiary. See “Description of Notes—Certain Covenants—Limitation on Liens of Stock of Designated Subsidiaries” in this prospectus supplement.

As a result of the foregoing, when evaluating the terms of the Notes, you should be aware that the terms of the indenture do not restrict our and the ability of our subsidiaries to engage in, or to otherwise be a party to, a variety of corporate transactions, circumstances and events that could have an adverse impact on your investment in the Notes.

We may not have the ability to raise the funds necessary to pay the principal of or interest on the Notes.

On the Final Maturity Date, the entire principal amount of the Notes then outstanding, plus any accrued and unpaid interest, will become due and payable. We must pay interest in cash on the Notes on June 5 and December 5 of each year, commencing on December 5, 2023. On such date, we may not have enough available cash or be able to obtain sufficient financing, on favorable terms, or at all, at the time we are required to make such payments. Furthermore, our ability to make such payments may be limited by law, regulatory authorities, our existing credit facilities, other existing financing agreements, or any debt agreements we and our subsidiaries may enter into in the future. Our failure to pay interest when due, if uncured for 90 days, or our failure to pay the principal amount when due, other than if we are required to postpone payment due to failure to satisfy the BMA Redemption Requirements, will constitute an event of default under the Indenture governing the Notes. A default under the Indenture could also lead to a default under our existing credit facilities, other existing financing agreements, or any debt agreements we and our subsidiaries may enter into in the future. If the repayment of indebtedness under such facilities or agreements is accelerated as a result, then we may not have sufficient funds to repay such indebtedness or to pay the then outstanding principal amount of or accrued and unpaid interest on the Notes.

The Notes may not constitute Tier 3 Capital.

We have applied for, and expect to receive from the BMA, approval which will permit the Notes to qualify as Tier 3 Capital under the Group Supervision Rules (subject to any applicable limitations on the amount of such capital). However, there is a risk that, following any change to the Group Supervision Rules, the Notes will cease to qualify as Tier 3 Capital of RenaissanceRe or the Insurance Group (whether on an individual, group or consolidated basis). Under such circumstances, we may be required to raise additional capital that would constitute Tier 3 Capital or better capital treatment under the Group Rules (as defined herein) at such time. Any such capital raise would be subject to market and other conditions, and there can be no assurance that we would be able to raise such capital when needed.

USE OF PROCEEDS

We expect that the net proceeds available to RenaissanceRe, after deducting the underwriting discount and estimated expenses payable by RenaissanceRe, will be approximately $741,927,500. We intend to use the net proceeds from this offering, together with cash on hand and the net proceeds of the Equity Offering, to fund a portion of the cash consideration in the Validus Acquisition, to pay related costs and expenses, and for general corporate purposes. See “Summary — Recent Developments — Validus Acquisition” in this prospectus supplement for information regarding the Validus Acquisition.

The closing of this offering is not conditioned on the consummation of the Validus Acquisition, and the closing of the Validus Acquisition is not conditioned on the consummation of this offering, and there can be no assurance that we will consummate the Validus Acquisition on the terms described herein or at all. Subject to the BMA Redemption Requirements, if (i) the consummation of the Validus Acquisition does not occur on or before the Special Mandatory Redemption End Date or (ii) RenaissanceRe notifies the trustee that RenaissanceRe will not pursue the consummation of the Validus Acquisition, RenaissanceRe will be required to redeem the Notes then outstanding at a redemption price equal to 101% of the principal amount of the Notes to be redeemed plus accrued and unpaid interest to, but excluding, the Special Mandatory Redemption Date. See “Description of Notes — Special Mandatory Redemption” in this prospectus supplement.

CAPITALIZATION

The following table sets forth RenaissanceRe’s consolidated capitalization at March 31, 2023 on (1) a historical basis and (2) as adjusted to give effect to the estimated gross proceeds from:

•	this offering, after deducting estimated underwriting discounts in this offering and estimated offering expenses payable by us; and

•

the sale of 7,245,000 of our common shares in the Equity Offering at a public offering price of $192.00 per share on May 26, 2023, after deducting estimated underwriting discounts in such offering and estimated offering expenses payable by us.

The information in this table is illustrative only and our capitalization following the completion of this offering will be adjusted based on the actual terms of this offering determined at pricing. This table should be read in conjunction with RenaissanceRe’s consolidated financial statements and related notes thereto and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” both of which can be found in RenaissanceRe’s Annual Report on Form 10-K for the year ended December 31, 2022 and RenaissanceRe’s Quarterly Report on Form 10-Q for the three months ended March 31, 2023, which reports are incorporated into this prospectus supplement by reference.

The following table does not give effect to any other incurrence of indebtedness that we may incur to finance a portion of the cash consideration in the Validus Acquisition and related fees and expenses. It also does not give effect to the Validus Acquisition or any indebtedness incurred in connection therewith (including the Bridge Loans), other than the Notes. See “Summary — Recent Developments — Validus Acquisition.”

	At March 31, 2023
(in millions, except percentages)	Actual	As Adjusted
Debt
RenaissanceRe revolving credit facility(1)	$—	$—
3.700% Senior Notes due 2025	299.3	299.3
4.750% Senior Notes due 2025 (DaVinciRe)(2)	149.4	149.4
3.450% Senior Notes due 2027	297.9	297.9
3.600% Senior Notes due 2029	394.4	394.4
5.750% Senior Notes due 2033 offered hereby	—	741.9
Total debt	1,141.0	1,882.9
Shareholders’ equity
Series F preference shares	250.0	250.0
Series G preference shares	500.0	500.0
Common shareholders’ equity	5,115.5	6,467.5

Total shareholders’ equity	5,865.5	7,217.5

Total Capitalization	$7,006.5	$9,100.5

Ratio of total debt to total capitalization	16.3%	20.7%

(1)

RenaissanceRe is party to a $500 million unsecured revolving credit facility, of which none was drawn at March 31, 2023. This facility is with a syndicate of commercial banks, including certain of the underwriters and/or their respective affiliates.

(2)

RenaissanceRe owns a non-controlling economic interest in its joint venture DaVinciRe Holdings Ltd., the parent of DaVinci Reinsurance Ltd. (“DaVinci”), which we refer to in this prospectus supplement as DaVinciRe. Because RenaissanceRe controls a majority of DaVinciRe’s outstanding voting rights, the consolidated financial statements of DaVinciRe are included in the consolidated financial statements of RenaissanceRe. However, RenaissanceRe does not guarantee or provide credit support for DaVinciRe and RenaissanceRe’s financial exposure to DaVinciRe is limited to its investment in DaVinciRe’s shares and counterparty credit risk arising from reinsurance transactions.

DESCRIPTION OF NOTES

The following description of the specific terms of the Notes that RenaissanceRe is offering supplements the description of the general terms and provisions of the senior debt securities set forth in the accompanying prospectus under the caption “Description of the Debt Securities”.

The Notes constitute a series of debt securities, which are more fully described in the accompanying prospectus, to be issued pursuant to an indenture among RenaissanceRe, as issuer, and Deutsche Bank Trust Company Americas, as trustee, as supplemented by a second supplemental indenture among RenaissanceRe, as issuer, and Deutsche Bank Trust Company Americas, as trustee, which we refer to in this prospectus supplement, collectively, as the “Indenture.” The terms of the Notes include those provisions contained in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended, which we refer to in this prospectus supplement as the “Trust Indenture Act.” The Notes are subject to all such terms, and holders of Notes are referred to the Indenture and the Trust Indenture Act for a statement of such terms. The following summaries of certain provisions of the Indenture do not purport to be complete and are subject to and qualified in their entirety by reference to the Indenture, including the definitions in the Indenture of certain terms used below.

General

The Notes will be senior, unsecured obligations of RenaissanceRe and will rank equally in right of payment with all of RenaissanceRe’s existing and future unsecured and unsubordinated indebtedness from time to time outstanding. However, the Notes will be effectively subordinated to all existing and future secured obligations of RenaissanceRe to the extent of the security therefor and contractually subordinated to all obligations of RenaissanceRe’s existing and future subsidiaries, including amounts owed to holders of reinsurance and insurance policies issued by its reinsurance and insurance company subsidiaries.

On an unconsolidated basis, as of March 31, 2023 (without giving pro forma effect to this offering or the Validus Acquisition), RenaissanceRe had $394.4 million of indebtedness for borrowed money outstanding. As of March 31, 2023 (without giving pro forma effect to this offering or the Validus Acquisition), RenaissanceRe’s subsidiaries had $746.6 million of indebtedness for borrowed money outstanding.

The Notes are scheduled to mature on June 5, 2033. The Notes will be initially issued through The Depository Trust Company, which we refer to in this prospectus supplement as “DTC”, in fully registered form without coupons, in denominations of $2,000 and integral multiples of $1,000 in excess thereof, except under the limited circumstances described below under “—Delivery and Form”. The Notes will initially be limited in aggregate principal amount to $750,000,000. On one or more occasions after the sale of the Notes, RenaissanceRe may issue additional notes under the Indenture having substantially identical terms to the Notes offered hereby (except for the issue date, public offering price and, if applicable, the initial interest payment date), but if any additional notes are not fungible with the originally issued Notes for United States federal income tax purposes, the additional notes will have a separate CUSIP number. The Notes and any such additional notes subsequently issued under the Indenture will be treated as a single class for all purposes under the Indenture, including, without limitation, waivers, amendments and redemptions.

In accordance with Insurance (Group Supervision) Rules 2011, the Notes are unencumbered and do not give rise to a right of set-off against the claims and obligations of RenaissanceRe or any insurance subsidiary thereof to an investor or creditor. By purchasing the Notes, each holder of the Notes is deemed to agree and acknowledge that no security or encumbrance of any kind is, or will at any time be, provided by RenaissanceRe or any of its affiliates to secure the rights of holders of the Notes. The Notes will not in any way give rise to any rights of set-off, recoupments or counterclaims against any claims and obligations of RenaissanceRe or its regulated operating subsidiaries to any person in whose names the Notes are registered or any creditor of RenaissanceRe or its regulated operating subsidiaries. By acceptance of the Notes, each holder of Notes will be deemed, to the extent permitted by law, to have waived any right of set-off or counter-claim in respect of any amount owed to it by RenaissanceRe or the Insurance Group arising under or in connection with the Notes and each noteholder shall, by virtue of being the holder of any Notes, be deemed, to the extent permitted by law, to have waived all such rights of set-off or counter-claim.

Principal and Interest

RenaissanceRe will pay interest on the Notes at a rate of 5.750% per year semi-annually in arrears on June 5 and December 5 of each year, commencing on December 5, 2023, to the persons in whose names the Notes are registered at the close of business on May 21 or November 20, as the case may be (whether or not a Business Day (as defined in the Indenture)), immediately preceding the relevant interest payment date. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

If any interest payment date falls on a day that is not a Business Day, the interest payment will be postponed to the next day that is a Business Day, and no interest on such payment will accrue for the period from and after such interest payment date. If the Final Maturity Date falls on a day that is not a Business Day, the payment of interest and principal may be made on the next succeeding Business Day, and no interest on such payment will accrue for the period from and after the Final Maturity Date. Interest payments for the Notes will include accrued interest from and including the date of issue or from and including the last date in respect of which interest has been paid, as the case may be, to, but excluding, the applicable interest payment date or Final Maturity Date, as the case may be. Interest on the Notes for which the Redemption Date (as defined herein) is after a regular record date and on or before the following interest payment date will also be payable to the persons in whose names the Notes are so registered.

Maturity

Unless the Notes are redeemed prior to maturity, the Notes will mature and the principal amount of the Notes will become payable on the Final Maturity Date, at a price equal to the principal amount thereof, together with accrued and unpaid interest on the Notes to, but excluding, the Final Maturity Date. The “Final Maturity Date” means (i) the Scheduled Maturity Date, if, on the Scheduled Maturity Date, the BMA Redemption Requirements (as defined herein) are satisfied, or (ii) otherwise, following the Scheduled Maturity Date, the earlier of (A) the date falling ten business days after the BMA Redemption Requirements are satisfied and would continue to be satisfied if such payment were made and (B) the date on which a Winding-Up (as defined herein) of RenaissanceRe occurs.

Repayment of the Notes on the Scheduled Maturity Date is obligatory if the BMA Redemption Requirements are satisfied; further, the Replacement Capital Obligation (as defined herein) will not apply if the issuer remains in compliance with the BMA Redemption Requirements during the period beginning six months prior to the Scheduled Maturity Date.

For the avoidance of doubt, interest shall continue to accrue and be payable for so long as the principal amount of the Notes remains outstanding. In the event the Scheduled Maturity Date and the Final Maturity Date are not the same, failure to repay the Notes on the Scheduled Maturity Date will constitute neither an event of default under the indenture nor a default of any kind and will not give holders of the Notes or the trustee any right to accelerate repayment of the Notes or any other remedies.

The indenture will provide that if, with respect to the Notes:

(i)

as of the Solvency Test Date (as defined herein) or any date thereafter and including on the applicable Scheduled Maturity Date or the Final Maturity Date, as may be applicable, we (A) do not have sufficient capital to satisfy the Enhanced Capital Requirement (the “First ECR Condition”) or (B) would not have sufficient capital to satisfy the Enhanced Capital Requirement after giving effect to the repayment of the Notes (the “Second ECR Condition” and, together with the First ECR Condition, each an “ECR Condition”), we will be required to promptly begin using Commercially Reasonable Efforts (as defined herein), subject to the existence of a Market Disruption Event (as defined herein), to raise proceeds from the issuance of Qualifying Securities (as defined herein) in an amount at least equal to the principal amount of the Notes due to be repaid (the “Replacement Capital Obligation”);

(ii)

on or after the Solvency Test Date and prior to the Scheduled Maturity Date, we are unable to satisfy any ECR Condition, we shall, within 10 business days of the principal executive officer or the principal financial officer of RenaissanceRe becoming aware of our inability to so satisfy such ECR Condition, notify the trustee in writing of such inability (and direct the trustee to transmit such notice to the holders of the Notes); provided, however, that we shall provide any such notice no later than the business day immediately preceding the Scheduled Maturity Date; and

(iii)

the Scheduled Maturity Date and Final Maturity Date are not the same, after a Final Maturity Date has been established, then (A) we shall promptly notify the trustee in writing of such Final Maturity Date (and direct the trustee to transmit such notice to the holders of the Notes); and (B) if we will then be unable to satisfy any ECR Condition as of such Final Maturity Date, we shall, promptly after the principal executive officer or the principal financial officer of RenaissanceRe becomes aware of our inability to so satisfy such ECR Condition, notify the trustee in writing of such inability (and direct the trustee to transmit such notice to the holders of the Notes); provided, however, that we shall provide any such notice no later than the business day immediately preceding such Final Maturity Date.

If a successful issuance of Qualifying Securities satisfying the Replacement Capital Obligation occurs after the Solvency Test Date, but prior to the Scheduled Maturity Date or the Final Maturity Date, as may be applicable (an “RCO Satisfying Issuance”), then (i) such RCO Satisfying Issuance will constitute an issuance of replacement capital in satisfaction of the BMA Redemption Requirements for redemptions or repayments occurring prior to or on the Scheduled Maturity Date or the Final Maturity Date, as may be applicable, and (ii) we shall promptly notify the trustee of such RCO Satisfying Issuance in writing (and direct the trustee to transmit such notice to the holders of the Notes). Subject to the prior sentence, the Replacement Capital Obligation will continue to apply until the earliest of (i) an applicable RCO Satisfying Issuance, (ii) the BMA Redemption Requirements being satisfied by means other than an RCO Satisfying Issuance; provided that, if the BMA Redemption Requirements cease to be satisfied prior to the Final Maturity Date, the Replacement Capital Obligation will be reinstated or (iii) the occurrence of an event of default. Accordingly, the Replacement Capital Obligation will cease to apply if we are able to restore our compliance with the Enhanced Capital Requirement, after giving effect to repayment of the Notes, by a means other than the issuance of Qualifying Securities or with an issuance of Qualifying Securities that is less than the principal amount of the Notes, subject to the reinstatement of the Replacement Capital Obligation as described in the preceding sentence.

Although our failure to use Commercially Reasonable Efforts to raise sufficient proceeds from the issuance of Qualifying Securities to satisfy the Replacement Capital Obligation, subject to the existence of a Market Disruption Event, would constitute a breach of a covenant under the indenture (a “Replacement Capital Obligation Default”), it will not in any case constitute a default or an event of default under the indenture or give rise to a right of acceleration of payment of the Notes or any other remedy under the terms of the indenture or the Notes. The sole remedy for a breach of such covenant is for the trustee (at the direction of the required holders) or the holders of at least 25% in aggregate principal amount of the Notes (provided that no holder of the Notes may pursue any such remedy under the indenture unless the trustee will have failed to act after, among other things, notice of a breach of such covenant and request by holders of at least 25% in principal amount of the Notes have requested the trustee to bring suit and offered to the trustee indemnity reasonably satisfactory to it) to bring suit for specific performance of our obligations with respect to such covenant to use such Commercially Reasonable Efforts with respect to the Replacement Capital Obligation.

For the avoidance of doubt, the Replacement Capital Obligation will not apply at any time while the Enhanced Capital Requirement is satisfied, and if we would continue to satisfy the Enhanced Capital Requirement after giving effect to a redemption or repayment of the Notes on the Scheduled Maturity Date or the Final Maturity Date, as may be applicable.

As used herein:

“Commercially Reasonable Efforts” means commercially reasonable efforts consistent with the efforts of a comparable third party in our industry operating under similar circumstances in the carrying out of obligations to complete the offer and sale of Qualifying Securities, subject to the existence of a Market Disruption Event, in an amount necessary to satisfy the Replacement Capital Obligation, to third parties that are not our subsidiaries in either public offerings or private placements.

“Qualifying Securities” means any securities (other than our common shares, rights to purchase our common shares and securities convertible into or exchangeable for our common shares, such as preference shares that are convertible into our common shares) having equal or better capital treatment as the capital represented by the Notes under the Group Supervision Rules (as defined herein).

“Solvency Test Date” means December 5, 2032 (being the date that is six months prior to the Scheduled Maturity Date).

“Winding-Up” will occur, with respect to any person, if: (i) at any time an order is made, or an effective resolution is passed, for the winding-up of such person (except, in any such case, a solvent winding-up solely for the purpose of a reorganization, merger or amalgamation or the substitution in place of such person of a successor in business of such person, the terms of which reorganization, merger, amalgamation or substitution (A) have previously been approved in writing by the holders of a majority in aggregate principal amount of the outstanding Notes and (B) do not provide that the Notes or any amount in respect thereof shall thereby become payable); or (ii) an administrator of such person is appointed and such administrator gives notice that it intends to declare and distribute a dividend.

Market Disruption Event

A “Market Disruption Event” means the occurrence or existence of any of the following events or sets of circumstances:

•

trading in securities generally (or in our common shares, preference shares or other securities specifically) on the New York Stock Exchange, any other U.S. national or international securities exchange or over-the-counter market on which our common shares and/or preference shares and/or other securities are then listed or traded shall have been suspended or settlement on any such exchange generally shall have been materially disrupted or minimum prices shall have been established on any such exchange or market by the relevant exchange or by any other regulatory body or governmental agency having jurisdiction, and the establishment of such minimum prices materially disrupts or otherwise has a material adverse effect on trading in, or the issuance and sale of, Qualifying Securities;

•

we would be required to obtain the consent or approval of our common or preference shareholders (to the extent required) or of a regulatory body (including, without limitation, any securities exchange) or governmental authority to issue or sell Qualifying Securities in order to satisfy the Replacement Capital Obligation, and that consent or approval has not yet been obtained notwithstanding our Commercially Reasonable Efforts to obtain that consent or approval;

•

a banking moratorium shall have been declared by the federal or state authorities of the United States or the equivalent authorities of Bermuda, the United Kingdom and/or any member state of the European Economic Area (“EEA”) and such moratorium materially disrupts or otherwise has a material adverse effect on trading in, or the issuance and sale of, Qualifying Securities for the purposes of satisfying the Replacement Capital Obligation;

•	a material disruption shall have occurred in commercial banking or securities settlement or clearance services in Bermuda, the United Kingdom, the United States and/or any member state of the EEA and such disruption materially disrupts or otherwise has a material adverse effect on trading in, or the issuance and sale of, Qualifying Securities for the purposes of satisfying the Replacement Capital Obligation;

•

Bermuda, the United Kingdom, the United States, and/or any member state of the EEA shall have become engaged in hostilities, there shall have been an escalation in hostilities involving Bermuda, the United Kingdom, the United States, and/or any member state of the EEA, there shall have been a declaration of a national emergency or war by Bermuda, the United Kingdom, the United States, and/or any member state of the EEA or there shall have occurred any other national or international calamity or crisis (including any pandemic or epidemic) and such event materially disrupts or otherwise has a material adverse effect on trading in, or the issuance and sale of, Qualifying Securities for the purposes of satisfying the Replacement Capital Obligation;

•

there shall have occurred a material adverse change in general domestic or international economic, political or financial conditions, currency exchange rates or exchange controls, and such change materially disrupts or otherwise has a material adverse effect on trading in, or the issuance and sale of, Qualifying Securities for the purposes of satisfying the Replacement Capital Obligation;

•

an event occurs and is continuing as a result of which the offering document for the offer and sale of Qualifying Securities would, in our reasonable judgment, contain an untrue statement of a material fact or omit to state a material fact required to be stated in that offering document or necessary to make the statements in that offering document not misleading and either (i) the disclosure of that event at such time, in our reasonable judgment, is not otherwise required by law and would have an adverse effect on our business in any material respect, (ii) the disclosure relates to a previously undisclosed proposed or pending material business transaction, the disclosure of which would impede, delay or otherwise negatively affect our ability to consummate that transaction or (iii) the event relates to a previously undisclosed material (re)insurance loss and the disclosure of that event at such time, in our reasonable judgment, is impeded by the current nature of such event and the extent of losses remain under consideration by our management pending further information from brokers, cedants or insureds; provided that no single suspension period described in this bullet shall exceed 90 consecutive days and multiple suspension periods described in this bullet shall not exceed an aggregate of 90 days in any 180-day period; or

•

we reasonably believe that the offering document for the offer and the sale of Qualifying Securities would not be in compliance with a rule or regulation of the SEC or any other securities regulatory authority or exchange to which we are subject (for reasons other than those described in the immediately preceding bullet) and we are unable to comply with such rule or regulation or such compliance is unduly burdensome; provided that no single suspension period described in this bullet shall exceed 90 consecutive days and multiple suspension periods described in this bullet shall not exceed an aggregate of 90 days in any 180-day period.

If we are subject to a Replacement Capital Obligation, we may provide written certification to the trustee (and direct the trustee to transmit such notice to the holders of the Notes) within ten (10) business days of the later of (i) the occurrence of a Market Disruption Event or (ii) the beginning of the period of the Replacement Capital Obligation (if such Market Disruption Event occurred prior to the Replacement Capital Obligation period beginning and is continuing) certifying that a Market Disruption Event has occurred and is continuing. If such notice is provided, we will be excused from our obligation to use Commercially Reasonable Efforts to issue Qualifying Securities pursuant to the Replacement Capital Obligation for an initial suspension period of 90 consecutive days following such certification. We may extend a suspension period by providing written certification to the trustee (and directing the trustee to transmit such notice to the holders of the Notes) on or prior to the expiration of such suspension period, certifying that the applicable Market Disruption Event is continuing, in which case, our obligation to use Commercially Reasonable Efforts to issue Qualifying Securities pursuant to the Replacement Capital Obligation will be excused for an additional 60 consecutive days following such further certification. Following the expiration of the applicable suspension period, our obligation to use Commercially

Reasonable Efforts to issue Qualifying Securities pursuant to the Replacement Capital Obligation shall be reinstated. Our ability to initiate or extend a suspension period in connection with a Market Disruption Event will also be subject to the limits on suspension periods provided for in the definition of Market Disruption Event (if applicable). Notwithstanding the foregoing time limitations as to suspension in connection with a particular Market Disruption Event, the suspension of our obligations pursuant to the foregoing shall not prohibit the further suspension of obligations in connection with, and we shall be entitled to provide separate notices with respect to, any separate and distinct Market Disruption Event(s). In addition, for the avoidance of doubt, we shall not be prohibited during any suspension of the requirements to use Commercially Reasonable Efforts during a Market Disruption Event from issuing any Qualifying Securities.

For the avoidance of doubt, the trustee shall have no responsibility to make any determinations or calculations under the Indenture; nor shall it be charged with monitoring or knowledge of (i) the Replacement Capital Obligation or any terms thereof, which collectively shall be our responsibility, (ii) the occurrence or continuation of any Replacement Capital Obligation Default, which shall be made by the holders of the Notes, (iii) whether Commercially Reasonable Efforts have been made, (iv) whether the conditions to redemption and repayment have been satisfied, (v) whether the BMA Redemption Requirements have been satisfied, (vi) whether a Market Disruption Event has occurred, (vii) whether a Final Maturity Date has occurred, or (viii) whether an ECR Condition has been met.

Payment of Additional Amounts

RenaissanceRe will make all payments under the Notes without withholding of any present or future taxes or governmental charges of its jurisdiction of organization or principal executive offices (each of which we refer to in this prospectus supplement as a “taxing jurisdiction”) unless it is required to do so by applicable law or regulation. If under the laws or regulations of a taxing jurisdiction RenaissanceRe is required to withhold amounts, it will, subject to the limitations described in the accompanying prospectus under “Description of Debt Securities—Payment of Additional Amounts,” pay to persons in whose names the Notes are registered additional amounts so that every net payment made to such persons, after the withholding, will be the same amount provided for in the Notes.

Redemption

RenaissanceRe will be entitled to redeem the Notes as set forth below; provided that notwithstanding anything to the contrary set forth herein, (i) the Notes will not be redeemable at any time prior to June 5, 2026 without BMA Approval and (ii) the Notes will not be redeemable or repaid at any time if the Enhanced Capital Requirement would be breached immediately before or after giving effect to the redemption or repayment of such Notes, unless, in each case, RenaissanceRe Holdings Ltd. or another member of the Insurance Group immediately replaces the capital represented by the Notes to be redeemed with capital having equal or better capital treatment as the Notes under the Group Solvency Standards, together with the Group Supervision Rules, as those rules and regulations may be amended or replaced from time to time (the “Group Rules”). We refer to these provisions herein collectively as the “BMA Redemption Requirements.”

As used herein:

“Applicable Supervisory Regulations” means such insurance supervisory laws, rules and regulations relating to group supervision or the supervision of single insurance entities, as applicable, which are applicable to RenaissanceRe or the Insurance Group, and which shall initially mean the Group Supervision Rules until such time when the BMA no longer has jurisdiction or responsibility to regulate the RenaissanceRe or the Insurance Group.

“BMA” means the Bermuda Monetary Authority, or, should the Bermuda Monetary Authority no longer have jurisdiction or responsibility to regulate RenaissanceRe or the Insurance Group, as the context requires, a regulator which is otherwise subject to Applicable Supervisory Regulations.

“BMA Approval” means the BMA has given, and not withdrawn by such date, its prior consent to the redemption of such Notes.

“ECR” means the enhanced capital and surplus requirement applicable to the Insurance Group and as defined in the Insurance Act or, should the Insurance Act or the Group Supervision Rules no longer apply to the Insurance Group, any and all other solvency capital requirements defined in the Applicable Supervisory Regulations.

“Enhanced Capital Requirement” means the ECR or any other requirement to maintain assets applicable to RenaissanceRe or in respect of the Insurance Group, as applicable, pursuant to the Applicable Supervisory Regulations.

“Group Solvency Standards” means the Insurance (Prudential Standards) (Insurance Group Solvency Requirement) Rules 2011 of Bermuda, as those rules and regulations may be amended or replaced from time to time.

“Group Supervision Rules” means the Insurance (Group Supervision) Rules 2011 of Bermuda, as those rules and regulations may be amended or replaced from time to time.

“Insurance Act” means the Insurance Act 1978 of Bermuda, as amended from time to time.

“Insurance Group” means all subsidiaries of RenaissanceRe that are regulated insurance or reinsurance companies (or part of such regulatory group) pursuant to the Applicable Supervisory Regulations.

“Tier 3 Capital” means “Tier 3 Ancillary Capital” as set out in the Group Supervision Rules (or, if the Group Supervision Rules are amended so as to no longer refer to Tier 3 Ancillary Capital in this respect, the nearest corresponding concept (if any) under the Group Supervision Rules, as amended).

Redemption for Changes in Withholding Taxes

Subject to the BMA Redemption Requirements described above, RenaissanceRe will be entitled to redeem the Notes, at its option, at any time as a whole but not in part, upon not less than 30 nor more than 60 days’ notice, at 100% of the principal amount thereof, plus accrued and unpaid interest (if any) to, but excluding, the Redemption Date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date), in the event that RenaissanceRe has become or would become obligated to pay, on the next date on which any amount would be payable with respect to the Notes, any additional amounts as a result of:

•

a change in or an amendment to the laws (including any regulations promulgated thereunder) of a taxing jurisdiction, which change or amendment is announced after the date of this prospectus supplement; or

•

any change in or amendment to any official position regarding the application or interpretation of the laws or regulations of a taxing jurisdiction, which change or amendment is announced after the date of this prospectus supplement, and, in each case, RenaissanceRe cannot avoid such obligation by taking reasonable measures available to it.

Before RenaissanceRe publishes or mails any notice of redemption of the Notes as described above, it will deliver to the trustee an officers’ certificate to the effect that it cannot avoid its obligation to pay additional amounts by taking reasonable measures available to it and an opinion of independent legal counsel of recognized standing stating that RenaissanceRe would be obligated to pay additional amounts as a result of a change in tax laws or regulations or the application or interpretation of such laws or regulations.

Optional Redemption

Subject to the BMA Redemption Requirements described above, prior to March 5, 2033 (3 months prior to their maturity date) (the “Par Call Date”), RenaissanceRe may redeem the Notes at its option, in whole or in part, at any time and from time to time, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:

(1) (a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming the Notes matured on the Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 35 basis points less (b) interest accrued to the redemption date, and

(2) 100% of the principal amount of the Notes to be redeemed,

plus, in either case, accrued and unpaid interest thereon to the redemption date.

Subject to the BMA Redemption Requirements described above, on or after the Par Call Date, RenaissanceRe may redeem the Notes, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the Notes being redeemed plus accrued and unpaid interest thereon to the redemption date.

“Treasury Rate” means, with respect to any redemption date, the yield determined by RenaissanceRe in accordance with the following two paragraphs.

The Treasury Rate shall be determined by RenaissanceRe after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third business day preceding the redemption date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily)—H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities–Treasury constant maturities–Nominal” (or any successor caption or heading). In determining the Treasury Rate, RenaissanceRe shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the redemption date to the Par Call Date (the “Remaining Life”); or (2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields – one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life – and shall interpolate to the Par Call Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the redemption date.

If on the third business day preceding the redemption date H.15 or any successor designation or publication is no longer published, RenaissanceRe shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second business day preceding such redemption date of the United States Treasury security maturing on, or with a maturity that is closest to, the Par Call Date, as applicable. If there is no United States Treasury security maturing on the Par Call Date but there are two or more United States Treasury securities with a maturity date equally distant from the Par Call Date, one with a maturity date preceding the Par Call Date and one with a maturity date following the Par Call Date, RenaissanceRe shall select the United States Treasury security with a maturity date preceding the Par Call Date. If there are two or more United States Treasury securities maturing on the Par Call Date or two or more United States Treasury securities meeting the criteria of the preceding sentence, RenaissanceRe shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.

RenaissanceRe’s actions and determinations in determining the redemption price shall be conclusive and binding for all purposes, absent manifest error.

Notice of any redemption will be mailed or electronically delivered (or otherwise transmitted in accordance with the depositary’s procedures) at least 10 days but not more than 60 days before the redemption date to each holder of Notes to be redeemed.

In the case of a partial redemption, selection of the Notes for redemption will be made pro rata, by lot or by such other method as the Trustee in its sole discretion deems appropriate and fair. No Notes of a principal amount of $2,000 or less will be redeemed in part. If any Note is to be redeemed in part only, the notice of redemption that relates to the Note will state the portion of the principal amount of the Note to be redeemed. A new Note in a principal amount equal to the unredeemed portion of the Note will be issued in the name of the holder of the Note upon surrender for cancellation of the original Note. For so long as the Notes are held by DTC (or another depositary), the redemption of the Notes shall be done in accordance with the policies and procedures of the depositary.

Unless RenaissanceRe defaults in payment of the redemption price, on and after the redemption date interest will cease to accrue on the Notes or portions thereof called for redemption.

The Notes will not be entitled to the benefit of any mandatory redemption or sinking fund.

RenaissanceRe will not be required to (1) register the transfer of or exchange the Notes during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any Notes and ending at the close of business on the day of such mailing or (2) register the transfer or exchange of any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

Special Mandatory Redemption

Subject to the BMA Redemption Requirements, if (i) the consummation of the Validus Acquisition does not occur on or before the Special Mandatory Redemption End Date or (ii) RenaissanceRe notifies the trustee that RenaissanceRe will not pursue the consummation of the Validus Acquisition, then RenaissanceRe will be required, on the earlier of the date of delivery of such notice described in clause (ii) and the Special Mandatory Redemption End Date (such earlier date, the “Special Mandatory Redemption Trigger Date”), to redeem the notes then outstanding (such redemption, the “Special Mandatory Redemption”) at a redemption price equal to 101% of the principal amount of the Notes to be redeemed plus accrued and unpaid interest to, but excluding, the Special Mandatory Redemption Date (as defined below) (the “Special Mandatory Redemption Price”).

In the event that RenaissanceRe becomes obligated to redeem the Notes pursuant to the Special Mandatory Redemption, RenaissanceRe will promptly, and in any event not more than ten Business Days after the Special Mandatory Redemption Trigger Date, deliver notice to the trustee of the Special Mandatory Redemption and the date upon which such Notes will be redeemed (the “Special Mandatory Redemption Date”, which date shall be no later than the fifth Business Day following the date of such notice) together with a notice of Special Mandatory Redemption for the trustee to deliver to each registered holder of Notes to be redeemed. The trustee will then promptly mail, or deliver electronically if such Notes are held by any depositary (including, without limitation, DTC) in accordance with such depositary’s customary procedures, such notice of Special Mandatory

Redemption to each registered holder of Notes to be redeemed at its registered address. Unless RenaissanceRe defaults in payment of the Special Mandatory Redemption Price, on and after such Special Mandatory Redemption Date, interest will cease to accrue on the Notes to be redeemed.

There is no escrow account for, or security interest in, the proceeds of this offering for the benefit of holders of the Notes in the event of a Special Mandatory Redemption.

Certain Covenants

Limitation on Liens on Stock of Designated Subsidiaries

The Indenture provides that, so long as the Notes are outstanding, RenaissanceRe will not, nor will it permit any subsidiary to, create, assume, incur, guarantee or otherwise permit to exist any Indebtedness secured by any Lien upon any shares of Capital Stock of any Designated Subsidiary. This restriction will not apply to Indebtedness secured by:

•	Liens on any shares of Capital Stock or Indebtedness of or acquired from a Person that is merged or consolidated with or into, or is otherwise acquired by, RenaissanceRe or any Designated Subsidiary;

•

Liens to secure Indebtedness of a Designated Subsidiary to RenaissanceRe or another Designated Subsidiary, but only as long as the Indebtedness is owned or held by RenaissanceRe or such Designated Subsidiary; and

•	any extension, renewal or replacement (or successive extensions, renewals or replacements), in whole or in part, of any Lien referred to in the two bullet points above.

As used herein:

“Capital Stock” of any person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such person, including preferred stock, but excluding any debt securities convertible into such equity.

“Designated Subsidiary” means any present or future consolidated subsidiary of RenaissanceRe, (i) the consolidated net worth of which constitutes at least 10% of RenaissanceRe’s consolidated net worth and (ii) in which RenaissanceRe holds, directly or indirectly, equity interests entitled to more than 50% of the profits thereof. As of March 31, 2023, RenaissanceRe’s Designated Subsidiaries were Renaissance Reinsurance Ltd., RenaissanceRe Specialty U.S. Ltd., Renaissance Reinsurance U.S. Inc., RenaissanceRe Finance Inc., RenRe Insurance Holdings Ltd., RenaissanceRe Europe AG, and RenaissanceRe Specialty Holdings (UK) Limited.

“Indebtedness” means, with respect to any person:

(1)

the principal of and any premium and interest on (a) indebtedness of such person for money borrowed and (b) indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which such person is responsible or liable;

(2)	all Capitalized Lease Obligations (as defined in the Indenture) of such person;

(3)

all obligations of such person issued or assumed as the deferred purchase price of property, all conditional sale obligations and all obligations under any title retention agreement (but excluding trade accounts payable arising in the ordinary course of business);

(4)

all obligations of such person for the reimbursement of any obligor on any letter of credit, banker’s acceptance or similar credit transaction (other than obligations with respect to letters of credit securing obligations (other than obligations described in (1) through (3) above) entered into in the ordinary course of business of such person to the extent such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the third Business Day following receipt by such person of a demand for reimbursement following payment on the letter of credit);

(5)

all obligations of the type referred to in clauses (1) through (4) above of other persons and all dividends of other persons for the payment of which, in either case, such person is responsible or liable as obligor, guarantor or otherwise the amount thereof being deemed to be the lesser of the stated recourse, if limited, and the amount of the obligation or dividends of the person;

(6)

all obligations of the type referred to in clauses (1) through (5) above of other persons secured by a Lien on any property or asset of such person (whether or not such obligation is assumed by such person), the amount of such obligation being deemed to be the lesser of the value of such property or assets or the amount of the obligation so secured; and

(7)	any amendments, modifications, refundings, renewals or extensions of any indebtedness or obligation described as Indebtedness in clauses (1) through (6) above.

“Lien” means any mortgage, pledge, lien, security interest or other encumbrance.

Limitation on Disposition of Stock of Designated Subsidiaries

The Indenture also provides that, so long as the Notes are outstanding and except in a transaction otherwise governed by the Indenture, RenaissanceRe will not issue, sell, assign, transfer or otherwise dispose of any shares of, securities convertible into, or warrants, rights or options to subscribe for or purchase shares of, Capital Stock (other than preferred stock having no voting rights of any kind) of any Designated Subsidiary, nor will RenaissanceRe permit any Designated Subsidiary to issue (other than to RenaissanceRe or another Designated Subsidiary) any shares (other than director’s qualifying shares) of, or securities convertible into, or warrants, rights or options to subscribe for or purchase shares of, Capital Stock (other than preferred stock having no voting rights of any kind) of any Designated Subsidiary, if, after giving effect to any such transaction and the issuance of the maximum number of shares issuable upon the conversion or exercise of all such convertible securities, warrants, rights or options, RenaissanceRe would own, directly or indirectly, less than 80% of the shares of Capital Stock of such Designated Subsidiary (other than preferred stock having no voting rights of any kind); provided, however, that (1) any issuance, sale, assignment, transfer or other disposition by RenaissanceRe permitted under the Indenture may only be made for at least a fair market value consideration as determined by the board of directors of RenaissanceRe, pursuant to a resolution adopted in good faith and (2) the foregoing will not prohibit any such issuance or disposition of securities if required by any law or any regulation or order of any governmental or insurance regulatory authority.

Notwithstanding the foregoing, (1) RenaissanceRe may merge or consolidate any Designated Subsidiary into or with another direct or indirect subsidiary of RenaissanceRe, the shares of Capital Stock of which RenaissanceRe owns at least 80%, and (2) RenaissanceRe may, subject to the provisions described below under “—Consolidation, Amalgamation, Merger and Sale of Assets”, sell, assign, transfer or otherwise dispose of the entire Capital Stock of any Designated Subsidiary at one time for at least a fair market value consideration as determined by the board of directors of RenaissanceRe pursuant to a resolution adopted in good faith.

Consolidation, Amalgamation, Merger and Sale of Assets

RenaissanceRe may not (1) consolidate or amalgamate with or merge into any Person (other than a subsidiary of RenaissanceRe) or convey, transfer or lease its properties and assets as an entirety or substantially as an entirety to any Person (other than a subsidiary of RenaissanceRe), or (2) permit any Person (other than a subsidiary of RenaissanceRe) to consolidate or amalgamate with or merge into RenaissanceRe, or convey, transfer or lease its properties and assets as an entirety or substantially as an entirety to RenaissanceRe, unless:

(a)

in the case of (1) above, the Person formed by such consolidation or amalgamation or into which RenaissanceRe is merged or the Person which acquires by conveyance or transfer, or which leases, the properties and assets of RenaissanceRe as an entirety or substantially as an entirety shall be a Corporation organized and existing under the laws of the United States of America, any state thereof or the District of Columbia, Bermuda, the Cayman Islands or any country which is, on the date of the Indenture, a member of the Organization for Economic Co-operation and Development or the European Union, and shall expressly assume (by supplemental indenture executed by the successor Person and delivered to the trustee) the due and punctual payment of the principal of, any premium and interest on and any additional amounts with respect to the Notes and the performance of every obligation in the Indenture and the Notes on the part of RenaissanceRe to be performed or observed;

(b)

immediately after giving effect to such transaction, no Event of Default with respect to RenaissanceRe, and no event which after notice or lapse of time or both would become an Event of Default, will have occurred and be continuing; and

(c)	certain other conditions are met.

As used herein:

“Corporation” includes corporations, limited liability companies, incorporated associations, companies and business trusts.

“Person” means any individual, Corporation, partnership, joint venture, joint-stock company, limited liability company, trust, unincorporated organization or government or any agency or political subdivision thereof.

Compliance with the covenants described herein and any additional covenants with respect to the Notes may not be waived by the trustee in most instances unless the holders of at least a majority in principal amount of all outstanding Notes consent to such waiver.

Events of Default

Reference is made to the section entitled “Description of the Debt Securities—Events of Default” in the accompanying prospectus, which provides a description of the events that constitute “Events of Default” with respect to the Notes.

If an Event of Default with respect to the Notes occurs (other than an Event of Default resulting from certain events relating to the bankruptcy, insolvency or reorganization of RenaissanceRe) and is continuing, either the trustee or the holders of not less than 25% in aggregate principal amount of the Notes may declare the unpaid principal amount of the Notes, together with accrued interest thereon, to be due and payable immediately. An Event of Default resulting from certain events relating to the bankruptcy, insolvency or reorganization of RenaissanceRe will cause the principal amount of, and accrued interest on, the Notes to become immediately due and payable without any declaration or other act by the trustee or any holder of the Notes.

Modification and Waiver

Reference is made to the section entitled “Description of the Debt Securities—Modification and Waiver” in the accompanying prospectus, which provides a description of the requirements for modifying or amending the Indenture. In addition, no modification or amendment may, without the consent of the holder of each outstanding Note affected thereby and without BMA Approval, change the stated maturity of the principal of, or any premium or installment of interest on, or any additional amounts with respect to, any of the Notes.

Delivery and Form

DTC

DTC will act as securities depository for the Notes. The Notes will be issued as fully-registered securities registered in the name of Cede & Co. (DTC’s partnership nominee) or such other name as may be requested by an authorized representative of DTC. One fully-registered Note certificate will be issued for the Notes, in the aggregate principal amount of such issue, and will be deposited with DTC.

DTC, the world’s largest securities depository, is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System , a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds and provides asset servicing for over 3.5 million issues of U.S. and non-U.S. equity issues, corporate and municipal debt issues, and money market instruments (from over 100 countries) that DTC’s participants (“Direct Participants”) deposit with DTC. DTC also facilitates the post-trade settlement among Direct Participants of sales and other securities transactions in deposited securities, through electronic computerized book-entry transfers and pledges between Direct Participants’ accounts. This eliminates the need for physical movement of securities certificates. Direct Participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”). DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, and clearing corporations that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly (“Indirect Participants”). DTC has a Standard & Poor’s rating of AA+. The DTC Rules applicable to its Participants are on file with the Commission. More information about DTC can be found at www.dtcc.com.

Purchases of Notes under the DTC system must be made by or through Direct Participants, which will receive a credit for the Notes on DTC’s records. The ownership interest of each actual purchaser of each Note (“Beneficial Owner”) is in turn to be recorded on the Direct and Indirect Participants’ records. Beneficial Owners will not receive written confirmation from DTC of their purchase. Beneficial Owners are, however, expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Direct or Indirect Participant through which the Beneficial Owner entered into the transaction. Transfers of ownership interests in the Notes are to be accomplished by entries made on the books of Direct and Indirect Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in Notes, except in the event that use of the book-entry system for the Notes is discontinued.

To facilitate subsequent transfers, all Notes deposited by Direct Participants with DTC are registered in the name of DTC’s partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of Notes with DTC and their registration in the name of Cede & Co. or such other DTC nominee do not effect any change in beneficial ownership. DTC has no knowledge of the actual Beneficial Owners of the Notes; DTC’s records reflect only the identity of the Direct Participants to whose accounts such Notes are credited, which may or may not be the Beneficial Owners. The Direct and Indirect Participants will remain responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

Neither DTC nor Cede & Co. (nor any other DTC nominee) will consent or vote with respect to the Notes unless authorized by a Direct Participant in accordance with DTC’s MMI Procedures. Under its usual procedures, DTC mails an Omnibus Proxy to the Company as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co.’s consenting or voting rights to those Direct Participants to whose accounts Notes are credited on the record date (identified in a listing attached to the Omnibus Proxy).

Redemption proceeds, distributions, and dividend payments on the Notes will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit Direct

Participants’ accounts upon DTC’s receipt of funds and corresponding detail information from the Company , on payable date in accordance with their respective holdings shown on DTC’s records. Payments by Participants to Beneficial Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of such Participant and not of DTC or the Company, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of redemption proceeds, distributions, and dividend payments to Cede & Co. (or such other nominee as may be requested by an authorized representative of DTC) is the responsibility of the Company, disbursement of such payments to Direct Participants will be the responsibility of DTC, and disbursement of such payments to the Beneficial Owners will be the responsibility of Direct and Indirect Participants.

DTC may discontinue providing its services as depository with respect to the Notes at any time by giving reasonable notice to the Company. Under such circumstances, in the event that a successor depository is not obtained, Notes certificates are required to be printed and delivered.

The Company may decide to discontinue use of the system of book-entry-only transfers through DTC (or a successor securities depository). In that event, Notes certificates will be printed and delivered to DTC.

The information in this section concerning DTC and DTC’s book-entry system has been obtained from sources that the Company believes to be reliable, but the Company takes no responsibility for the accuracy thereof.

Clearstream and Euroclear

Links have been established among DTC, Clearstream Banking, société anonyme, Luxembourg, which we refer to in this prospectus supplement as “Clearstream Banking SA” or “Clearstream”, and Euroclear Bank, S.A./N.V., which we refer to in this prospectus supplement as “Euroclear” (two international clearing systems that perform functions similar to those that DTC performs in the U.S.), to facilitate the initial issuance of book-entry securities and cross-market transfers of book-entry securities associated with secondary market trading.

Clearstream has advised us that it is incorporated under the laws of Luxembourg as a professional depositary. Clearstream holds securities for its customers and facilitates the clearance and settlement of securities transactions between its customers through electronic book-entry changes in accounts of its customers, thereby eliminating the need for physical movement of certificates. Clearstream provides to its customers, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. As a professional depositary, Clearstream is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Section. Clearstream customers are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and other organizations and may include the underwriters. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream customer either directly or indirectly.

Euroclear has advised us that it was created in 1968 to hold securities for participants of Euroclear and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear provides various other services, including securities lending and borrowing and interfaces with domestic markets in several countries. Euroclear is operated by Euroclear Bank S.A./N.V., which we refer to in this prospectus supplement as the “Euroclear Operator”, under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation which we refer to in this prospectus supplement as the “Cooperative.” All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear participants. Euroclear participants include banks (including central banks), securities brokers and dealers, and other professional financial intermediaries and may include the underwriters. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

The Euroclear Operator has advised us that it is licensed by the Belgian Banking and Finance Commission to carry out banking activities on a global basis. As a Belgian bank, it is regulated and examined by the Belgian Banking and Finance Commission.

Although DTC, Clearstream Banking SA and Euroclear have agreed to the procedures provided below in order to facilitate transfers, they are under no obligation to perform such procedures, and the procedures may be modified or discontinued at any time.

We have provided the descriptions of the operations and procedures of DTC, Clearstream and Euroclear in this prospectus supplement solely as a matter of convenience. These operations and procedures are solely within the control of those organizations and are subject to change by them from time to time. None of us, the underwriters or the trustee takes any responsibility for these operations or procedures, and you are urged to contact DTC, Clearstream and Euroclear or their participants directly to discuss these matters.

Clearance and Settlement Procedures

Initial settlement for the Notes will be made in immediately available funds. Secondary market trading between DTC participants will occur in the ordinary way in accordance with DTC rules and will be settled in immediately available funds. Secondary market trading between Clearstream customers and/or Euroclear participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Clearstream and Euroclear, as applicable, and will be settled using the procedures applicable to conventional eurobonds in immediately available funds.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream customers or Euroclear participants, on the other hand, will be effected through DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the U.S. depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the U.S. depositary to take action to effect final settlement on its behalf by delivering or receiving the Notes in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream customers and Euroclear participants may not deliver instructions directly to their U.S. depositaries.

Because of time-zone differences, credits of the Notes received in Clearstream or Euroclear as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in the Notes settled during such processing will be reported to the relevant Clearstream customers or Euroclear participants on such business day. Cash received in Clearstream or Euroclear as a result of sales of the Notes by or through a Clearstream customer or a Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

TAXATION

United States Federal Income Taxation

The following discussion is a summary of the material U.S. federal income tax consequences relevant to the purchase, ownership and disposition of the Notes by U.S. Holders (as defined herein), and does not purport to be a complete analysis of all potential tax effects. The discussion deals only with Notes held as “capital assets” within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended, which we refer to in this offering memorandum as the “Code.” This discussion does not address all the U.S. federal income tax consequences that may be relevant to a holder of the Notes in light of such holder’s particular circumstances (including U.S. holders that are directly or indirectly related to us) or to holders subject to special rules, such as financial institutions, banks, partnerships and other pass-through entities, U.S. expatriates, controlled foreign corporations, passive foreign investment companies, insurance companies, dealers in securities or currencies, traders in securities or currencies, persons required under Section 451(b) of the Code to conform the timing of income accruals with respect to the Notes to their financial statements, U.S. Holders (defined herein) whose functional currency is not the U.S. dollar, tax-exempt organizations and persons holding the Notes as part of a “straddle,” “hedge,” “conversion transaction” or other integrated transaction. In addition, this discussion is limited to persons purchasing the Notes for cash pursuant to this offering and does not discuss the tax considerations applicable to subsequent purchasers of the Notes. Moreover, the effect of any applicable state, local or foreign tax laws is not discussed.

The discussion is based on the provisions of the Code, U.S. Treasury regulations issued thereunder, rulings and pronouncements of the Internal Revenue Service (the “IRS”), and judicial decisions, all as in effect as of the date of this offering memorandum and all of which are subject to change or to different interpretation at any time. Any such change may be applied retroactively in a manner that could adversely affect a holder of the Notes.

We have not sought and will not seek any rulings from the IRS with respect to the matters discussed below. There can be no assurance that the IRS will not take a different position concerning the tax consequences of the purchase, ownership or disposition of the Notes or that any such position would not be sustained.

Prospective investors also should consult their own tax advisors with regard to the application of any U.S. state, local, foreign or other tax laws, including gift and estate tax laws.

Classification of the Notes

The determination of whether a security should be classified as indebtedness or equity for U.S. federal income tax purposes requires a judgment based on all relevant facts and circumstances. There is no statutory, judicial or administrative authority that directly addresses the U.S. federal income tax treatment of securities substantially similar to the Notes. Based upon the analysis of the relevant facts and circumstances, the Notes should be classified as indebtedness for U.S. federal income tax purposes and we intend to so treat the Notes. By investing in the Notes, holders of the Notes agree to treat the Notes as indebtedness for U.S. federal income tax purposes, unless otherwise required by applicable law. There can be no assurance, however, that the IRS will not treat the Notes as equity for U.S. federal income tax purposes. You are urged to consult your own tax advisors regarding the appropriate characterization of the Notes and the tax consequences that would apply to you if the IRS were to successfully assert that the Notes are not indebtedness for U.S. federal income tax purposes. The remainder of this discussion assumes that the Notes will be treated as indebtedness for U.S. federal income tax purposes.

U.S. Holders

As used herein, “U.S. Holder” means a beneficial owner of the Notes who or that is for U.S. federal income tax purposes:

•	an individual who is a citizen or resident of the United States;

•	a corporation or other entity taxable as a corporation created or organized in or under the laws of the U.S. or any state thereof or the District of Columbia;

•	an estate, the income of which is subject to U.S. federal income tax regardless of its source; or

•

a trust, if a U.S. court can exercise primary supervision over the administration of the trust and one or more U.S. persons can control all substantial trust decisions, or, if the trust was in existence on August 20, 1996, and has elected to continue to be treated as a U.S. person.

If a partnership (or other entity treated as a partnership for U.S. federal income tax purposes) holds Notes, the tax treatment of a partner will generally depend on the status of the partner and the activities of the partnership. Each partner of a partnership (or other entity treated as a partnership for U.S. federal income tax purposes) holding Notes should consult its own tax advisor.

Certain Contingent Payments

We may be obligated to make payments of additional amounts in excess of the principal amount of the notes if we repurchase all or any part of the notes upon the occurrence of a “Special Mandatory Redemption,” as described under “Description of Notes — Special Mandatory Redemption” in this prospectus supplement or in excess of stated interest as described under “Description of Debt Securities — Payment of Additional Amounts” in the accompanying prospectus. This obligation may implicate the provisions of U.S. Treasury regulations relating to contingent payment debt instruments (“CPDIs”). According to the applicable U.S. Treasury regulations, certain contingencies will not cause a debt instrument to be treated as a CPDI if such contingencies, as at the date of issuance, are “remote or incidental” or certain other circumstances apply. We intend to take the position that these provisions should not cause the Notes to be treated as CPDIs under U.S. federal income tax law. Our position is not binding on the IRS. If the IRS takes a contrary position, a U.S. Holder may be required (i) to accrue interest income at a rate higher than the stated interest rate on the Notes and (ii) to treat as ordinary income, rather than capital gain, any gain on the sale, exchange or retirement of the Notes. You should consult your tax adviser about the risk of the notes being treated as CPDIs. The remainder of this discussion assumes that the Notes are not CPDIs.

Extension of the Maturity Date

Under certain conditions, we will be required to postpone the repayment of the Notes past the Scheduled Maturity Date as described under “Description of Notes — Maturity” and “Description of Notes — Redemption.” In any event, the extension of the maturity date of the Notes generally should not be a taxable event for U.S. federal income tax purposes.

Interest

We expect, and this discussion assumes, that the Notes will not be issued with more than a de minimis amount of original issue discount, if any.

A U.S. Holder must generally include stated interest on a Note as ordinary income at the time such interest is received or accrued, in accordance with such U.S. Holder’s method of accounting for U.S. federal income tax purposes. Interest received by a U.S. Holder will be treated as foreign source income.

Sale or Other Taxable Disposition of the Notes

A U.S. Holder will generally recognize gain or loss on the sale, exchange, redemption, retirement or other taxable disposition of a Note equal to the difference between the amount realized upon the disposition of the Note and the U.S. Holder’s adjusted tax basis in the Note. A U.S. Holder’s adjusted tax basis in a Note generally will be the U.S. Holder’s cost therefor. Such recognized gain or loss generally will be a capital gain or loss and, if the U.S. Holder is an individual that has held the Note for more than one year, such capital gain will generally be eligible for a reduced rate of taxation (currently at a maximum rate of 20%). All or a portion of such capital gain may also be subject to a 3.8% tax imposed on “net investment income.” A U.S. Holder’s ability to deduct capital losses may be limited. Any gain or loss realized by a U.S. Holder on the disposition of a Note will generally be U.S. source gain or loss.

Notwithstanding the foregoing, any amounts realized in connection with any sale, exchange, redemption, retirement or other taxable disposition to the extent attributable to accrued interest not previously included in income will be treated as ordinary interest income.

Information Reporting and Backup Withholding

Information returns may be filed with the IRS and backup withholding tax may be collected in connection with certain payments of principal and interest on a Note and payments of the proceeds on the sale or exchange of a Note by a holder. A U.S. Holder will not be subject to backup withholding tax if such U.S. Holder provides its taxpayer identification number to us or our paying agent and complies with certain certification procedures or otherwise establishes an exemption from backup withholding. Certain holders, including corporations, are generally not subject to backup withholding.

Backup withholding tax is not an additional tax. Rather, the U.S. federal income tax liability of persons subject to backup withholding tax will be offset by the amount of tax withheld. If backup withholding tax results in an overpayment of U.S. federal income taxes, a refund or credit may be obtained from the IRS, provided the required information is timely furnished.

Foreign Account Tax Compliance Act (“FATCA”) Withholding

FATCA and the regulations issued thereunder require certain foreign financial institutions (“FFIs”) to enter into an agreement with the IRS to disclose to the IRS the name, address, tax identification number, and other specified information of certain U.S. and non-U.S. persons who own a direct or indirect interest in the FFI and to withhold on certain shareholders that fail to provide such information, or otherwise be subject to a 30% withholding tax with respect to (i) certain U.S. source income (including interest and dividends) and gross proceeds from any sale or other distribution of property that can produce U.S. source interest or dividends (“withholdable payments”) and (ii) “foreign passthru payments” (generally, withholdable payments and payments that are attributable to withholdable payments) made by FFIs. The U.S. Treasury Department has issued regulations to implement this legislation. Under current guidance, this withholding tax is currently imposed with respect to payments of certain types of income and recently proposed U.S. Treasury regulations provide that this withholding tax will not be imposed with respect to payments of proceeds from the sale of certain types of property. A withholding tax under FATCA will not apply to foreign passthru payments before the date that is two years after the date that final U.S. Treasury regulations define the term “foreign passthru payment”. Taxpayers are permitted to rely on these provisions of the proposed U.S. Treasury regulations until final U.S. Treasury regulations are published.

It is not expected that interest and principal paid under, or in respect of, the Notes will be treated as withholdable payments or pass-thru payments under current guidance. Prospective investors should nonetheless consult their tax advisors regarding the possibility of this withholding.

Bermuda Tax Considerations

At the present time, there is no Bermuda income or profits tax, withholding tax, capital gains tax, capital transfer tax, estate duty or inheritance tax payable by us or by our shareholders in respect of our shares. We have obtained an assurance from the Minister of Finance of Bermuda under the Exempted Undertakings Tax Protection Act 1966 that, in the event that any legislation is enacted in Bermuda imposing any tax computed on profits or income, or computed on any capital asset, gain or appreciation or any tax in the nature of estate duty or inheritance tax, such tax shall not, until March 31, 2035, be applicable to us or to any of our operations or to our shares, debentures or other obligations except insofar as such tax applies to persons ordinarily resident in Bermuda or is payable by us in respect of real property owned or leased by us in Bermuda.

UNDERWRITING

Morgan Stanley & Co. LLC, Barclays Capital Inc., HSBC Securities (USA) Inc. (“HSBC”) and Wells Fargo Securities, LLC are acting as the representatives of the underwriters named below. In addition, HSBC is serving as Sole Structuring Agent having provided advisory services to us pertaining to regulatory and rating agency capital qualification from time to time. Subject to the terms and conditions stated in the underwriting agreement dated the date of this prospectus supplement, each underwriter named below has severally agreed to purchase, and RenaissanceRe has agreed to sell to that underwriter, the principal amount of Notes set forth opposite the underwriter’s name.

Underwriter	Principal Amount of Notes
Morgan Stanley & Co. LLC	$375,000,000
Barclays Capital Inc.	$93,750,000
HSBC Securities (USA) Inc.	$93,750,000
Wells Fargo Securities, LLC	$93,750,000
BofA Securities, Inc.	$26,250,000
BMO Capital Markets Corp.	$11,250,000
BNY Mellon Capital Markets, LLC	$11,250,000
Credit Suisse Securities (USA) LLC	$11,250,000
ING Financial Markets LLC	$11,250,000
RBC Capital Markets, LLC	$11,250,000
SG Americas Securities, LLC	$11,250,000

Total	$750,000,000

The underwriting agreement provides that the obligations of the underwriters to purchase the Notes included in this offering are subject to approval of legal matters by counsel and to other conditions. The underwriters are obligated to purchase all the Notes if they purchase any of the Notes.

The underwriters propose to offer the Notes directly to the public at the public offering price set forth on the cover page of this prospectus supplement and may offer the Notes to dealers at the public offering price less a concession not to exceed 0.400% of the principal amount of the Notes. The underwriters may allow, and dealers may reallow, a concession not to exceed 0.250% of the principal amount of the Notes on sales to other dealers. After the initial offering of the Notes to the public, the representatives may change the public offering price and concessions.

The following table shows the underwriting discounts and commissions that RenaissanceRe is to pay to the underwriters in connection with this offering (expressed as a percentage of the principal amount of the Notes).

Paid by RenaissanceRe
Per Note	0.650%

RenaissanceRe has agreed with the underwriters not to dispose of or hedge any debt securities of RenaissanceRe on or prior to the completion of this offering without the prior written consent of the representatives.

In connection with the offering, the underwriters may purchase and sell Notes in the open market. Purchases and sales in the open market may include short sales, purchases to cover short positions and stabilizing purchases.

•	Short sales involve secondary market sales by the underwriters of a greater number of Notes than they are required to purchase in the offering.

•	Covering transactions involve purchases of Notes in the open market after the distribution has been completed in order to cover short positions.

•	Stabilizing transactions involve bids to purchase Notes so long as the stabilizing bids do not exceed a specified maximum.

Purchases to cover short positions and stabilizing purchases, as well as other purchases by the underwriters for their own accounts, may have the effect of preventing or retarding a decline in the market price of the Notes.

They may also cause the price of the Notes to be higher than the price that would otherwise exist in the open market in the absence of these transactions. The underwriters may conduct these transactions in the over-the-counter market or otherwise. If the underwriters commence any of these transactions, they may discontinue them at any time.

We estimate that the total expenses of this offering (excluding the underwriting discount) will be approximately $1 million.

The underwriters have performed commercial banking, investment banking and advisory services for RenaissanceRe and/or its affiliates from time to time for which they have received customary fees and reimbursement of expenses. The underwriters may, from time to time, engage in transactions with and perform services for us and our affiliates in the ordinary course of their business for which they may receive customary fees and reimbursement of expenses.

Certain of the underwriters and/or their affiliates are lenders and/or agents under certain of our letter of credit facilities and our debt facilities, including our $500 million unsecured revolving credit facility. Morgan Stanley Senior Funding, Inc. has committed to provide us a $1.55 billion senior unsecured bridge facility in connection with the Validus Acquisition. See “Summary — Recent Developments — Validus Acquisition.” The aggregate commitment for the senior unsecured bridge facility will be permanently reduced dollar-for-dollar by the net proceeds of this offering. In addition, Morgan Stanley & Co. LLC is providing financial advisory services to us in connection with the Validus Acquisition, for which it is receiving customary fees and reimbursement of expenses.

In the ordinary course of their various business activities, the underwriters and certain of their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of customers, and such investment and securities activities may involve securities and/or instruments of ours or our affiliates. If the underwriters or their affiliates have a lending relationship with us, certain of those underwriters or their affiliates routinely hedge their credit exposure to us consistent with their customary risk management policies. Typically, the underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities or the securities of our affiliates including potentially the Notes. Any such credit default swaps or short positions could adversely affect future trading prices of the Notes. The underwriters and certain of their affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make because of any of those liabilities.

We expect that delivery of the Notes will be made against payment therefor on or about June 5, 2023.

Notice to Prospective Investors in the European Economic Area

Each underwriter has represented and agreed that it has not offered, sold or otherwise made available and will not offer, sell or otherwise make available any notes to any retail investor in the EEA.

For the purposes of this provision:

(a) the expression “retail investor” means a person who is one (or more) of the following:

(i) a retail client as defined in point (11) of Article 4(1) of MiFID II; or

(ii) a customer within the meaning of the IDD, where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or

(iii) not a qualified investor as defined in the Prospectus Regulation; and

(b) the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe for the notes.

Notice to Prospective Investors in the United Kingdom

Each underwriter has represented and agreed that it has not offered, sold or otherwise made available and will not offer, sell or otherwise make available any Notes to any retail investor in the United Kingdom. For the purposes of this provision:

(a) the expression “retail investor” means a person who is one (or more) of the following:

(i) a retail client, as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of domestic law by virtue of the EUWA; or

(ii) a customer within the meaning of the provisions of the FSMA, and any rules or regulations made under the FSMA to implement IDD, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law by virtue of the EUWA; or

(iii) not a qualified investor as defined in Article 2 of Prospectus Regulation as it forms part of domestic law by virtue of the EUWA; and

(b) the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the Notes to be offered so as to enable an investor to decide to purchase or subscribe for the Notes.

Each underwriter has further represented and agreed that it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of the Notes in circumstances in which Section 21(1) of the FSMA does not apply to the RenaissanceRe Holdings Ltd, and it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Notes in, from or otherwise involving the United Kingdom.

Notice to Prospective Investors in Switzerland

This prospectus supplement and the accompanying prospectus are not intended to constitute an offer or solicitation to purchase or invest in the Notes described herein. The Notes may not be publicly offered, sold or advertised, directly or indirectly, in, into or from Switzerland and will not be listed on the SIX Swiss Exchange or on any other exchange or regulated trading facility in Switzerland. Neither this prospectus supplement nor the accompanying prospectus nor any other offering or marketing material relating to the Notes constitutes a prospectus as such term is understood pursuant to article 652a or article 1156 of the Swiss Code of Obligations, and neither this prospectus supplement nor the accompanying prospectus nor any other offering or marketing material relating to the Notes may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this prospectus supplement nor the accompanying prospectus nor any other offering or marketing material relating to the offering, the Notes or us have been or will be filed with or approved by any Swiss regulatory authority. In particular, this prospectus supplement and the accompanying prospectus will not be filed with, and the offer of the Notes will not be supervised by, the Swiss Financial Market Supervisory Authority, and the offer of the Notes has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (“CISA”). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of the Notes.

Notice to Prospective Investors in Canada

The Notes may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the Notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement and the accompanying prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

People’s Republic of China

The underwriters will be required to represent and agree that the Notes are not being offered or sold and may not be offered or sold, directly or indirectly, in the People’s Republic of China, or the “PRC” (for such purposes, not including the Hong Kong and Macau Special Administrative Regions or Taiwan), except as permitted by all relevant laws and regulations of the PRC.

This prospectus supplement and the accompanying prospectus (i) have not been filed with or approved by the PRC authorities and (ii) do not constitute an offer to sell, or the solicitation of an offer to buy, any Notes in the PRC to any person to whom it is unlawful to make the offer of solicitation in the PRC.

The Notes may not be offered, sold or delivered, or offered, sold or delivered to any person for reoffering or resale or redelivery, in any such case directly or indirectly (i) by means of any advertisement, invitation, document or activity which is directed at, or the contents of which are likely to be accessed or read by, the public in the PRC, or (ii) to any person within the PRC, other than in full compliance with the relevant laws and regulations of the PRC.

Investors in the PRC are responsible for obtaining all relevant government regulatory approvals/licenses, verification and/or registrations themselves, including, but not limited to, those which may be required by the China Securities Regulatory Commission, the State Administration of Foreign Exchange and/or the China Banking Regulatory Commission, and complying with all relevant PRC laws and regulations, including, but not limited to, all relevant foreign exchange regulations and/or securities investment regulations.

Hong Kong

No underwriter nor any of their affiliates (i) have offered or sold, or will offer or sell, in Hong Kong, by means of any document, our notes other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance or (ii) have issued or had in its possession for the purposes of issue, or will issue or have in its possession for the purposes of issue, whether in Hong Kong or elsewhere, any advertisement, invitation or document relating to the notes that is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to our securities that are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the Securities and Futures Ordinance and any rules made under that Ordinance. The contents of this document have not been reviewed by any regulatory authority in Hong Kong. You are advised to exercise caution in relation to the offer. If you are in any doubt about any of the contents of this document, you should obtain independent professional advice.

Japan

The notes have not been and will not be registered under the Financial Instruments and Exchange Act of Japan (Act No. 25 of 1948, as amended; the “FIEA”) and the underwriters will not offer or sell any of the notes directly or indirectly in Japan or to, or for the benefit of, any Japanese person or to others, for re-offering or re-sale directly or indirectly in Japan or to any Japanese person, except in each case pursuant to an exemption from the registration requirements of, and otherwise in compliance with, FIEA and any other applicable laws and regulations of Japan. For purposes of this paragraph, “Japanese person” means any person resident in Japan, including any corporation or other entity organized under the laws of Japan.

Singapore

This prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the notes may not be circulated or distributed, nor may the notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the notes are subscribed or purchased under Section 275 by a relevant person which is: (i) a corporation (which is not an accredited investor) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (ii) a trust (where the Trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an accredited investor, shares, debentures and units of shares and debentures of that corporation or the beneficiaries’ rights and interest in that trust shall not be transferable for 6 months after that corporation or that trust has acquired the notes under Section 275 except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA; (2) where no consideration is given for the transfer; or (3) by operation of law.

Singapore Securities and Futures Act Product Classification – Solely for the purposes of its obligations pursuant to sections 309B(1)(a) and 309B(1)(c) of the Securities and Futures Act (Chapter 289 of Singapore) (the “SFA”), the Issuer has determined, and hereby notifies all relevant persons (as defined in Section 309A of the

SFA) that the Notes are “prescribed capital markets products” (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

Taiwan

The notes have not been and will not be registered with the Financial Supervisory Commission of Taiwan pursuant to relevant securities laws and regulations and may not be sold, issued or offered within Taiwan through a public offering or in circumstances which constitutes an offer within the meaning of the Securities and Exchange Act of Taiwan that requires a registration or approval of the Financial Supervisory Commission of Taiwan. No person or entity in Taiwan has been authorized to offer, sell, give advice regarding or otherwise intermediate the offering and sale of the notes in Taiwan.

Republic of Korea

The bonds have not been and will not be registered under the Financial Investment Services and Capital Markets Act and the decrees and regulations thereunder (the “FSCMA”) and the bonds have been and will be offered in Korea as a private placement under the FSCMA. None of the bonds may be offered, sold and delivered, directly or indirectly, or offered or sold to any person for re-offering or resale, directly or indirectly, in Korea or to any resident of Korea except as otherwise permitted under the applicable laws and regulations of Korea, including the FSCMA and the Foreign Exchange Transaction Law of Korea and the decrees and regulations thereunder (the “FETL”). Furthermore, the purchaser of the bonds shall comply with all applicable regulatory requirements (including but not limited to requirements under the FETL) in connection with the purchase of the bonds.

United Arab Emirates

This prospectus supplement and the accompanying base prospectus have not been reviewed, approved or licensed by the Central Bank of the United Arab Emirates (the “UAE”), the Emirates Securities and Commodities Authority (the “SCA”) or any other relevant licensing authority in the UAE including any licensing authority incorporated under the laws and regulations of any of the free zones established and operating in the UAE including, without limitation, the Dubai Financial Services Authority (the “DFSA”), a regulatory authority of the Dubai International Financial Centre (the “DIFC”).

This prospectus supplement and the accompanying base prospectus are not intended to, and do not, constitute an offer, sale or delivery of shares or other securities under the laws of the UAE. Each underwriter has represented and agreed that the bonds have not been and will not be registered with the SCA or the UAE Central Bank, the Dubai Financial Market, the Abu Dhabi Securities Market or any other UAE regulatory authority or exchange. The issue and/or sale of the bonds has not been approved or licensed by the SCA, the UAE Central Bank or any other relevant licensing authority in the UAE, and does not constitute a public offer of securities in the UAE in accordance with the Commercial Companies Law, Federal Law No. 1 of 2015 (as amended) or otherwise, does not constitute an offer in the UAE in accordance with the Board Decision No. 37 of 2012 Concerning the Regulation of Investment Funds (whether by a Foreign Fund, as defined therein, or otherwise), and further does not constitute the brokerage of securities in the UAE in accordance with the Board Decision No. 27 of 2014 Concerning Brokerage in Securities.

LEGAL MATTERS

Certain legal matters with respect to United States, New York and Delaware law with respect to the validity of the offered securities will be passed upon for us by Sidley Austin LLP, New York, New York. Certain legal matters with respect to Bermuda law will be passed upon for us by Carey Olsen Bermuda Limited, Hamilton, Bermuda. Certain legal matters will be passed upon for the underwriters by Debevoise & Plimpton LLP, New York, New York.

EXPERTS

The consolidated financial statements as of December 31, 2022 and for the year ended December 31, 2022 and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) as of December 31, 2022 incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2022 have been so incorporated in reliance on the report of PricewaterhouseCoopers Ltd., an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The consolidated financial statements of RenaissanceRe Holdings Ltd. at December 31, 2021, and for each of the two years in the period ended December 31, 2021, appearing in RenaissanceRe Holdings Ltd.’s Annual Report on Form 10-K for the year ended December 31, 2022, have been audited by Ernst & Young Ltd., independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

The consolidated financial statements of Validus Reinsurance, Ltd. as of December 31, 2022 and December 31, 2021 and for each of the two years in the period ended December 31, 2022, filed as Exhibit 99.2 to our Current Report on Form 8-K on May 22, 2023, have been so incorporated in reliance on the report of PricewaterhouseCoopers Ltd., an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the Commission a registration statement on Form S-3 under the Securities Act relating to our debt securities. This prospectus supplement and the accompanying prospectus are a part of the registration statement, but the registration statement also contains additional information and exhibits.

RenaissanceRe is subject to the informational requirements of the Exchange Act. Accordingly, RenaissanceRe files annual, quarterly and current reports, proxy statements and other reports with the Commission.

The Commission allows us to “incorporate by reference” the information set forth in certain documents we file with it, which means that we can disclose important information to you by referring to those documents. The information incorporated by reference is an important part of this prospectus supplement and the accompanying prospectus. Any statement contained in a document which is incorporated by reference in this prospectus supplement and the accompanying prospectus is automatically updated and superseded if information contained in this prospectus supplement and the accompanying prospectus, or information that we later file with the Commission, modifies or replaces this information. All documents subsequently filed by RenaissanceRe pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of this offering shall be deemed to be incorporated by reference into this prospectus supplement and the accompanying prospectus (other than portions of these documents that are furnished under applicable Commission rules rather than filed and exhibits furnished in connection with such items). In addition, we incorporate by reference the following documents filed prior to the date of this prospectus supplement (other than portions of these documents that are furnished under applicable Commission rules rather than filed and exhibits furnished in connection with such items):

•	RenaissanceRe’s Annual Report on Form 10-K for the year ended December 31, 2022, filed with the Commission on February 8, 2023;

•	RenaissanceRe’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2023, filed with the Commission on May 3, 2023;

•	RenaissanceRe’s Definitive Proxy Statement on Schedule 14A, filed with the Commission on March 23, 2023; and

•	RenaissanceRe’s Current Reports on Form 8-K filed with the Commission on February 22, 2023, April 6, 2023, May 11, 2023, May 22, 2023, May 23, 2023, and May 26, 2023.

In no event, however, will any of the information that we furnish under Item 2.02 or Item 7.01 of any Current Report on Form 8-K that we may file from time to time with the Commission be incorporated by reference into, or otherwise be included in, this prospectus supplement or the accompanying prospectus.

To receive a free copy of any of the documents incorporated by reference in this prospectus supplement and the accompanying prospectus (other than exhibits), call or write us at the following address: RenaissanceRe Holdings Ltd., Attn: Shannon Lowry Bender, Corporate Secretary, P.O. Box HM 2527, Hamilton, HMGX, Bermuda, telephone (441) 295-4513. Our filings with the Commission are also available from the Commission’s Web Site at http://www.sec.gov. RenaissanceRe’s common shares, Depositary Shares, each representing a 1/1,000th interest in a share of RenaissanceRe’s Series F Preference Shares, and Depositary Shares, each representing a 1/1,000th interest in a share of RenaissanceRe’s Series G Preference Shares, are listed on the New York Stock Exchange. For information on obtaining copies of RenaissanceRe’s public filings at the New York Stock Exchange, please call (212) 656-5060.

We maintain a website at http://www.renre.com. We make available, free of charge through our website, our financial information, including the information contained in our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after we electronically file such material with, or furnish such material to, the Commission. The information on our website is not incorporated by reference in this prospectus supplement or the accompanying prospectus.

PROSPECTUS

RENAISSANCERE HOLDINGS LTD.

COMMON SHARES, PREFERENCE SHARES, DEPOSITARY SHARES, DEBT SECURITIES, WARRANTS TO PURCHASE COMMON SHARES, WARRANTS TO PURCHASE PREFERENCE SHARES, WARRANTS TO PURCHASE DEBT SECURITIES, SHARE PURCHASE CONTRACTS AND SHARE PURCHASE UNITS

RENAISSANCERE FINANCE INC.

DEBT SECURITIES

FULLY AND UNCONDITIONALLY GUARANTEED TO THE EXTENT PROVIDED IN THIS PROSPECTUS BY RENAISSANCERE HOLDINGS LTD.

RENAISSANCERE CAPITAL TRUST II

PREFERRED SECURITIES

FULLY AND UNCONDITIONALLY GUARANTEED TO THE EXTENT PROVIDED IN THIS PROSPECTUS BY RENAISSANCERE HOLDINGS LTD.

We may offer and sell from time to time common shares; preference shares; depositary shares representing preference shares or common shares; senior, subordinated or junior subordinated debt securities; warrants to purchase common shares, preference shares or debt securities; share purchase contracts and share purchase units; and units which may consist of any combination of the securities listed above.

RenaissanceRe Finance may offer and sell from time to time senior, subordinated or junior subordinated debt securities, which we will guarantee. The Capital Trust may offer and sell from time to time preferred securities, which we will guarantee.

We, RenaissanceRe Finance or the Capital Trust, as applicable, will provide the amounts, specific terms and initial public offering prices of these securities in supplements to this prospectus. You should read this prospectus and any supplement carefully before you invest. None of RenaissanceRe, RenaissanceRe Finance or the Capital Trust will use this prospectus to confirm sales of any securities unless it is attached to a prospectus supplement.

We, RenaissanceRe Finance and the Capital Trust may sell these securities to or through underwriters and also to other purchasers or through agents. The names of any underwriters or agents will be stated in an accompanying prospectus supplement.

Our common shares, Depositary Shares (each representing 1/1,000th interest in a Series F Preference Share) and Depositary Shares (each representing 1/1,000th interest in a Series G Preference Share) are traded on the New York Stock Exchange under the symbols “RNR,” “RNR PRF,” and “RNR PRG,” respectively. Other than our common shares, Depositary Shares (each representing 1/1,000th interest in a Series F Preference Share) and Depositary Shares (each representing 1/1,000th interest in a Series G Preference Share), there is no public trading market for the other securities that may be offered hereby.

INVESTING IN THESE SECURITIES INVOLVES CERTAIN RISKS. SEE “RISK FACTORS” ON PAGE 5 AND THE RISK FACTORS THAT WILL BE INCLUDED IN AN ACCOMPANYING PROSPECTUS SUPPLEMENT.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

This prospectus may not be used to consummate sales of offered securities unless accompanied by a prospectus supplement. The date of this prospectus is May 22, 2023.

This prospectus may be distributed in Bermuda and/or the securities may be offered or sold in Bermuda only in compliance with the provisions of the Companies Act 1981, the Investment Business Act 2003 and the Exchange Control Act 1972 (and the regulations made thereunder). Consent under the Exchange Control Act has been obtained from the Bermuda Monetary Authority (the “BMA”) for the issue and transfer of our shares to persons non-resident in Bermuda for exchange control purposes and for the issue and transfer of up to 20% of our issued and outstanding shares to persons resident in Bermuda for exchange control purposes. Persons resident in Bermuda, for Bermuda exchange control purposes, may therefore require the prior approval of the BMA in order to acquire any offered shares if the transfer would result in such persons owning more than 20% of our outstanding shares. In granting such consent the BMA does not accept any responsibility for our financial soundness or the correctness of any of the statements made or opinions expressed in this prospectus.

In this prospectus, references to “RenaissanceRe,” “we,” “us,” “our” and the “Company” refer to RenaissanceRe Holdings Ltd. together with its subsidiaries unless the context indicates otherwise, references to “RenaissanceRe Finance” refer to RenaissanceRe Finance, Inc., and references to the “Capital Trust” refer to RenaissanceRe Capital Trust II. In addition, references in this prospectus to “dollar” and “$” are to United States currency, and the terms “United States” and “U.S.” mean the United States of America, its states, its territories, its possessions and all areas subject to its jurisdiction.

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ABOUT THIS PROSPECTUS

This prospectus is part of an “automatic shelf” registration statement that we, RenaissanceRe Finance and the Capital Trust have filed with the Securities and Exchange Commission (the “Commission”), as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”). Under this shelf registration process, we (and RenaissanceRe Finance and the Capital Trust, as indicated) may offer and sell our common shares, preference shares, depositary shares, debt securities, warrants to purchase common shares, preference shares or debt securities, share purchase contracts, share purchase units, units, preferred securities and guarantees, either individually or in combination with other securities, in one or more offerings, in amounts, at prices, and on terms that will be determined at the time of the offering. There is no limit on the aggregate amount of the securities that we may offer pursuant to the registration statement of which this prospectus is a part.

This prospectus may not be used to consummate a sale of securities unless it is accompanied by a prospectus supplement.

This prospectus provides you with a general description of the securities we (and RenaissanceRe Finance or the Capital Trust, as indicated) may offer. This prospectus does not contain all of the information set forth in the registration statement as permitted by the rules and regulations of the Commission. For additional information regarding us, RenaissanceRe Finance, the Capital Trust and the offered securities, please refer to the registration statement. Each time we, RenaissanceRe Finance or the Capital Trust sell securities, we, RenaissanceRe Finance or the Capital Trust, as applicable, will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. To the extent the information in any prospectus supplement or the information incorporated by reference in any prospectus supplement is inconsistent with the information contained in this prospectus, the information in such prospectus supplement or the information incorporated by reference in such prospectus supplement shall govern. You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information.”

RENAISSANCERE HOLDINGS LTD.

OVERVIEW

RenaissanceRe is a Bermuda exempted company limited by shares with its registered and principal executive offices located at Renaissance House, 12 Crow Lane, Pembroke HM 19 Bermuda, telephone (441) 295-4513. RenaissanceRe is a global provider of reinsurance and insurance that specializes in matching well-structured risks with efficient sources of capital. We provide property, casualty and specialty reinsurance and certain insurance solutions to customers, principally through intermediaries. Our mission is to match desirable, well-structured risks with efficient sources of capital to achieve our vision of being the best underwriter. We believe that this will allow us to produce superior returns for our shareholders over the long term, and to further our purpose of protecting communities and enabling prosperity. We seek to accomplish these goals by (i) being a trusted, long-term partner to our customers for assessing and managing risk, (ii) delivering responsive and innovative solutions, (iii) leveraging our core capabilities of risk assessment and information management, (iv) investing in these core capabilities in order to serve our customers across market cycles, and (v) keeping our promises.

Our core products include property, casualty and specialty reinsurance, and certain insurance products, principally distributed through intermediaries with whom we have cultivated strong long-term relationships. Our strategy focuses on operating as an integrated system of three competitive advantages: superior risk selection, superior customer relationships and superior capital management. We provide value to our customers and partners in the form of financial security, innovative products, and responsive service. We are known as a leader in paying valid claims promptly. There are three principal drivers of profit that generate diversified earnings streams for our business—underwriting income, fee income, and investment income.

We also pursue a number of other opportunities, such as creating and managing our joint ventures and managed funds, executing customized reinsurance transactions to assume or cede risk, and managing certain strategic investments directed at classes of risk other than catastrophe reinsurance. From time to time we consider diversification into new ventures, either through organic growth, the formation of new joint ventures or managed funds, or the acquisition of, or the investment in, other companies or books of business of other companies.

OTHER INFORMATION

For further information regarding RenaissanceRe, including financial information, you should refer to our recent filings with the Commission.

RENAISSANCERE FINANCE INC.

RenaissanceRe Finance is a Delaware corporation, with its principal executive offices located at 140 Broadway, Suite 4200, New York, NY 10005. The telephone number of RenaissanceRe Finance is (212) 238 9600. RenaissanceRe Finance was incorporated in 2007. It is an indirect wholly owned subsidiary of RenaissanceRe and the direct and indirect owner of the equity interests of entities comprising our U.S. reinsurance operations and certain of our other U.S. subsidiaries. RenaissanceRe Finance has no direct operations.

THE CAPITAL TRUST

The Capital Trust is a statutory business trust created under Delaware law pursuant to (1) a trust agreement executed by us, as sponsor of the Capital Trust, and the Capital Trustees (as defined below) for the Capital Trust and (2) the filing of a certificate of trust with the Delaware Secretary of State on January 5, 2001. The trust agreement will be amended and restated in its entirety substantially in the form filed as an exhibit to the registration statement of which this prospectus forms a part. The restated trust agreement will be qualified as an indenture under the Trust Indenture Act of 1939, as amended.

The Capital Trust exists for the exclusive purposes of:

•	issuing and selling the preferred securities and common securities that represent undivided beneficial interests in the assets of the Capital Trust;

•

using the proceeds from the sale of the preferred securities and common securities to acquire a particular series of junior subordinated debt securities that may be issued by us or RenaissanceRe Finance; and

•	engaging in only those other activities necessary or incidental to the issuance and sale of the preferred securities and common securities.

We will directly or indirectly own all of the common securities of the Capital Trust. The common securities of the Capital Trust will rank equally, and payments will be made thereon pro rata, with the preferred securities of the Capital Trust, except that, if an event of default under the restated trust agreement has occurred and is continuing, the rights of the holders of the common securities to payment in respect of distributions and payments upon liquidation, redemption and otherwise will be subordinated to the rights of the holders of the preferred securities. The Capital Trust is a legally separate entity.

Unless otherwise disclosed in the related prospectus supplement, the Capital Trust will have a term of approximately 55 years, but may dissolve earlier as provided in the restated trust agreement of the Capital Trust. Unless otherwise disclosed in the applicable prospectus supplement, the Capital Trust’s business and affairs will be conducted by the trustees (the “Capital Trustees”) appointed by us, as the direct or indirect holder of all of the common securities. The holder of the common securities will be entitled to appoint, remove or replace any of, or increase or reduce the number of, the Capital Trustees of the Capital Trust. The duties and obligations of the Capital Trustees of the Capital Trust will be governed by the restated trust agreement of the Capital Trust.

Unless otherwise disclosed in the related prospectus supplement, two of the Capital Trustees (the “Administrative Trustees”) of the Capital Trust will be persons who are our employees or employees or officers of companies affiliated with us. One Capital Trustee of the Capital Trust will be a financial institution (the “Property Trustee”) that is not affiliated with us and has a minimum amount of combined capital and surplus of not less than $50,000,000, which shall act as property trustee and as indenture trustee for the purposes of compliance with the provisions of the Trust Indenture Act, pursuant to the terms set forth in the applicable prospectus supplement. In addition, one Capital Trustee of the Capital Trust (which may be the Property Trustee, if it otherwise meets the requirements of applicable law) will have its principal place of business or reside in the State of Delaware (the “Delaware Trustee”). We or one of our affiliates will pay all fees and expenses related to the Capital Trust and the offering of preferred securities and common securities.

The office of the Delaware Trustee for the Capital Trust in the State of Delaware is located at c/o Deutsche Bank Trust Company Delaware, 1011 Centre Road, Suite 200, Wilmington, Delaware 19805-1266. The principal executive office for the Capital Trust is located at c/o Renaissance Reinsurance U.S. Inc., 140 Broadway, Suite 4200, New York, NY 10005. The telephone number of the Capital Trust is (212) 238 9600.

GENERAL DESCRIPTION OF THE OFFERED SECURITIES

We may from time to time offer under this prospectus, separately or together:

•	common shares, which we would expect to list on the New York Stock Exchange;

•	preference shares, the terms and series of which would be described in the related prospectus supplement;

•

depositary shares, each representing a fraction of a share of common shares or a particular series of preference shares, which will be deposited under a deposit agreement among us, a depositary selected by us and the holders of the depositary receipts;

•	senior debt securities;

•	subordinated and junior subordinated debt securities which will be subordinated in right of payment to our senior indebtedness;

•

warrants to purchase common shares and warrants to purchase preference shares, which will be evidenced by share warrant certificates and may be issued under the share warrant agreement independently or together with any other securities offered by any prospectus supplement and may be attached to or separate from such other offered securities;

•

warrants to purchase debt securities, which will be evidenced by debt warrant certificates and may be issued under the debt warrant agreement independently or together with any other securities offered by any prospectus supplement and may be attached to or separate from such other offered securities;

•	share purchase contracts obligating holders to purchase from us a specified number of common shares or preference shares at a future date or dates;

•

share purchase units, consisting of a share purchase contract and, as security for the holder’s obligation to purchase common shares or preference shares under the share purchase contract, any of (1) our debt securities, (2) debt obligations of third parties, including U.S. Treasury securities, or (3) preferred securities of the Capital Trust; and

•	units which may consist of any combination of the securities listed above.

RenaissanceRe Finance may from time to time offer senior and subordinated debt securities, and junior subordinated debt securities to the Capital Trust, all of which will be fully and unconditionally guaranteed by us to the extent described in this prospectus.

The Capital Trust may offer preferred securities representing undivided beneficial interests in its assets, which will be fully and unconditionally guaranteed by us to the extent described in this prospectus.

RISK FACTORS

An investment in our securities involves certain risks. Before you invest in any of the securities offered by us, RenaissanceRe Finance or the Capital Trust, you should carefully consider the risks involved. Accordingly, you should carefully consider:

•

the information contained or incorporated by reference into this prospectus, including the “Risk Factors” set forth in our Annual Report on Form 10-K for the year ended December 31, 2022 and in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2023;

•

the information, including risk factors, in any of our subsequent current, quarterly and annual reports and other documents we file with the Commission after the date of this prospectus that are incorporated by reference herein; and

•	the information, including risk factors, contained in or incorporated by reference into any prospectus supplement relating to specific offerings of securities.

Our business, results of operations or financial condition could be adversely affected by any of these risks or by additional risks and uncertainties not currently known to us or that we currently consider immaterial.

FORWARD-LOOKING STATEMENTS

This prospectus, including the information incorporated by reference herein, may contain forward-looking statements within the meaning of Section 27A of the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, which we refer to in this prospectus as the “Exchange Act.” Forward-looking statements are necessarily based on estimates and assumptions that are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which, with respect to future business decisions, are subject to change. These uncertainties and contingencies can affect actual results and could cause actual results to differ materially from those expressed in any forward-looking statements made by, or on behalf of, us.

In particular, statements using words such as “may,” “should,” “estimate,” “expect,” “anticipate,” “intend,” “believe,” “predict,” “potential,” or words of similar import generally involve forward-looking statements. For example, we may include certain forward-looking statements with regard to trends in results, prices, volumes, operations, investment results, margins, combined ratios, fees, reserves, market conditions, risk management and exchange rates. This prospectus supplement, including the information incorporated by reference herein, may also contain forward-looking statements with respect to our business and industry, such as those relating to our strategy and management objectives, plans and expectations regarding our response and ability to adapt to changing economic conditions, market standing and product volumes, competition and new entrants in our industry, industry capital, insured losses from loss events, government initiatives and regulatory matters affecting the reinsurance and insurance industries. In light of the risks and uncertainties inherent in all future projections, the inclusion of forward-looking statements in this prospectus should not be considered as a representation by us or any other person that our current objectives or plans will be achieved. Numerous factors could cause our actual results to differ materially from those addressed by the forward-looking statements, including those contained under “Note on Forward-Looking Statements” in RenaissanceRe’s Annual Report on Form 10-K for the year ended December 31, 2022, and incorporated herein by reference, and under “Note on Forward-Looking Statements” in RenaissanceRe’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2023, and incorporated herein by reference. We undertake no obligation to release publicly the results of any future revision we may make to forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

The inclusion of forward-looking statements in this prospectus should not be considered as a representation by us or any other person that our current objectives or plans will be achieved. Numerous factors could cause our actual results to differ materially from those addressed by the forward-looking statements, including the following:

•	our exposure to natural and non-natural catastrophic events and circumstances and the variance they may cause in our financial results;

•	the effect of climate change on our business, including the trend towards increasingly frequent and severe climate events;

•	the effectiveness of our claims and claim expense reserving process;

•	the effect of emerging claims and coverage issues;

•	the performance of our investment portfolio and financial market volatility;

•	the effects of inflation;

•	the ability of our ceding companies and delegated authority counterparties to accurately assess the risks they underwrite;

•	our ability to maintain our financial strength ratings;

•	the highly competitive nature of our industry;

•	our reliance on a small number of brokers;

•	collection on claimed retrocessional coverage, and new retrocessional reinsurance being available on acceptable terms or at all;

•	the historically cyclical nature of the (re)insurance industries;

•	our ability to attract and retain key executives and employees;

•	our ability to successfully implement our business, strategies and initiatives;

•	our exposure to credit loss from counterparties;

•	our need to make many estimates and judgments in the preparation of our financial statements;

•	our ability to effectively manage capital on behalf of investors in joint ventures or other entities we manage;

•	changes to the accounting rules and regulatory systems applicable to our business, including changes in Bermuda and U.S. laws or regulations;

•	other political, regulatory or industry initiatives adversely impacting us;

•	our ability to comply with covenants in our debt agreements;

•	the effect of adverse economic factors, including changes in the prevailing interest rates and recession or the perception that recession may occur;

•	the effect of cybersecurity risks, including technology breaches or failure;

•	a contention by the IRS that any of our Bermuda subsidiaries are subject to taxation in the U.S.;

•	the effects of possible future tax reform legislation and regulations in the jurisdictions in which we operate;

•	our ability to determine any impairments taken on our investments;

•	our ability to raise capital on acceptable terms, including through debt instruments, the capital markets, and third party investments in our joint ventures and managed fund partners;

•	our ability to comply with applicable sanctions and foreign corrupt practices laws; and

•	our dependence on the ability of our operating subsidiaries to declare and pay dividends.

As a consequence, our future financial condition and results may differ from those expressed in any forward-looking statements made by or on behalf of us. The factors listed above, which are discussed in more detail in our filings with the Commission, including our Annual Report on Form 10-K for the year ended December 31, 2022 and our Quarterly Report on Form 10-Q for the quarter ended March 31, 2023, should not be construed as exhaustive. Forward-looking statements speak only as of the date they are made, and we undertake no obligation to revise or update forward-looking statements to reflect new information, events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

USE OF PROCEEDS

Unless the applicable prospectus supplement states otherwise, the net proceeds from the sale of securities offered by RenaissanceRe, RenaissanceRe Finance or the Capital Trust will be used by us and our subsidiaries for working capital, capital expenditures, acquisitions and other general corporate purposes. Until we use the net proceeds in this manner, we may temporarily use them to make short-term investments or reduce short-term borrowings.

DESCRIPTION OF OUR CAPITAL SHARES

The following is a summary of certain provisions of our Memorandum of Association (the “Memorandum”) and Bye-Laws, and the applicable Certificate of Designation, Preferences and Rights for our Series F Preference Shares and Series G Preference Shares. Because this summary is not complete, you should refer to our Memorandum and Bye-Laws and the applicable certificate of designation for complete information regarding the provisions of these governing documents, including the definitions of some of the terms used below. Copies of these governing documents are incorporated by reference as exhibits to the registration statement of which this prospectus forms a part. Whenever we refer to particular sections or defined terms of the Memorandum, the Bye-Laws or the certificates of designation, such sections or defined terms are incorporated herein by reference and the statement in connection with such reference is made is qualified in its entirety by such reference.

COMMON SHARES

Our common shares are listed on the New York Stock Exchange under the symbol “RNR.” The common shares currently issued and outstanding are fully paid and non-assessable (as such is understood under Bermuda law). We have authorized the issuance of 225,000,000 common shares, and 43,931,597 common shares were issued and outstanding at March 31, 2023. Any common shares offered by a prospectus supplement, upon issuance against full consideration, will be fully paid and non-assessable (as such is understood under Bermuda law). There are no provisions of Bermuda law or our Memorandum and Bye-Laws which impose any limitation on the rights of shareholders to hold or vote common shares by reason of their not being residents of Bermuda.

A more detailed description of our common shares is set forth in our registration statement filed under the Exchange Act on Form 8-A on July 24, 1995, including any amendment or report for the purpose of updating such description.

SERIES F PREFERENCE SHARES

Currently, 10,000 of our 5.750% Series F Preference Shares (equivalent to 10,000,000 Depositary Shares) are outstanding. The 10,000,000 Depositary Shares, each representing 1/1,000th of an interest in a share of 5.750% Series F Preference Shares, are listed on the New York Stock Exchange under the symbol “RNRPRF”. The Series F Preference Shares (and the Depositary Shares) currently issued and outstanding are fully paid and non-assessable (as such is understood under Bermuda law). Because the following summary of the terms of the Series F Preference Shares is not complete, you should refer to the Memorandum, the Bye-Laws and the applicable Certificate of Designation, Preferences and Rights for complete information regarding the terms of the Series F Preference Shares.

General. The holders of Series F Preference Shares have no preemptive rights with respect to any of our common shares or any of our other securities convertible into or carrying rights or options to purchase any such shares. The Series F Preference Shares are not subject to any sinking fund or other obligation on our part to redeem or retire the Series F Preference Shares. Unless we redeem them, the Series F Preference Shares will have a perpetual term with no maturity. The Series F Preference Shares rank pari passu to our Series G Preference Shares and senior to our common shares with respect to payment of dividends and amounts upon liquidation, dissolution or winding-up.

Dividends. Dividends on the Series F Preference Shares (and the Depositary Shares) are payable from the date of original issuance on a non-cumulative basis, only when, as and if declared by our Board of Directors, quarterly in arrears, in an amount per share equal to 5.750% of the liquidation preference per annum.

No dividends will be paid upon any shares of any class or series of shares of RenaissanceRe ranking on a parity with the Series F Preference Shares with respect to the payment of dividends and amounts upon our liquidation, dissolution or winding up (for purposes of this section, “Parity Shares”) (other than partial dividends to be shared pro rata by the holders of Parity Shares and Series F Preference Shares) for any period unless there will have been paid or declared and set apart for payment dividends to be paid to the holders of the Series F Preference Shares for the current dividend period. No dividends will be paid upon any class or series of shares of RenaissanceRe ranking junior to the Series F Preference Shares with respect to either the payment of dividends or amounts upon our liquidation, dissolution or winding up (for purposes of this section, “Junior Shares”) for any period unless there will have been paid or declared and set apart for payment dividends to be paid to the holders of the Series F Preference Shares and Parity Shares for the current dividend period, subject to certain exceptions.

Under Bermuda law, a company may not declare or pay a dividend, or make a distribution out of contributed surplus, if there are reasonable grounds for believing that (i) the company is, or would after the payment be, unable to pay its liabilities as they become due; or (ii) the realisable value of the company’s assets would thereby be less than its liabilities. “Contributed surplus” is defined for purposes of the Companies Act 1981 of Bermuda (as amended, the “Act”) to include the proceeds arising from donated shares, credits resulting from the redemption or conversion of shares at less than the amount set up as nominal capital and donations of cash and other assets to the company. These dividend rights are therefore subject to these requirements of the Act.

Liquidation. In case of our voluntary or involuntary liquidation, dissolution or winding up, the holders of Series F Preference Shares will be entitled to receive from our assets legally available for distribution to shareholders a liquidation preference of $25,000 per 5.750% Series F Preference Share (equivalent to $25 per Depositary Share), plus declared and unpaid dividends, if any, to the date of liquidation, without accumulation of any undeclared dividends and without interest.

It is possible that, in case of our voluntary or involuntary liquidation, dissolution or winding up, our assets could be insufficient to pay the holders of all of the classes or series of preference shares then outstanding the full, or any, amounts to which they may be entitled. In that circumstance, the holders of Series F Preference Shares and any Parity Shares will share ratably in such assets in accordance with the respective amounts that would be payable on such Series F Preference Shares and such Parity Shares if all amounts payable thereon were paid in full.

Our amalgamation, consolidation or merger with or into any other corporation, or a sale of all or substantially all of our assets, or a statutory share exchange, will not be deemed to constitute a liquidation, dissolution or winding up.

Redemption. On and after June 30, 2023, we may redeem the Series F Preference Shares, in whole or in part, at any time upon not less than 30 nor more than 60 days’ written notice, at a redemption price of $25,000 per 5.750% Series F Preference Share (equivalent to $25 per Depositary Share), plus an amount equal to the portion of the quarterly dividend attributable to the then-current dividend period to, but excluding, the date of redemption; provided that no redemption may occur prior to June 30, 2028 unless (1) we have sufficient funds in order to meet the Bermuda Monetary Authority’s (the “BMA”) Enhanced Capital Requirement and the BMA (or its successor, if any) approves of the redemption or (2) we replace the capital represented by preference shares to be redeemed with capital having equal or better capital treatment as the preference shares under the Enhanced Capital Requirement. The Series F Preference Shares have no stated maturity, are not subject to any sinking fund or mandatory redemption and are not convertible into or exchangeable for any of our other securities. We may not redeem the Series F Preference Shares before June 30, 2023, except that we may redeem the Series F Preference Shares before that date at a redemption price of $26,000 per share (equivalent to $26 per Depositary Share), plus declared and unpaid dividends, if any, to, but excluding, the date of redemption, without accumulation of any undeclared dividends and without interest, if we submit a proposal to our common shareholders concerning an amalgamation or submit any proposal for any other matter that requires, as a result of a change in Bermuda law, the approval of the holders of the Series F Preference Shares, whether voting as a separate series or together with any other series of preference shares as a single class. In addition, at any time upon not less than 30 nor more than 60 days’ written notice following the occurrence of a “tax event” or within 90 days under certain circumstances following the occurrence of a “capital redemption trigger date,” we may redeem the Series F Preference Shares, in whole or in part, at a redemption price of $25,000 per 5.750% Series F Preference Share (equivalent to $25 per Depositary Share), plus declared and unpaid dividends, if any, to, but excluding, the date of redemption, without accumulation of any undeclared dividends and without interest.

Unless there will have been paid or declared and set apart for payment full dividends for the holders of the Series F Preference Shares and the holders of any Parity Shares for the latest completed dividend period:

(1) we may not purchase any Series F Preference Shares or Parity Shares except in accordance with a purchase or offer made in writing to all holders of Series F Preference Shares and Parity Shares upon such terms as the Board, in its sole discretion after consideration of the respective annual dividend rate and other relative rights and preferences of the respective classes or series, will determine (which determination will be final and conclusive) will result in fair and equitable treatment among the respective classes or series; and

(2) we may not redeem, purchase or otherwise acquire, or permit any subsidiary to purchase or acquire, any Junior Shares, subject to certain exceptions.

Reissuance of Shares. Any Series F Preference Shares reacquired in any manner by RenaissanceRe will have the status of authorized but unissued preference shares, and may be reissued as part of the same class or series or may be reclassified and reissued by the Board in the same manner as any other authorized and unissued preference shares.

Voting. Except as indicated below or as otherwise required by applicable law, the holders of Series F Preference Shares will have no voting rights.

Pursuant to the terms of the Certificate of Designation, Preferences and Rights of the Series F Preference Shares, whenever dividends payable on the Series F Preference Shares or on any Parity Shares are in arrears in an aggregate amount equivalent to six full quarterly dividends on all of such Series F Preference Shares or Parity Shares, as applicable, then outstanding, the holders of Series F Preference Shares, together with the holders of Parity Shares, will have the right, voting together as a single class regardless of class or series, to elect two directors of our Board. We will use our best efforts to increase the number of directors constituting the Board to the extent necessary to effectuate such right. Whenever all arrearages in dividends on the Series F Preference Shares and the Parity Shares shall have been paid and dividends thereon for the current quarterly dividend period shall have been declared and paid or set apart for payment, the rights of such holders of Series F Preference Shares and the Parity Shares to elect members of the Board will cease, subject to revesting in the event of each and every subsequent default in an aggregate amount equivalent to six full quarterly dividends.

Pursuant to the terms of the Certificate of Designation, Preferences and Rights of the Series F Preference Shares, the rights attached to the Series F Preference Shares may only be varied with the consent in writing of the holders of three-quarters of the outstanding Series F Preference Shares, or with the sanction of a resolution approved by at least a majority of the votes cast by the holders of the Series F Preference Shares at a separate meeting in which a quorum is present; provided, however, that the terms of the Series F Preference Shares may also be varied under certain circumstances in connection with a “tax event” or a “capital redemption disqualification event.” The rights attached to Series F Preference Shares will not be deemed to be varied by the creation or issue of any shares or any securities convertible into or evidencing the right to purchase shares ranking prior to or equally with the Series F Preference Shares with respect to the payment of dividends or of assets upon liquidation, dissolution or winding up. Holders of Series F Preference Shares are not entitled to vote on any sale of all or substantially all of our assets.

On any item on which the holders of the Series F Preference Shares are entitled to vote pursuant to the terms of its Certificate of Designation, Preferences and Rights, such holders will be entitled to one vote for each Series F Preference Share held.

Currently, under Bermuda law each share (including preference shares) of an amalgamating or merging company carries the right to vote in respect of an amalgamation or merger whether or not it otherwise carries the right to vote. The provisions of Bermuda law, and thus these voting rights as to amalgamations and mergers, are subject to change at any time.

A more detailed description of the Series F Preference Shares is set forth in our registration statement filed under the Exchange Act on Form 8-A on June 18, 2018, including any amendment or report for the purpose of updating such description. If we issue preference shares in the future, they may, or may not, be on terms similar to the Series F Preference Shares.

SERIES G PREFERENCE SHARES

Currently, 20,000 of our 4.20% Series G Preference Shares (equivalent to 20,000,000 Depositary Shares) are outstanding. The 20,000,000 Depositary Shares, each representing 1/1,000th of an interest in a share of 4.20% Series G Preference Shares, are listed on the New York Stock Exchange under the symbol “RNRPRG.” The Series G Preference Shares (and the Depositary Shares) currently issued and outstanding are fully paid and nonassessable within the meaning of applicable Bermuda law. Because the following summary of the terms of the Series G Preference Shares is not complete, you should refer to the Memorandum, the Bye-Laws and the applicable Certificate of Designation, Preferences and Rights for complete information regarding the terms of the Series G Preference Shares.

General. The holders of Series G Preference Shares have no preemptive rights with respect to any of our common shares or any of our other securities convertible into or carrying rights or options to purchase any such shares. The Series G Preference Shares are not subject to any sinking fund or other obligation on our part to redeem or retire the Series G Preference Shares. Unless we redeem them, the Series G Preference Shares will have a perpetual term with no maturity. The Series G Preference Shares rank pari passu to our Series F Preference Shares and senior to our common shares with respect to payment of dividends and amounts upon liquidation, dissolution or winding-up.

Dividends. Dividends on the Series G Preference Shares (and the Depositary Shares) are payable from the date of original issuance on a non-cumulative basis, only when, as and if declared by our Board of Directors, quarterly in arrears, in an amount per share equal to 4.20% of the liquidation preference per annum.

No dividends will be paid upon any shares of any class or series of our shares ranking on a parity with the Series G Preference Shares with respect to the payment of dividends and amounts upon our liquidation, dissolution or winding up (for purposes of this section, “Parity Shares”) (other than partial dividends to be shared pro rata by the holders of Parity Shares and Series G Preference Shares) for any period unless there will have been paid or declared and set apart for payment dividends to be paid to the holders of the Series G Preference Shares for the current dividend period. No dividends will be paid upon any class or series of our shares ranking junior to the Series G Preference Shares with respect to either the payment of dividends or amounts upon our liquidation, dissolution or winding up (for purposes of this section, “Junior Shares”) for any period unless there will have been paid or declared and set apart for payment dividends to be paid to the holders of the Series G Preference Shares and Parity Shares for the current dividend period, subject to certain exceptions.

Under Bermuda law, a company may not declare or pay a dividend, or make a distribution out of contributed surplus, if there are reasonable grounds for believing that (i) the company is, or would after the payment be, unable to pay its liabilities as they become due; or (ii) the realisable value of the company’s assets would thereby be less than its liabilities. “Contributed surplus” is defined for purposes of the Act to include the proceeds arising from donated shares, credits resulting from the redemption or conversion of shares at less than the amount set up as nominal capital and donations of cash and other assets to the company. These dividend rights are therefore subject to these requirements of the Act.

Liquidation. In case of our voluntary or involuntary liquidation, dissolution or winding up, the holders of Series G Preference Shares will be entitled to receive from our assets legally available for distribution to shareholders a liquidation preference of $25,000 per 4.20% Series G Preference Share (equivalent to $25 per Depositary Share), plus declared and unpaid dividends, if any, to the date of liquidation, without accumulation of any undeclared dividends and without interest.

It is possible that, in case of our voluntary or involuntary liquidation, dissolution or winding up, our assets could be insufficient to pay the holders of all of the classes or series of preference shares then outstanding the full, or any, amounts to which they may be entitled. In that circumstance, the holders of Series G Preference Shares and any Parity Shares will share ratably in such assets in accordance with the respective amounts that would be payable on such Series G Preference Shares and such Parity Shares if all amounts payable thereon were paid in full.

Our amalgamation, consolidation or merger with or into any other corporation, or a sale of all or substantially all of our assets, or a statutory share exchange, will not be deemed to constitute a liquidation, dissolution or winding up.

Redemption. On and after July 15, 2026, we may redeem the Series G Preference Shares, in whole or in part, at any time upon not less than 30 nor more than 60 days’ written notice, at a redemption price of $25,000 per 4.20% Series G Preference Share (equivalent to $25 per Depositary Share), plus an amount equal to the portion of the quarterly dividend attributable to the then-current dividend period to, but excluding, the date of redemption.

The Series G Preference Shares have no stated maturity, are not subject to any sinking fund or mandatory redemption and are not convertible into or exchangeable for any of our other securities. We may not redeem the Series G Preference Shares before July 15, 2026, except that we may redeem the Series G Preference Shares in whole, but not in part, before that date at a redemption price of $26,000 per share (equivalent to $26 per Depositary Share), plus declared and unpaid dividends, if any, to, but excluding, the date of redemption, without accumulation of any undeclared dividends and without interest, if we submit a proposal to our common shareholders concerning an amalgamation or merger or submit any proposal for any other matter that requires, as a result of a change in Bermuda law, the approval of the holders of the Series G Preference Shares, whether voting as a separate series or together with any other series of preference shares as a single class. In addition, at any time upon not less than 30 nor more than 60 days’ written notice following the occurrence of a “tax event” or within 90 days under certain circumstances following the occurrence of a “capital redemption trigger date,” we may redeem the Series G Preference Shares, in whole or in part, at a redemption price of $25,000 per 4.20% Series G Preference Share (equivalent to $25 per Depositary Share), plus declared and unpaid dividends, if any, to, but excluding, the date of redemption, without accumulation of any undeclared dividends and without interest. Further, we may redeem the Series G Preference Shares at any time, in whole or in part, within 90 days after any “rating agency event,” at a redemption price equal to $25,500 per 4.20% Series G Preference Share (equivalent to $25.50 per Depository Share), plus declared and unpaid dividends, if any, to, but excluding, the date of redemption, without accumulation of any undeclared dividends and without interest.

In general, the Series G Preference Shares may not be redeemed at any time unless (1) we have sufficient funds in order to meet the BMA’s Enhanced Capital Requirement or we replace the capital represented by Series G Preference Shares to be redeemed with capital having equal or better capital treatment as the Series G Preference Shares under the BMA’s Group Rules and (2) and the BMA (or its successor, if any) approves of the redemption. Unless there will have been paid or declared and set apart for payment full dividends for the holders of the Series G Preference Shares and the holders of any Parity Shares for the latest completed dividend period: (1) we may not purchase any Series G Preference Shares or Parity Shares except in accordance with a purchase or exchange offer made in writing to all holders of Series G Preference Shares and Parity Shares upon such terms as the Board, in its sole discretion after consideration of the respective annual dividend rate and other relative rights and preferences of the respective classes or series, will determine (which determination will be final and conclusive) will result in fair and equitable treatment among the respective classes or series; and (2) we may not redeem, purchase or otherwise acquire, or permit any subsidiary to purchase or acquire, any Junior Shares, subject to certain exceptions.

Reissuance of Shares. Any Series G Preference Shares reacquired in any manner by us will have the status of authorized but unissued preference shares, and may be reissued as part of the same class or series or may be reclassified and reissued by the Board in the same manner as any other authorized and unissued preference shares.

Voting. Except as indicated below or as otherwise required by applicable law, the holders of Series G Preference Shares will have no voting rights.

Pursuant to the terms of the Certificate of Designation, Preferences and Rights of the Series G Preference Shares, whenever dividends payable on the Series G Preference Shares or on any Parity Shares are have not been paid in an aggregate amount equivalent to six full quarterly dividends on all of such Series G Preference Shares or Parity Shares, as applicable, then outstanding, the holders of Series G Preference Shares, together with the holders of Parity Shares, will have the right, voting together as a single class regardless of class or series, to elect two directors of our Board. We will use our best efforts to increase the number of directors constituting the Board to the extent necessary to effectuate such right. Whenever all unpaid dividends on the Series G Preference Shares and the Parity Shares shall have been paid and dividends thereon for the current quarterly dividend period shall have been declared and paid or set apart for payment, the rights of such holders of Series G Preference Shares and the Parity Shares to elect members of the Board will cease, subject to revesting in the event of each and every subsequent default in an aggregate amount equivalent to six full quarterly dividends.

Pursuant to the terms of the Certificate of Designation, Preferences and Rights of the Series G Preference Shares, the rights attached to the Series G Preference Shares may only be varied with the consent in writing of the holders of three-quarters of the outstanding Series G Preference Shares, or with the sanction of a resolution approved by at least a majority of the votes cast by the holders of the Series G Preference Shares at a separate meeting in which a quorum is present; provided, however, that the terms of the Series G Preference Shares may also be varied under certain circumstances in connection with a “tax event” or a “capital redemption disqualification event”. The rights attached to Series G Preference Shares will not be deemed to be varied by the creation or issue of any shares or any securities convertible into or evidencing the right to purchase shares ranking prior to or equally with the Series G Preference Shares with respect to the payment of dividends or of assets upon liquidation, dissolution or winding up. Holders of Series G Preference Shares are not entitled to vote on any sale of all or substantially all of our assets.

On any item on which the holders of the Series G Preference Shares are entitled to vote pursuant to the terms of its Certificate of Designation, Preferences and Rights, such holders will be entitled to one vote for each Series G Preference Share held.

Currently, under Bermuda law each share (including preference shares) of an amalgamating or merging company carries the right to vote in respect of an amalgamation or merger whether or not it otherwise carries the right to vote. The provisions of Bermuda law, and thus these voting rights as to amalgamations and mergers, are subject to change at any time.

A more detailed description of the Series G Preference Shares is set forth in our registration statement filed under the Exchange Act on Form 8-A on July 12, 2021, including any amendment or report for the purpose of updating such description. If we issue preference shares in the future, they may, or may not, be on terms similar to the Series G Preference Shares.

OTHER PREFERENCE SHARES

Our Bye-Laws divide our share capital into 225,000,000 common shares and 100,000,000 preference shares. Currently, 10,000 of our 5.750% Series F Preference Shares (equivalent to 10,000,000 Depositary Shares) are outstanding and 20,000 of our 4.20% Series G Preference Shares (equivalent to 20,000,000 Depositary Shares) are outstanding. From time to time, pursuant to the authority granted by the Bye-Laws, our Board may create and issue one or more series of preference shares. The preference shares, upon issuance against full consideration, will be fully paid and non-assessable (as such is understood under Bermuda law). The particular rights and preferences of the preference shares offered by any prospectus supplement will be described in the prospectus supplement.

A prospectus supplement will specify the terms of a particular class or series of preference shares as follows:

•	the number of shares to be issued and sold and the distinctive designation thereof;

•

the dividend rights of the preference shares, whether dividends will be cumulative and, if so, from which date or dates and the relative rights or priority, if any, of payment of dividends on preference shares and any limitations, restrictions or conditions on the payment of such dividends;

•

the voting powers, if any, of the preference shares, equal to or greater than one vote per share, which may include the right to vote, as a class or with other classes of capital stock, to elect one or more of our directors;

•

the terms and conditions (including the price or prices, which may vary under different conditions and at different redemption dates), if any, upon which all or any part of the preference shares may be redeemed, at whose option such a redemption may occur, and any limitations, restrictions or conditions on such redemption;

•	the terms, if any, upon which the preference shares will be convertible into or exchangeable for our shares of any other class, classes or series;

•

the relative amounts, and the relative rights or priority, if any, of payment in respect of preference shares, which the holders of the preference shares will be entitled to receive upon our liquidation, dissolution, winding up, amalgamation, merger or sale of assets;

•	the terms, if any, of any purchase, retirement or sinking fund to be provided for the preference shares;

•	the restrictions, limitations and conditions, if any, upon the issuance of our indebtedness so long as any preference shares are outstanding; and

•	any other relative rights, preferences, limitations and powers not inconsistent with applicable law, the Memorandum or the Bye-Laws.

TRANSFER AGENT

Our registrar and transfer agent for each of our common shares, Series F Preference Shares, Series G Preference Shares, Depositary Shares (each representing 1/1,000th interest in a Series F Preference Share) and Depositary Shares (each representing a 1/1,000th interest in a Series G Preference Share) is Computershare Trust Company, N.A.

TRANSFER OF SHARES

Our Bye-Laws contain various provisions affecting the transferability of our shares. Under the Bye-Laws, the Board has absolute discretion to decline to register a transfer of shares:

(1) unless the appropriate instrument of transfer is submitted along with such evidence as the Board may reasonably require showing the right of the transferor to make the transfer; or

(2) unless all applicable consents and authorizations of any governmental body or agency in Bermuda have been obtained.

In addition, our Bye-laws provide that no Person shall be permitted to own or control shares in RenaissanceRe to the extent such ownership would result in such Person or any other any Person being considered to own or control Controlled Shares, as our Board of Directors may determine in its sole discretion, and such ownership of Controlled Shares (i) would render any Person a Ten Percent Shareholder, (ii) cause RenaissanceRe to become a “controlled foreign corporation” within the meaning of section 957 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), or (iii) cause RenaissanceRe to become a “foreign personal holding company” within the meaning of section 552 of the Code. Our Board of Directors has the right to waive these restrictions in its sole discretion and may decline to register any transfer of shares if the transfer, in the discretion of the Board, would have any of the effects described in clauses (i)-(iii) above. These limits may have the effect of deterring purchases of large blocks of common shares or proposals to acquire us, even if some or a majority of the shareholders might deem these purchases or acquisition proposals to be in their best interests. With respect to this issue, also see the provisions discussed below under “Anti-Takeover Effects of Certain Bye-Law Provisions.”

“Controlled Shares” in reference to any Person means (i) all capital shares of RenaissanceRe such Person is deemed to own directly, indirectly or by attribution (within the meaning of Section 958 of the Code) and (ii) all capital shares of RenaissanceRe directly, indirectly or beneficially owned by such Person (within the meaning of section 13(d) of the Exchange Act).

“Ten Percent Shareholder” means a Person who our Board of Directors determines, in its sole and absolute discretion, owns or controls Controlled Shares representing more than 9.9% of the total voting rights of all of our issued and outstanding capital shares.

“Person” means an individual, partnership, joint-stock company, corporation, trust or unincorporated organization, limited liability company, a government, agency or political subdivision thereof, an entity or arrangement treated as one of the foregoing for U.S. income tax purposes, or a “group” within the meaning of section 13(d) of the Exchange Act.

Our Bermuda counsel has advised us that, while the precise form of the restrictions on transfers contained in the Bye-Laws is untested, as a matter of general principle, restrictions on transfers are enforceable under Bermuda law and are not uncommon.

ANTI-TAKEOVER EFFECTS OF CERTAIN BYE-LAW PROVISIONS

Our Bye-Laws contain certain provisions that make it more difficult to acquire control of us by means of a tender offer, open market purchase, a proxy fight or otherwise. These provisions are designed to encourage persons seeking to acquire control of us to negotiate with our directors. We believe that, as a general rule, the interests of our shareholders would be best served if any change in control results from negotiations with our directors. These provisions could have the effect of discouraging a prospective acquirer from making a tender offer or otherwise attempting to obtain control of us. In addition, these Bye-Law provisions could prevent the removal of our current Board of Directors and management.

In addition to those provisions of the Bye-Laws discussed above under “Transfers of Shares,” set forth below is a description of certain other provisions of the Bye-Laws. Because the following description is intended as a summary only and is therefore not complete, you should refer to the Bye-Laws, which are incorporated by reference as an exhibit to the registration statement of which this prospectus forms a part, for complete information regarding these provisions.

BOARD OF DIRECTOR PROVISIONS

Our Bye-Laws provide for a classified board, to which approximately one-third of the Board is elected each year at our annual general meeting of shareholders. Accordingly, our directors serve three-year terms rather than one-year terms. Moreover, our Bye-Laws provide that each director may be removed by the shareholders only for cause upon the affirmative vote of the holders of not less than 66 2/3% of the voting rights attached to all issued and outstanding capital shares entitled to vote for the election of that director. Further, our Bye-Laws fix the size of the Board at eight directors although the incumbent Board may increase its size to eleven members; there are currently eleven members of the Board. In addition, shareholders may only nominate persons for election as director at an annual or special general meeting of shareholders called for the purpose of electing directors only if, among other things, a satisfactory written notice signed by not less than 20 shareholders holding in the aggregate not less than 10% of our outstanding paid-up share capital is timely submitted.

We believe that these Bye-Law provisions enhance the likelihood of continuity and stability in the composition of the Board and in the policies formulated by the Board. We believe these provisions assist our Board to represent more effectively the interests of all shareholders, including taking action in response to demands or actions by a minority shareholder or group.

Our classified Board makes it more difficult for shareholders to change the composition of our Board even if some or a majority of the shareholders believe such a change would be desirable. Moreover, these Bye-Law provisions may deter changes in the composition of the Board or certain mergers, tender offers or other future takeover attempts which some or a majority of holders of our securities may deem to be in their best interest. In addition, because the classification provisions may discourage accumulations of large blocks of our shares by purchasers whose objective is to take control of RenaissanceRe and remove a majority of our Board of Directors, the classification of our Board of Directors could tend to reduce the likelihood of fluctuations in the market price of the shares that might result from accumulation of large blocks for such a purpose. Accordingly, shareholders could be deprived of certain opportunities to sell their shares at a higher price than might otherwise be the case.

VOTING RIGHTS LIMITATIONS

Our Bye-Laws provide that to the extent a Person shall be deemed by our Board of Directors in its sole discretion to own or control Controlled Shares which represent in excess of 9.9% of the voting rights attached to all of our issued and outstanding capital shares, then all such excess Controlled Shares shall carry no voting rights and the voting rights of such excess Controlled Shares shall be allocated to the other holders of shares pro rata based on the number of shares held by all such other holders of shares, subject to certain exceptions designed to avoid having such allocation cause any other shareholder to become a Ten Percent Shareholder. Our Board of Directors has the right to waive these restrictions in its sole discretion.

RESTRICTIONS ON CERTAIN SHAREHOLDER ACTIONS

Our Bye-Laws restrict the ability of our shareholders to take certain actions. These restrictions, among other things, limit the power of our shareholders to:

•	nominate persons to serve as directors;

•	submit resolutions to the vote of shareholders at an annual or special general meeting; and

•	requisition special general meetings.

Generally, the Bye-Laws prohibit shareholders from taking these actions unless certain requirements specified in the Bye-Laws are met. These requirements include giving written notice, specifying information that must be provided in connection with the notice or in relation to the requested action, taking specified actions within specified time periods, and requiring a minimum number of holders to act.

These requirements regulating shareholder nominations and proposals may have the effect of deterring a contest for the election of directors or the introduction of a shareholder proposal if the procedures summarized above are not followed. They may also discourage or deter a third party from conducting a solicitation of proxies to elect its own slate of directors or to introduce a proposal. For a more complete description of these provisions, you should refer to the Bye-Laws, which are incorporated by reference as an exhibit to the registration statement of which this prospectus forms a part.

SUPERMAJORITY REQUIREMENTS FOR CERTAIN AMENDMENTS

Our Bye-Laws require the affirmative vote of at least 66 2/3% of the voting rights attached to all of our issued and outstanding capital shares to amend, repeal or adopt any provision inconsistent with several provisions of the Bye-Laws. The provisions include, among others things, those relating to: the size of our Board and its division into classes, the removal of directors, the powers of shareholders to nominate directors, to call shareholder meetings and to propose matters to be acted on at shareholder meetings. This supermajority requirement could make it more difficult for shareholders to propose and adopt changes to the Bye-Laws intended to facilitate the acquisition or exercise of control over us.

AVAILABILITY OF SHARES FOR FUTURE ISSUANCES; SHAREHOLDER RIGHTS PLAN

We have a large number of authorized but unissued shares available for issuance. Generally, these shares may be issued by action of our directors without further action by shareholders (except as may be required by applicable stock exchange requirements). The availability of these shares for issue could be viewed as enabling the directors to make a change in our control more difficult. For example, the directors could determine to issue warrants or rights to acquire shares. In addition, we have authorized a sufficient amount of our shares such that we could put in place a shareholder rights plan without further action by shareholders. A shareholder rights plan could serve to dilute or deter stock ownership of persons seeking to obtain control of us.

Our ability to take these actions makes it more difficult for a third party to acquire us without negotiating with the Board, even if some or a majority of the shareholders desired to pursue a proposed transaction. Moreover, these powers could discourage or defeat unsolicited stock accumulation programs and acquisition proposals.

DESCRIPTION OF THE DEPOSITARY SHARES

GENERAL

We may, at our option, elect to offer depositary shares, each representing a fraction (to be set forth in the prospectus supplement relating to our common shares or a particular series of preference shares) of a share of a common share or a particular series of preference shares as described below. In the event we elect to do so, depositary receipts evidencing depositary shares will be issued to the public.

The shares of common shares or a class or series of preference shares represented by depositary shares will be deposited under a deposit agreement among us, a depositary selected by us and the holders of the depositary receipts. The depositary will be a bank or trust company having its principal office in the U.S. and having a combined capital and surplus of at least $50,000,000. Subject to the terms of the deposit agreement, each owner of a depositary share will be entitled, in proportion to the applicable fraction of a common share or preference share represented by such depositary share, to all of the rights and preferences of the common shares or preference shares represented thereby (including dividend, voting, redemption and liquidation rights).

The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement. Depositary receipts will be distributed to those persons purchasing the fractional shares of the common shares or related class or series of preference shares in accordance with the terms of the offering described in the related prospectus supplement. If we issue depositary shares, we will file copies of the forms of deposit agreement and depositary receipt as exhibits to the registration statement of which this prospectus forms a part.

Pending the preparation of definitive depositary receipts, the depositary may, upon our written order, issue temporary depositary receipts substantially identical to (and entitling the holders thereof to all of the rights pertaining to) the definitive depositary receipts but not in definitive form. Definitive depositary receipts will be prepared thereafter without unreasonable delay, and temporary depositary receipts will be exchangeable for definitive depositary receipts without charge to the holder thereof.

The following description of the depositary shares sets forth the material terms and provisions of the depositary shares to which any prospectus supplement may relate. The particular terms of the depositary shares offered by any prospectus supplement, and the extent to which the general provisions described below may apply to the offered securities, will be described in the prospectus supplement.

For a description of the depositary shares currently outstanding, see “Description of Our Capital Shares — Series F Preference Shares” and “Description of Our Capital Shares — Series G Preference Shares.”

DIVIDENDS AND OTHER DISTRIBUTIONS

The depositary will distribute all cash dividends or other distributions received in respect of the related common shares or class or series of preference shares to the record holders of depositary shares relating to such common shares or class or series of preference shares in proportion to the number of such depositary shares owned by such holders.

In the event of a distribution other than in cash, the depositary will distribute property received by it to the record holders of depositary shares entitled thereto, unless the depositary determines that it is not feasible to make such distribution, in which case the depositary may, with our approval, sell such property and distribute the net proceeds from such sale to such holders.

WITHDRAWAL OF SHARES

Upon surrender of the depositary receipts at the corporate trust office of the depositary (unless the related depositary shares have previously been called for redemption), the holder of the depositary shares evidenced thereby is entitled to delivery of the number of whole shares of the related common shares or class or series of preference shares and any money or other property represented by such depositary shares. Holders of depositary shares will be entitled to receive whole shares of the related common shares or class or series of preference shares on the basis set forth in the prospectus supplement for such common shares or class or series of preference shares, but holders of such whole common shares or preference shares will not thereafter be entitled to exchange them for depositary shares. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the number of whole common shares or preference shares to be withdrawn, the depositary will deliver to such holder at the same time a new depositary receipt evidencing such excess number of depositary shares. In no event will fractional common shares or preference shares be delivered upon surrender of depositary receipts to the depositary.

REDEMPTION OF DEPOSITARY SHARES

Whenever we redeem common shares or preference shares held by the depositary, the depositary will redeem as of the same redemption date the number of depositary shares representing shares of common shares or the related class or series of preference shares so redeemed. The redemption price per depositary share will be equal to the applicable fraction of the redemption price per share payable with respect to such class or series of the common shares or preference shares. If less than all of the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot or pro rata as may be determined by the depositary.

VOTING THE COMMON SHARES OR PREFERENCE SHARES

Upon receipt of notice of any meeting at which the holders of the common shares or preference shares are entitled to vote, the depositary will mail the information contained in such notice of meeting to the record holders of the depositary shares relating to such common shares or preference shares. Each record holder of such depositary shares on the record date (which will be the same date as the record date for the common shares or preference shares, as applicable) will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the amount of the class or series of preference shares or common shares represented by such holder’s depositary shares. The depositary will endeavor, insofar as practicable, to vote the number of the common shares or preference shares represented by such depositary shares in accordance with such instructions, and we will agree to take all action which the depositary deems necessary in order to enable the depositary to do so. The depositary will abstain from voting common shares or preference shares to the extent it does not receive specific instructions from the holders of depositary shares representing such common shares or preference shares. The depositary will abstain from voting common shares or preference shares to the extent it does not receive specific instructions from the holders of depositary shares representing such common shares or preference shares.

AMENDMENT AND TERMINATION OF THE DEPOSIT AGREEMENT

The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may at any time be amended by agreement between us and the depositary. However, any amendment which materially and adversely alters the rights of the holders of depositary receipts will not be effective unless such amendment has been approved by the holders of depositary receipts representing at least a majority (or, in the case of amendments relating to or affecting rights to receive dividends or distributions or voting or redemption rights, 66 2/3%, unless otherwise provided in the related prospectus supplement) of the depositary shares then outstanding. The deposit agreement may be terminated by us or the depositary only if (1) all outstanding depositary shares have been redeemed, (2) there has been a final distribution in respect of the common shares or the related class or series of preference shares in connection with our liquidation, dissolution or winding up and such distribution has been distributed to the holders of depositary receipts or if (3) upon the consent of holders of depositary receipts representing not less than 66 2/3% of the depositary shares outstanding.

CHARGES OF DEPOSITARY

We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will also pay charges of the depositary in connection with the initial deposit of the related common shares or class or series of preference shares and any redemption of such common shares or preference shares. Holders of depositary receipts will pay all other transfer and other taxes and governmental charges and such other charges as are expressly provided in the deposit agreement to be for their accounts.

The depositary may refuse to effect any transfer of a depositary receipt or any withdrawal of shares of common shares or a class or series of preference shares evidenced thereby until all such taxes and charges with respect to such depositary receipt or such common shares or preference shares are paid by the holders thereof.

MISCELLANEOUS

The depositary will forward all reports and communications from us which are delivered to the depositary and which we are required to furnish to the holders of the common shares or preference shares.

Neither we nor the depositary will be liable if either of us is prevented or delayed by law or any circumstance beyond our control in performing our obligations under the deposit agreement. Our obligations and the obligations of the depositary under the deposit agreement will be limited to performance in good faith of their duties thereunder and neither we nor the depositary will be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or class or series of preference shares unless satisfactory indemnity is furnished. We and the depositary may rely on written advice of counsel or accountants, or information provided by persons presenting preference shares for deposit, holders of depositary shares or other persons believed to be competent and on documents believed to be genuine.

RESIGNATION AND REMOVAL OF DEPOSITARY

The depositary may resign at any time by delivering to us notice of its election to do so, and we may at any time remove the depositary. Any such resignation or removal of the depositary will take effect upon the appointment of a successor depositary, which successor depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the U.S. and having a combined capital and surplus of at least $50,000,000.

DESCRIPTION OF THE DEBT SECURITIES

We and RenaissanceRe Finance may offer debt securities. The following description sets forth the material terms and provisions of the debt securities to which any prospectus supplement may relate. Our senior debt securities are to be issued under a senior indenture between us and a financial institution, as trustee, the form of which is filed as an exhibit to the registration statement of which this prospectus forms a part and is incorporated by reference and RenaissanceRe Finance’s senior debt securities are to be issued under a senior indenture between RenaissanceRe Finance and a financial institution, as trustee (the “RenaissanceRe Finance Senior Indenture”), the form of which is filed as an exhibit to the registration statement of which this prospectus forms a part and is incorporated by reference. Our subordinated debt securities are to be issued under a subordinated indenture between us and a financial institution, as trustee, the form of which is filed as an exhibit to the registration statement of which this prospectus forms a part and is incorporated by reference and RenaissanceRe Finance’s subordinated debt securities are to be issued under a subordinated indenture between RenaissanceRe Finance and a financial institution, as trustee (the “RenaissanceRe Finance Subordinated Indenture”), the form of which is filed as an exhibit to the registration statement of which this prospectus forms a part and is incorporated by reference. In addition, we and RenaissanceRe Finance may issue junior subordinated debt securities, including to the Capital Trust in connection with the issuance of preferred securities and common securities by the Capital Trust. Our junior subordinated debt securities are to be issued under a junior subordinated indenture between us and a financial institution, as trustee, the form of which is filed as an exhibit to the registration statement of which this prospectus forms a part and is incorporated by reference and RenaissanceRe Finance’s junior subordinated debt securities are to be issued under a junior subordinated indenture between RenaissanceRe Finance and a financial institution, as trustee (the “RenaissanceRe Finance Junior Subordinated Indenture”), the form of which is filed as an exhibit to the registration statement of which this prospectus forms a part and is incorporated by reference. The senior indentures, the subordinated indentures and the junior subordinated indentures are sometimes referred to herein collectively as the “indentures” and each individually as an “indenture.” The particular terms of the debt securities offered by any prospectus supplement, and the extent to which the general provisions described below may apply to the offered debt securities, will be described in the prospectus supplement. The indentures are subject to and governed by the Trust Indenture Act.

Because the following summaries of the material terms and provisions of the indentures and the related debt securities are not complete, you should refer to the forms of the indentures and the debt securities for complete information regarding the terms and provisions of the indentures, including the definitions of some of the terms used below, and the debt securities. Wherever we refer to particular articles, sections or defined terms of an indenture, those articles, sections or defined terms are incorporated herein by reference. Whenever we refer to particular articles, sections or defined terms of an indenture, without specific reference to an indenture, those articles, sections or defined terms are contained in all indentures. The senior indentures and the subordinated indentures are substantially identical, except for provisions relating to subordination. The subordinated indentures and the junior subordinated indenture are substantially identical, except for certain rights and covenants of ours or RenaissanceRe Finance, as applicable, and provisions relating to the issuance of securities to the Capital Trust.

GENERAL

The indentures do not limit the aggregate principal amount of the debt securities that we or RenaissanceRe Finance may issue thereunder and provide that we or RenaissanceRe Finance, as applicable, may issue the debt securities thereunder from time to time in one or more series. Unless otherwise described in a prospectus supplement regarding any debt securities, the indentures do not limit the amount of other indebtedness or the debt securities which we or our subsidiaries may issue.

Unless otherwise provided in a prospectus supplement, our and RenaissanceRe Finance’s senior debt securities will be unsecured obligations of the respective issuer and will rank equally with all of such issuer’s other unsecured and unsubordinated indebtedness. The subordinated debt securities will be unsecured obligations of the issuer, subordinated in right of payment to the prior payment in full of all senior indebtedness of such issuer as described below under “Subordination of the Subordinated Debt Securities of RenaissanceRe,” “Subordination of the Subordinated Debt Securities of RenaissanceRe Finance” and in the applicable prospectus supplement. The junior subordinated debt securities will be unsecured obligations of the issuer, subordinated in right of payment to the prior payment in full of such issuer’s senior and subordinated indebtedness, as described below under “Certain Provisions of the Junior Subordinated Debt Securities Issued to the Capital Trust” and in the applicable prospectus supplement.

Because we are a holding company, our rights and the rights of our creditors (including the holders of our debt securities and the holders of RenaissanceRe Finance’s debt securities who are creditors of RenaissanceRe by virtue of our guarantee of the debt securities issued by RenaissanceRe Finance) and shareholders to participate in any distribution of assets of any of our subsidiaries upon that subsidiary’s liquidation or reorganization or otherwise would be subject to the prior claims of that subsidiary’s creditors, including claims against our reinsurance and insurance subsidiaries of their respective policyholders, except to the extent that we may ourselves be a creditor with recognized claims against that subsidiary or our creditor may have the benefit of a guaranty from our subsidiary. Our revolving credit agreement requires that under the circumstances specified in such agreement certain of our existing and future subsidiaries become guarantors of the loans made to us under such agreement. The existing guarantor is RenaissanceRe Finance . Other than the lenders under our revolving credit agreement, none of our creditors has the benefit of a guaranty from any of our subsidiaries. The rights of our creditors (including the holders of our debt securities and the holders of RenaissanceRe Finance’s debt securities who are creditors of RenaissanceRe by virtue of our guarantee of the debt securities issued by RenaissanceRe Finance) to participate in the distribution of stock owned by us in certain of our subsidiaries, including our insurance subsidiaries, may also be subject to approval by certain insurance regulatory authorities having jurisdiction over such subsidiaries.

In the event that we or RenaissanceRe Finance issue junior subordinated debt securities to the Capital Trust in connection with the issuance of preferred securities and common securities by the Capital Trust, such junior subordinated debt securities subsequently may be distributed pro rata to the holders of such preferred securities and common securities in connection with the dissolution of the Capital Trust upon the occurrence of certain events. These events will be described in the prospectus supplement relating to such preferred securities and common securities. Only one series of our junior subordinated debt securities will be issued by us or RenaissanceRe Finance, as applicable, to the Capital Trust in connection with the issuance of preferred securities and common securities by the Capital Trust.

The prospectus supplement relating to the particular debt securities offered thereby will include specific terms relating to the offering. The terms will include, among other things, some or all of the following, as applicable:

•	the title of such debt securities and the series in which such debt securities will be included, which may include medium-term notes;

•	the aggregate principal amount of such debt securities and any limit upon such principal amount;

•	the date or dates, or the method or methods, if any, by which such date or dates will be determined, on which the principal of such debt securities will be payable;

•

the rate or rates at which such debt securities will bear interest, if any, which rate may be zero in the case of certain debt securities issued at an issue price representing a discount from the principal amount payable at maturity, or the method by which such rate or rates will be determined (including, if applicable, any remarketing option or similar method), and the date or dates from which such interest, if any, will accrue or the method by which such date or dates will be determined;

•	the date or dates on which interest, if any, on such debt securities will be payable and any regular record dates applicable to the date or dates on which interest will be so payable;

•

the place or places where the principal of, any premium or interest on or any additional amounts with respect to such debt securities will be payable, any of such debt securities that are issued in registered form may be surrendered for registration of transfer or exchange, and any such debt securities may be surrendered for conversion or exchange;

•

whether any of such debt securities are to be redeemable at the issuer’s option and, if so, the date or dates on which, the period or periods within which, the price or prices at which and the other terms and conditions upon which such debt securities may be redeemed, in whole or in part, at the issuer’s option;

•

whether the issuer will be obligated to redeem or purchase any such debt securities pursuant to any sinking fund or analogous provision or at the option of any holder thereof and, if so, the date or dates on which, the period or periods within which, the price or prices at which and the other terms and conditions upon which such debt securities will be redeemed or purchased, in whole or in part, pursuant to such obligation, and any provisions for the remarketing of such debt securities so redeemed or purchased;

•	if other than denominations of $2,000 or multiples of $1,000, and any integral multiple thereof, the denominations in which any debt securities to be issued in registered form will be issuable;

•

whether the debt securities will be convertible into common shares and/or exchangeable for other securities issued by us, and, if so, the terms and conditions upon which such debt securities will be so convertible or exchangeable;

•

if other than the principal amount, the portion of the principal amount (or the method by which such portion will be determined) of such debt securities that will be payable upon declaration of acceleration of the maturity thereof;

•

if other than United States dollars, the currency of payment, including composite currencies, of the principal of, any premium or interest on or any additional amounts with respect to any of such debt securities;

•

whether the principal of, any premium or interest on or any additional amounts with respect to such debt securities will be payable, at the issuer’s election or the election of a holder, in a currency other than that in which such debt securities are stated to be payable and the date or dates on which, the period or periods within which, and the other terms and conditions upon which, such election may be made;

•	any index, formula or other method used to determine the amount of payments of principal of, any premium or interest on or any additional amounts with respect to such debt securities;

•	whether such debt securities are to be issued in the form of one or more global securities and, if so, the identity of the depositary for such global security or securities;

•	whether such debt securities are the senior debt securities or subordinated debt securities and, if the subordinated debt securities, the specific subordination provisions applicable thereto;

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in the case of junior subordinated debt securities issued by us or by RenaissanceRe Finance to the Capital Trust, the terms and conditions of any obligation or right of ours, RenaissanceRe Finance or the Capital Trust to convert or exchange such subordinated debt securities into preferred securities of the Capital Trust;

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in the case of junior subordinated debt securities issued by us or by RenaissanceRe Finance to the Capital Trust, the form of restated trust agreement and, if applicable, the agreement relating to our guarantee of the preferred securities of the Capital Trust;

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in the case of the subordinated debt securities issued by us or RenaissanceRe Finance, the relative degree, if any, to which such subordinated debt securities of the series will be senior to or be subordinated to other series of the subordinated debt securities or other indebtedness of the applicable issuer, in right of payment, whether such other series of the subordinated debt securities or other indebtedness are outstanding or not;

•	any deletions from, modifications of or additions to the Events of Default or covenants of the issuer with respect to such debt securities;

•	whether the provisions described below under “Discharge, Defeasance and Covenant Defeasance” will be applicable to such debt securities;

•

whether, under what circumstances and in which currency we or RenaissanceRe Finance, as applicable, will pay additional amounts on account of taxes, fees, assessments or governmental charges on the debt securities of a series and if so, whether we or RenaissanceRe Finance, as applicable, will have the option to redeem such debt securities rather than pay such additional amounts;

•	whether any such debt securities are to be issued upon the exercise of warrants, and the time, manner and place for such debt securities to be authenticated and delivered; and

•	any other terms of such debt securities and any other deletions from or modifications or additions to the applicable indenture in respect of such debt securities.

The issuer will have the ability under the indentures to “reopen” a previously issued series of the debt securities and issue additional debt securities of that series or establish additional terms of that series. The issuer is also permitted to issue debt securities with the same terms as previously issued debt securities.

Unless otherwise provided in the related prospectus supplement, principal, premium, interest and additional amounts, if any, with respect to any debt securities will be payable at the office or agency maintained by us or RenaissanceRe Finance, as applicable, for such purposes (initially the corporate trust office of the trustee). In the case of debt securities issued in registered form, interest may be paid by check mailed to the persons entitled thereto at their addresses appearing on the security register or by transfer to an account maintained by the payee with a bank located in the United States. A security issued in “registered form” is a security for which the issuer or the paying agent keeps a record of all the current holders. Interest on debt securities issued in registered form will be payable on any interest payment date to the persons in whose names the debt securities are registered at the close of business on the regular record date with respect to such interest payment date. Interest on such debt securities which have a redemption date after a regular record date, and on or before the following interest payment date, will also be payable to the persons in whose names the debt securities are so registered. All paying agents initially designated by us or RenaissanceRe Finance, as applicable, for the debt securities will be named in the related prospectus supplement. The issuer may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts, except that the issuer will be required to maintain a paying agent in each place where the principal of, any premium or interest on or any additional amounts with respect to the debt securities are payable.

Unless otherwise provided in the related prospectus supplement, the debt securities may be presented for transfer (duly endorsed or accompanied by a written instrument of transfer, if so required by us or the security registrar) or exchanged for other debt securities of the same series (containing identical terms and provisions, in any authorized denominations, and of a like aggregate principal amount) at the office or agency maintained by the issuer for such purposes (initially the corporate trust office of the trustee). Such transfer or exchange will be made without service charge, but the issuer may require payment of a sum sufficient to cover any tax or other governmental charge and any other expenses then payable. The issuer will not be required to (1) issue, register the transfer of, or exchange, the debt securities during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any such debt securities and ending at the close of business on the day of such mailing, (2) register the transfer of or exchange any debt security so selected for redemption in whole or in part, except the unredeemed portion of any debt security being redeemed in part, or (3) register the transfer of or exchange any debt security which, in accordance with its terms, has been surrendered for repayment at the option of the older, except the portion, if any, of such debt security not to be so repaid.

We or RenaissanceRe Finance, as applicable, will appoint the trustee as security registrar. Any transfer agent (in addition to the security registrar) initially designated by the issuer for any debt securities will be named in the related prospectus supplement. The issuer may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that the issuer will be required to maintain a transfer agent in each place where the principal of, any premium or interest on, or any additional amounts with respect to the debt securities are payable.

Unless otherwise provided in the related prospectus supplement, the debt securities will be issued only in fully registered form without coupons in minimum denominations of $2,000 and any integral multiple of $1,000. The debt securities may be represented in whole or in part by one or more global debt securities registered in the name of a depositary or its nominee and, if so represented, interests in such global debt security will be shown on, and transfers thereof will be effected only through, records maintained by the designated depositary and its participants as described below.

The debt securities may be issued as original issue discount securities (bearing no interest or bearing interest at a rate which at the time of issuance is below market rates) to be sold at a substantial discount below their principal amount and may for various other reasons be considered to have original issue discount for U.S. federal income tax purposes. In general, original issue discount is included in the income of holders on a yield-to-maturity basis. Accordingly, depending on the terms of the debt securities, holders may be required to include amounts in income prior to the receipt thereof. Special U.S. federal income tax and other considerations applicable to original issue discount securities will be described in the related prospectus supplement.

If the purchase price of any debt securities is payable in one or more foreign currencies or currency units or if any debt securities are denominated in one or more foreign currencies or currency units or if the principal of, or any premium or interest on, or any additional amounts with respect to, any debt securities are payable in one or more foreign currencies or currency units, the restrictions, elections, certain U.S. federal income tax considerations, specific terms and other information with respect to such debt securities and such foreign currency or currency units will be set forth in the related prospectus supplement.

The issuer will comply with Section 14(e) under the Exchange Act, and any other tender offer rules under the Exchange Act which may then be applicable, in connection with any obligation of the issuer to purchase debt securities at the option of the holders. Any such obligation applicable to a series of debt securities will be described in the related prospectus supplement.

Unless otherwise described in a prospectus supplement relating to any debt securities, the indentures do not contain any provisions that would limit the issuer’s ability to incur indebtedness or that would afford holders of the debt securities protection in the event of a sudden and significant decline in the issuer’s credit quality or a takeover, recapitalization or highly leveraged or similar transaction involving us or RenaissanceRe Finance. Accordingly, we or RenaissanceRe Finance could in the future enter into transactions that could increase the amount of indebtedness outstanding at that time or otherwise affect our or RenaissanceRe Finance’s capital structure or credit rating.

You should refer to the prospectus supplement relating to a particular series of the debt securities for information regarding any deletions from, modifications of, or additions to the Events of Defaults described below or the issuer’s covenants contained in the respective indenture, including any addition of a covenant or other provisions providing event risk or similar protection.

CONVERSION AND EXCHANGE

The terms, if any, on which debt securities of any series are convertible into or exchangeable for common shares, preference shares or other securities (whether issued by us), property or cash, or a combination of any of the foregoing, will be set forth in the related prospectus supplement. Such terms may include provisions for conversion or exchange, either mandatory, at the option of the holder, or at our or RenaissanceRe Finance’s option, as applicable, in which the securities, property or cash to be received by the holders of the debt securities would be calculated according to the factors and at such time as described in the related prospectus supplement. Any such conversion or exchange will comply with applicable law and the issuer’s organizational documents.

CONSOLIDATION, AMALGAMATION, MERGER AND SALE OF ASSETS

Unless otherwise described in a prospectus supplement, each indenture provides that the issuer may not (1) consolidate or amalgamate with or merge into any Person (other than, in the case of RenaissanceRe Finance, another subsidiary of ours) or convey, transfer or lease its properties and assets as an entirety or substantially as an entirety to any Person (other than, in the case of RenaissanceRe Finance, another subsidiary of ours), or (2) permit any Person (other than, in the case of RenaissanceRe Finance, another subsidiary of ours) to consolidate or amalgamate with or merge into the issuer, or convey, transfer or lease its properties and assets as an entirety or substantially as an entirety to the issuer, unless, among other things, (a) in the case of (1) above, such Person is a Corporation organized and existing under the laws of the U.S., any state thereof or the District of Columbia, Bermuda, the Cayman Islands or any country which is, on the date of the indenture, a member of the Organization of Economic Co-operation and Development or the EU and expressly assumes, by supplemental indenture duly executed by the successor Person and delivered to the trustee, the due and punctual payment of the principal of, any premium and interest on and any additional amounts with respect to all of the debt securities issued thereunder, and the performance of the issuer’s obligations under such indenture and the debt securities issued thereunder, and provides for conversion or exchange rights in accordance with the provisions of the debt securities of any series that are convertible or exchangeable into common shares or other securities; (b) immediately after giving effect to such transaction, no Event of Default, and no event which after notice or lapse of time or both would become an Event of Default, will have occurred and be continuing under such indenture; and (c) certain other conditions are met. Each indenture provides similar restrictions for the guarantor, if any.

EVENTS OF DEFAULT

Unless the issuer provides other or substitute Events of Default in a prospectus supplement, the following events will constitute an Event of Default under the applicable indenture with respect to any series of debt securities issued thereunder (whatever the reason for such Event of Default and whether it will be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(1) default in the payment of any interest on any debt security of such series, or any additional amounts payable with respect thereto, when such interest becomes or such additional amounts become due and payable, and continuance of such default for a period of 90 days;

(2) default in the payment of the principal of or any premium on any debt security of such series, or any additional amounts payable with respect thereto, when such principal, premium or such additional amounts become due and payable either at maturity, upon any redemption, by declaration of acceleration or otherwise;

(3) default by the issuer or the guarantor (if any) in the performance, or breach, of any other covenant or warranty of the issuer or the guarantor (if any) contained in the applicable indenture for the benefit of such series or in the debt securities of such series, and the continuance of such default or breach for a period of 90 days after there has been given written notice as provided in such indenture; and

(4) certain events relating to bankruptcy, insolvency or reorganization of the issuer or the guarantor (if any).

If an Event of Default with respect to the debt securities of any series (other than an Event of Default described in clause (4) of the preceding paragraph) occurs and is continuing, either the trustee or the holders of at least 25% in principal amount of the outstanding debt securities of such series by written notice as provided in the applicable indenture may declare the principal amount (or such lesser amount as may be provided for in the debt securities of such series) of all outstanding debt securities of such series to be due and payable immediately. At any time after a declaration of acceleration has been made, but before a judgment or decree for payment of money has been obtained by the trustee, and subject to applicable law and certain other provisions of the applicable indenture, the holders of a majority in aggregate principal amount of the debt securities of such series may, under certain circumstances, rescind and annul such acceleration. An Event of Default described in clause (4) of the preceding paragraph will cause the principal amount and accrued interest (or such lesser amount as provided for in the debt securities of such series) to become immediately due and payable without any declaration or other act by the trustee or any holder.

Each indenture provides that, within 90 days after the occurrence of any event which is, or after notice or lapse of time or both would become, an Event of Default with respect to the debt securities of any series, the trustee will transmit, in the manner set forth in such indenture and subject to the exceptions described below, notice of such default to the holders of the debt securities of such series, unless such default has been cured or waived. However, except in the case of a default in the payment of principal of, or premium, if any, or interest, if any, on, or additional amounts or any sinking fund with respect to, any debt security of such series, the trustee may withhold such notice if and so long as the trustee in good faith determines that the withholding of such notice is in the best interest of the holders of the debt securities of such series.

If an Event of Default occurs and is continuing with respect to the debt securities of any series, the trustee may in its discretion proceed to protect and enforce its rights and the rights of the holders of the debt securities of such series by all appropriate judicial proceedings. Each indenture provides that, subject to the duty of the trustee during any default to act with the required standard of care, the trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the debt securities, unless such holders shall have offered to the trustee reasonable indemnity. Subject to such provisions for the indemnification of the trustee, and subject to applicable law and certain other provisions of the applicable indenture, the holders of a majority in aggregate principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to debt securities of such series.

MODIFICATION AND WAIVER

The issuer and the trustee may modify or amend any indenture with the consent of the holders of not less than a majority in aggregate principal amount of the outstanding debt securities of each series affected thereby; provided, however, that no such modification or amendment may, without the consent of the holder of each outstanding debt security affected thereby:

•	change the stated maturity of the principal of, or any premium or installment of interest on, or any additional amounts with respect to, any debt security;

•

reduce the principal amount of, or the rate (or modify the calculation of such principal amount or rate) of interest on, or any additional amounts with respect to, or any premium payable upon the redemption of, any debt security;

•	change the issuer’s obligation to pay additional amounts with respect to any debt security;

•

change the redemption provisions of any debt security or, following the occurrence of any event that would entitle a holder to require the issuer to repay any debt security at the option of the holder, adversely affect the right of repayment, at the option of such holder, of any affected debt security;

•	change the place of payment or the coin or currency in which the principal of, any premium or interest on, or any additional amounts with respect to, any debt security is payable;

•

impair the right to institute suit for the enforcement of any payment on or after the stated maturity of any debt security (or, in the case of redemption, on or after the redemption date or, in the case of repayment at the option of any holder, on or after the repayment date);

•	reduce the percentage in principal amount of the outstanding debt securities, the consent of whose holders is required in order to take specific actions;

•	reduce the requirements for quorum or voting by holders of debt securities in the applicable section of each indenture;

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modify any of the provisions in the applicable indenture regarding the waiver of past defaults and the waiver of certain covenants by the holders of the debt securities, except to increase any percentage vote required or to provide that other provisions of such indenture cannot be modified or waived without the consent of the holder of each debt security affected thereby;

•

make any change that adversely affects the right to convert or exchange any debt security into or for our common shares or other debt securities or other securities, cash or property in accordance with its terms;

•

modify any of the provisions of the subordinated indenture or the junior subordinated indenture relating to the subordination of the subordinated debt securities, or the junior subordinated debt securities in a manner adverse to holders of the subordinated debt securities; or

•	modify any of the above provisions.

In addition, no supplemental indenture may directly or indirectly modify or eliminate the subordination provisions of the subordinated indenture or the junior subordinated indenture in any manner which might terminate or impair the subordination of the subordinated debt securities, or the junior subordinated debt securities to Senior Indebtedness without the prior written consent of the holders of the Senior Indebtedness.

The issuer and the trustee may modify or amend any indenture and debt securities of any series without the consent of any holder in order to, among other things:

•	provide for the issuer’s successor pursuant to a consolidation, amalgamation, merger or sale of assets;

•	add to the issuer’s covenants for the benefit of the holders of all or any series of debt securities or to surrender any right or power conferred upon us by the applicable indenture;

•	provide for a successor trustee with respect to debt securities of all or any series;

•

cure any ambiguity or correct or supplement any provision in any indenture which may be defective or inconsistent with any other provision, or to make any other provisions with respect to matters or questions arising under any indenture which will not adversely affect the interests of the holders of debt securities of any series issued thereunder in any material respect;

•	change the conditions, limitations and restrictions on the authorized amount, terms or purposes of issue, authentication and delivery of debt securities under any indenture;

•	add any additional Events of Default with respect to all or any series of debt securities;

•	provide for conversion or exchange rights of the holders of any series of debt securities;

•

make any other amendments or modifications that do not materially adversely affect the interests of the holders of any debt securities then outstanding under the applicable indenture; provided that any amendment or modification that conforms the applicable indenture to the terms described in this prospectus (including any prospectus supplement) pursuant to which the applicable debt securities were initially sold shall be deemed not to adversely affect the interests of holders;

•	provide for any additional guarantees with respect to the debt securities of all or any series; or

•	provide for the addition of one or more co-obligors with respect to the debt securities of all or any series.

The holders of at least a majority in aggregate principal amount of debt securities of any series may, on behalf of the holders of all debt securities of that series, waive compliance by the issuer with certain restrictive provisions of the applicable indenture. The holders of not less than a majority in aggregate principal amount of the outstanding debt securities of any series may, on behalf of the holders of all debt securities of that series, waive any past default and its consequences under the applicable indenture with respect to debt securities of that series, except a default (1) in the payment of principal of, any premium or interest on or any additional amounts with respect to debt securities of that series or (2) in respect of a covenant or provision of the applicable indenture that cannot be modified or amended without the consent of the holder of each debt security of any series.

Under each indenture, the issuer is required to deliver to the trustee annually a statement as to its performance of certain of its obligations under that indenture and as to any default in such performance. The issuer is also required to deliver to the trustee, within five days after occurrence thereof, written notice of any Event of Default or any event which after notice or lapse of time or both would constitute an Event of Default under certain provisions of the indentures.

DISCHARGE, DEFEASANCE AND COVENANT DEFEASANCE

The issuer may discharge certain obligations to holders of any series of debt securities that have not already been delivered to the trustee for cancellation and that either have become due and payable or will become due and payable within one year (or scheduled for redemption within one year) by depositing with the trustee, in trust, funds in U.S. dollars or in the Foreign Currency (as defined below) in which such debt securities are payable in an amount sufficient to pay the entire indebtedness on such debt securities with respect to principal and any premium, interest and additional amounts to the date of such deposit (if such debt securities have become due and payable) or with respect to principal and any premium and interest to the maturity or redemption date thereof, as applicable.

Each indenture provides that, unless the provisions of Section 4.2 thereof are made inapplicable to debt securities of or within any series pursuant to Section 3.1 thereof, the issuer may elect either (1) to defease and be discharged from any and all obligations with respect to such debt securities (except for, among other things, the obligation to pay additional amounts, if any, upon the occurrence of certain events of taxation, assessment or governmental charge with respect to payments on such debt securities, if the debt securities of a series provide for the payment of such additional amounts, and other obligations to register the transfer or exchange of such debt securities, to replace temporary or mutilated, destroyed, lost or stolen debt securities, to maintain an office or agency with respect to such debt securities and to hold moneys for payment in trust) (“defeasance”) or (2) to be released from its obligations with respect to such debt securities under certain covenants as described in the related prospectus supplement, and any omission to comply with such obligations will not constitute a default or an Event of Default with respect to such debt securities (“covenant defeasance”). Defeasance or covenant defeasance, as applicable, will be conditioned upon the irrevocable deposit by us with the trustee, in trust, of an amount in U.S. dollars or in the Foreign Currency in which such debt securities are payable at stated maturity, or Government Obligations, or both, applicable to such debt securities which through the scheduled payment of principal and interest in accordance with their terms will provide money in an amount sufficient (without reinvestment) to pay the principal of, any premium and interest on such debt securities on the scheduled due dates or any prior redemption date.

Such a trust may only be established if, among other things:

(1) the applicable defeasance or covenant defeasance does not result in a breach or violation of, or constitute a default under, any material agreement or instrument to which the issuer is a party or by which it is bound;

(2) no Event of Default or event which with notice or lapse of time or both would become an Event of Default with respect to the debt securities to be defeased will have occurred and be continuing on the date of establishment of such a trust after giving effect to such establishment and, with respect to defeasance only, no bankruptcy proceeding will have occurred and be continuing at any time during the period ending on the 91st day after such date;

(3) the issuer has delivered to the trustee an opinion of counsel (as specified in each indenture) to the effect that the holders of such debt securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such defeasance or covenant defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance or covenant defeasance had not occurred, and such opinion of counsel, in the case of defeasance, must refer to and be based upon a letter ruling of the IRS received by the issuer, a Revenue Ruling published by the IRS or a change in applicable U.S. federal income tax law occurring after the date of the applicable indenture; and

(4) with respect to defeasance, the issuer has delivered to the trustee an officers’ certificate as to solvency and the absence of intent of preferring holders over other creditors.

“Foreign Currency” means any currency, currency unit or composite currency, including, without limitation, the euro, issued by the government of one or more countries other than the United States of America or by any recognized confederation or association of such governments. “Government Obligations” means debt securities which are (1) direct obligations of the United States of America or the government or governments or confederation or association of governments which issued the Foreign Currency in which the debt securities of a particular series are payable, in each case, for the payment of which its full faith and credit is pledged or (2) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America or such government or governments or confederation or association of governments which issued the Foreign Currency in which the debt securities of such series are payable, in each case, the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America or such other government or governments or confederation or association of governments, which, in the case of clauses (1) and (2), are not callable or redeemable at the option of the issuer or issuers thereof, and will also include a depository receipt issued by a bank or trust company as custodian with respect to any such Government Obligation or a specific payment of interest on or principal of or any other amount with respect to any such Government Obligation held by such custodian for the account of the holder of such depository receipt, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian with respect to the Government Obligation or the specific payment of interest on or principal of or any other amount with respect to the Government Obligation evidenced by such depository receipt.

If, after the issuer has deposited funds and/or Government Obligations to effect defeasance or covenant defeasance with respect to debt securities of any series, (1) the holder of a debt security of that series is entitled to, and does, elect pursuant to Section 3.1 of the applicable indenture or the terms of such debt security to receive payment in a currency other than that in which such deposit has been made in respect of such debt security, or (2) a Conversion Event (as defined below) occurs in respect of the Foreign Currency in which such deposit has been made, the indebtedness represented by such debt security will be deemed to have been, and will be, fully discharged and satisfied through the payment of the principal of, any premium and interest on, if any, and any additional amounts, if any, with respect to, such debt security as such debt security becomes due out of the proceeds yielded by converting the amount or other properties so deposited in respect of such debt security into the currency in which such debt security becomes payable, as a result of such election or such Conversion Event based on (a) in the case of payments made pursuant to clause (1) above, the applicable market exchange rate for such currency in effect on the second business day prior to such payment date, or (b) with respect to a Conversion Event, the applicable market exchange rate for such Foreign Currency in effect (as nearly as feasible) at the time of the Conversion Event.

“Conversion Event” means the cessation of use of (1) a Foreign Currency both by the government of the country or countries which issued such Foreign Currency and for the settlement of transactions by a central bank or other public institutions of or within the international banking community or (2) any currency unit or composite currency for the purposes for which it was established.

In the event the issuer effects covenant defeasance with respect to any debt securities and such debt securities are declared due and payable because of the occurrence of any Event of Default other than an Event of Default with respect to any covenant as to which there has been covenant defeasance, the amount in such Foreign Currency in which such debt securities are payable, and Government Obligations on deposit with the trustee, will be sufficient to pay amounts due on such debt securities at the time of the stated maturity or redemption date but may not be sufficient to pay amounts due on such debt securities at the time of the acceleration resulting from such Event of Default. However, the issuer would remain liable to make payment of such amounts due at the time of acceleration.

REDEMPTION

Unless otherwise described in a prospectus supplement relating to any debt securities, other than as described under “Certain Provisions of the Junior Subordinated Debt Securities Issued to the Capital Trust,” the issuer may, at its option, redeem any series of debt securities, in whole or in part, at any time at the redemption price. Unless otherwise described in a prospectus supplement, debt securities will not be subject to sinking fund or other mandatory redemption or to redemption or repurchase at the option of the holders upon a change of control, a change in management, an asset sale or any other specified event. Neither we nor RenaissanceRe Finance currently have any debt securities outstanding that are subject to redemption or repurchase at the option of the holders. We will include appropriate risk factor disclosure in any prospectus supplement prepared in connection with the issuance of debt securities that are subject to redemption or repurchase at the option of the holders.

In the case where debt securities of a series or the guarantee of such debt securities provides for the payment of additional amounts, the issuer or the guarantor may redeem such debt securities at its option, in whole but not in part, at a redemption price equal to 100% of the principal amount, together with accrued and unpaid interest and additional amounts, if any, to the date fixed for redemption, if at any time it receives an opinion of counsel stating that, as a result of any change to the laws of any relevant taxing jurisdiction, any action taken by the relevant taxing jurisdiction which action is applied with respect to it, or a decision rendered by a court of such relevant taxing jurisdiction, there is a substantial probability that it will be required to pay additional amounts as of the next interest payment date and such requirements cannot be avoided by the use of reasonable measures then available. Any such redemption will be subject to the redemption provisions in each indenture.

Except as otherwise provided in the related prospectus supplement, in the case of any series of junior subordinated debt securities issued by us or RenaissanceRe Finance to the Capital Trust, if an Investment Company Event or a Tax Event (each, a “Special Event”) shall occur and be continuing, we or RenaissanceRe Finance, as applicable, may, at the option of such issuer, redeem such series of junior subordinated debt securities, in whole but not in part, at any time within 90 days of the occurrence of the Special Event, at a redemption price equal to 100% of the principal amount of such junior subordinated debt securities then outstanding plus accrued and unpaid interest to the date fixed for redemption.

For purposes of the junior subordinated indenture, “Investment Company Event” means, in respect of the Capital Trust, the receipt by the Capital Trust of an opinion of counsel rendered by an independent law firm experienced in such matters to the effect that, as a result of the occurrence of a change in law or regulation or a written change in the interpretation or application of law or regulation by any legislative body, court or governmental agency or regulatory authority, there is more than an insubstantial risk that the Capital Trust is or will be considered an investment company or a company controlled by an investment company that is required to be registered under the Investment Company Act, which change becomes effective on or after the date of original issuance of the preferred securities of the Capital Trust.

“Tax Event” means, in respect of the Capital Trust, the receipt by us or RenaissanceRe Finance, as applicable, or the Capital Trust of an opinion of counsel rendered by an independent law firm experienced in such matters to the effect that, as a result of any amendment to, or change (including any announced prospective change) in, the laws (or any regulation thereunder) of the United States or any political subdivision or taxing authority thereof or therein, or as a result of any official administrative pronouncement or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or which pronouncement or decision is announced on or after the date of original issuance of the preferred securities of the Capital Trust, there is more than an insubstantial risk that (i) the Capital Trust is, or will be within 90 days of the date of such opinion, subject to U.S. federal income tax with respect to income received or accrued on the corresponding series of junior subordinated debt securities, (ii) interest payable by us or RenaissanceRe Finance, as applicable, on such junior subordinated debt securities is not, or within 90 days of the date of such opinion will not be, deductible by us or RenaissanceRe Finance, as applicable, in whole or in part, for U.S. federal income tax purposes or (iii) the Capital Trust is, or will be within 90 days of the date of such opinion, subject to more than a de minimis amount of taxes, duties or other governmental charges.

Unless otherwise described in a prospectus supplement, a notice of redemption may not be conditioned and a notice of any redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each holder of debt securities to be redeemed at its registered address. Unless the issuer defaults in payment of the redemption price, on and after the redemption date, interest will cease to accrue on the debt securities or portions thereof called for redemption.

GLOBAL SECURITIES

The debt securities of a series may be issued in whole or in part in the form of one or more global debt securities that will be deposited with, or on behalf of, a depositary identified in the prospectus supplement relating to such series.

The specific terms of the depositary arrangement with respect to a series of the debt securities will be described in the prospectus supplement relating to such series. We or RenaissanceRe Finance anticipate that the following provisions will apply to all depositary arrangements.

Upon the issuance of a global security, the depositary for such global security or its nominee will credit, on its book-entry registration and transfer system, the respective principal amounts of the debt securities represented by such global security to the participants’ accounts. Such accounts will be designated by the underwriters or agents with respect to such debt securities or by us if such debt securities are offered and sold directly by us. Ownership of beneficial interests by participants in a global security will be limited to participants and persons that may hold interests through participants. Ownership of beneficial interests in such global security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the depositary or its nominee (with respect to interests of participants) and on the records of participants (with respect to interests of persons other than participants). The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and such laws may impair the ability to transfer beneficial interests in a global security.

So long as the depositary for a global security, or its nominee, is the registered owner of such global security, such depositary or such nominee, as applicable, will be considered the sole owner or holder of the debt securities represented by such global security for all purposes under the applicable indenture. Except as described below, owners of beneficial interests in a global security will not be entitled to have the debt securities of the series represented by such global security registered in their names and will not receive or be entitled to receive physical delivery of the debt securities of that series in definitive form and will not be considered owners or holders thereof under the indenture under which the debt securities are issued. Accordingly, each person owning a beneficial interest in a global security must rely on the procedures of the depositary. Persons who are not participants must rely on the procedures of the participant through which they own their interest. We understand that under existing industry practices, if we request any action of holders or if any owner of a beneficial interest in a global security desires to give or take any action which a holder is entitled to give or take under the applicable indenture, the depositary would authorize the participants holding the relevant beneficial interests to give or take such action, and such participants would authorize beneficial owners owning through such participants to give or take such action or would otherwise act upon the instruction of beneficial owners holding through them.

Principal of, any premium and interest on, and any additional amounts with respect to, the debt securities registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as applicable, as the registered owner of the global security representing such debt securities. None of the trustee, any paying agent, the security registrar, us or RenaissanceRe Finance will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of the global security for such debt securities or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

We and RenaissanceRe Finance expect that the depositary for a series of the debt securities or its nominee, upon receipt of any payment with respect to such debt securities, will credit immediately participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the global security for such debt securities as shown on the records of such depositary or its nominee. We and RenaissanceRe Finance also expect that payments by participants to owners of beneficial interests in such global security held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers registered in “street name,” and will be the responsibility of such participants.

The indentures provide that if:

(1) the depositary for a series of the debt securities notifies the issuer that it is unwilling or unable to continue as depositary or if such depositary ceases to be eligible under the applicable indenture and a successor depositary is not appointed by us within 90 days of written notice;

(2) the issuer determines that the debt securities of a particular series will no longer be represented by global securities and executes and delivers to the trustee a company order to such effect; or

(3) an Event of Default with respect to a series of the debt securities has occurred and is continuing,

the global securities will be exchanged for the debt securities of such series in definitive form of like tenor and of an equal aggregate principal amount, in authorized denominations.

Such definitive debt securities will be registered in such name or names as the depositary shall instruct the trustee. It is expected that such instructions may be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in global securities.

PAYMENT OF ADDITIONAL AMOUNTS

If the debt securities of a series provide for the payment of additional amounts on account of taxes, fees, assessments or governmental charges as will be described in the related prospectus supplement, the issuer will pay to the holder of the debt securities of such series the additional amounts as described therein and, except as otherwise provided therein, the following provisions with respect to the payment of additional amounts shall apply.

The issuer will make all payments of principal of and premium, if any, interest and any other amounts on, or in respect of, the debt securities of any series without withholding or deduction at source for, or on account of, any present or future taxes, fees, duties, assessments or governmental charges of whatever nature imposed or levied by or on behalf of any jurisdiction in which it is organized (a “taxing jurisdiction”) or any political subdivision or taxing authority thereof or therein, unless such taxes, fees, duties, assessments or governmental charges are required to be withheld or deducted by (x) the laws (or any regulations or rulings promulgated thereunder) of a taxing jurisdiction or any political subdivision or taxing authority thereof or therein or (y) an official position regarding the application, administration, interpretation or enforcement of any such laws, regulations or rulings (including, without limitation, a holding by a court of competent jurisdiction or by a taxing authority in a taxing jurisdiction or any political subdivision thereof). If a withholding or deduction at source is required, the issuer will, subject to certain limitations and exceptions described below, pay to the holder of any such debt security such additional amounts as may be necessary so that every net payment of principal, premium, if any, interest or any other amount made to such holder, after the withholding or deduction, will not be less than the amount provided for in such debt security and the applicable indenture to be then due and payable.

Notwithstanding the foregoing, the issuer will not be required to pay any additional amounts for or on account of: (1) any tax, fee, duty, assessment or governmental charge of whatever nature which would not have been imposed but for the fact that such holder (a) was a resident, domiciliary or national of, or engaged in business or maintained a permanent establishment or was physically present in, the relevant taxing jurisdiction or any political subdivision thereof or otherwise had some connection with the relevant taxing jurisdiction other than by reason of the mere ownership of, or receipt of payment under, such debt security, (b) presented such debt security for payment in the relevant taxing jurisdiction or any political subdivision thereof, unless such debt security could not have been presented for payment elsewhere, or (c) presented such debt security for payment more than 30 days after the date on which the payment in respect of such debt security became due and payable or provided for, whichever is later, except to the extent that the holder would have been entitled to such additional amounts if it had presented such debt security for payment on any day within that 30-day period;

(2) any estate, inheritance, gift, sale, transfer, personal property or similar tax, assessment or other governmental charge;

(3) any tax, assessment or other governmental charge that is imposed or withheld by reason of the failure by the holder or the beneficial owner of such debt security to comply with any reasonable request by the issuer addressed to the holder within 90 days of such request (a) to provide information concerning the nationality, residence or identity of the holder or such beneficial owner or (b) to make any declaration or other similar claim or satisfy any information or reporting requirement, which is required or imposed by statute, treaty, regulation or administrative practice of the relevant taxing jurisdiction or any political subdivision thereof as a precondition to exemption from all or part of such tax, assessment or other governmental charge; or

(4) any combination of items (1), (2) and (3).

In addition, the issuer will not pay additional amounts with respect to any payment of principal of, or premium, if any, interest or any other amounts on, any such debt security to any holder who is a fiduciary or partnership or other than the sole beneficial owner of such debt security to the extent such payment would be required by the laws of the relevant taxing jurisdiction (or any political subdivision or relevant taxing authority thereof or therein) to be included in the income for tax purposes of a beneficiary, partner or settlor with respect to such fiduciary or a member of such partnership or a beneficial owner who would not have been entitled to such additional amounts had it been the holder of the debt security.

As further described above under “— Redemption”, in certain cases where debt securities of a series or the guarantee of such debt securities provides for the payment of additional amounts, the issuer or the guarantor may redeem such debt securities at its option, in whole but not in part, at a redemption price equal to 100% of the principal amount, together with accrued and unpaid interest and additional amounts, if any, to the date fixed for redemption.

NEW YORK LAW TO GOVERN

The indentures and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York applicable to agreements made or instruments entered into and, in each case, performed in that state.

CERTAIN PROVISIONS APPLICABLE TO SUBORDINATED DEBT SECURITIES

SUBORDINATION OF THE SUBORDINATED DEBT SECURITIES ISSUED BY US

Our subordinated debt securities will, to the extent set forth in the subordinated indenture, be subordinate in right of payment to the prior payment in full of all our Senior Indebtedness. As of March 31, 2023, we had an aggregate of $400.0 million principal amount of outstanding Senior Indebtedness in the form of senior notes. In addition, we have guaranteed outstanding senior notes issued by RenaissanceRe Finance in an aggregate principal amount of $600.0 million and have also agreed to guarantee the reimbursement obligations of certain of our insurance and reinsurance subsidiaries under their letter of credit facilities. If certain events occur, including:

(1) any insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding in connection therewith, relative to us or to our creditors, as such, or to our assets;

(2) any voluntary or involuntary liquidation, dissolution or other winding up of ours, whether or not involving insolvency or bankruptcy; or

(3) any assignment for the benefit of creditors or any other marshalling of assets and liabilities of ours, then and in any such event the holders of our Senior Indebtedness will be entitled to receive payment in full of all amounts due or to become due on or in respect of all such Senior Indebtedness, or provision will be made for such payment in cash, before the holders of the subordinated debt securities are entitled to receive or retain any payment on account of principal of, or any premium or interest on, or any additional amounts with respect to, subordinated debt securities, and to that end the holders of our Senior Indebtedness will be entitled to receive, for application to the payment thereof, any payment or distribution of any kind or character, whether in cash, property or securities, including any such payment or distribution which may be payable or deliverable by reason of the payment of any other Indebtedness (as defined in the applicable indenture) of ours being subordinated to the payment of our subordinated debt securities, which may be payable or deliverable in respect of our subordinated debt securities in any such case, proceeding, dissolution, liquidation or other winding up event.

By reason of such subordination, in the event of our liquidation or insolvency, holders of our Senior Indebtedness and holders of other obligations of ours that are not subordinated to our Senior Indebtedness may recover more, ratably, than the holders of our subordinated debt securities.

Subject to the payment in full of all of our Senior Indebtedness, the rights of the holders of our subordinated debt securities will be subrogated to the rights of the holders of our Senior Indebtedness to receive payments or distributions of cash, property or securities of ours applicable to such Senior Indebtedness until the principal of, any premium and interest on, and any additional amounts with respect to, our subordinated debt securities have been paid in full.

No payment of principal (including redemption and sinking fund payments) of or any premium or interest on or any additional amounts with respect to our subordinated debt securities, or payments to acquire such securities (other than pursuant to their conversion), may be made (1) if any Senior Indebtedness of ours is not paid when due and any applicable grace period with respect to such default has ended and such default has not been cured or waived or ceased to exist, or (2) if the maturity of any Senior Indebtedness of ours has been accelerated because of a default.

Our subordinated indenture does not limit or prohibit us from incurring additional Senior Indebtedness, which may include Indebtedness that is senior to our subordinated debt securities, but subordinate to our other obligations. The senior debt securities issued by us will constitute Senior Indebtedness under our subordinated indenture.

For purposes of this section, the term “Senior Indebtedness” means all Indebtedness of ours outstanding at any time, except:

(1) the subordinated debt securities and any guarantees thereof (other than in respect of our junior subordinated debt securities);

(2) Indebtedness as to which, by the terms of the instrument creating or evidencing the same, it is provided that such Indebtedness is subordinated to or ranks equally with our subordinated debt securities;

(3) any liability for income, franchise, real estate or other taxes owed or owing;

(4) interest accruing after the filing of a petition initiating any bankruptcy, insolvency or other similar proceeding unless such interest is an allowed claim enforceable against us in a proceeding under federal or state bankruptcy laws;

(5) trade accounts payable; and

(6) under any junior subordinated indenture, any Indebtedness, including all guarantees, initially issued to (x) the Capital Trust or (y) any trust, partnership or other entity affiliated with us which is a financing vehicle of ours or any Affiliate of ours in connection with an issuance by such entity of preferred securities or other securities which are similar to the preferred securities described under “Description of the Trust Preferred Securities” below.

Such Senior Indebtedness will continue to be Senior Indebtedness and be entitled to the benefits of the subordination provisions irrespective of any amendment, modification or waiver of any term of such Senior Indebtedness.

Our subordinated indenture provides that the foregoing subordination provisions, insofar as they relate to any particular issue of our subordinated debt securities, may be changed prior to such issuance. Any such change would be described in the related prospectus supplement.

SUBORDINATION OF THE SUBORDINATED DEBT SECURITIES ISSUED BY RENAISSANCERE FINANCE

Subordinated debt securities issued by RenaissanceRe Finance will, to the extent set forth in the subordinated indenture of RenaissanceRe Finance, be subordinate in right of payment to the prior payment in full of all Senior Indebtedness of RenaissanceRe Finance. As of March 31, 2023, RenaissanceRe Finance had $600.0 million of outstanding senior notes. In the event of:

(1) any insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding in connection therewith, relative to RenaissanceRe Finance or to its creditors, as such, or to its assets; or

(2) any voluntary or involuntary liquidation, dissolution or other winding up of RenaissanceRe Finance, whether or not involving insolvency or bankruptcy; or

(3) any assignment for the benefit of creditors or any other marshalling of assets and liabilities of RenaissanceRe Finance,

then and in any such event the holders of Senior Indebtedness of RenaissanceRe Finance will be entitled to receive payment in full of all amounts due or to become due on or in respect of all Senior Indebtedness of RenaissanceRe Finance, or provision will be made for such payment in cash, before the holders of the subordinated debt securities of RenaissanceRe Finance are entitled to receive or retain any payment on account of principal of, or any premium or interest on, or any additional amounts with respect to, subordinated debt securities of RenaissanceRe Finance, and to that end the holders of Senior Indebtedness of RenaissanceRe Finance will be entitled to receive, for application to the payment thereof, any payment or distribution of any kind or character, whether in cash, property or securities, including any such payment or distribution which may be payable or deliverable by reason of the payment of any other Indebtedness of RenaissanceRe Finance being subordinated to the payment of subordinated debt securities of RenaissanceRe Finance, which may be payable or deliverable in respect of such subordinated debt securities in any such case, proceeding, dissolution, liquidation or other winding up event. By reason of such subordination, in the event of the liquidation or insolvency of RenaissanceRe Finance, holders of Senior Indebtedness and holders of other obligations of RenaissanceRe Finance that are not subordinated to such Senior Indebtedness may recover more, ratably, than the holders of subordinated debt securities of RenaissanceRe Finance.

Subject to the payment in full of all Senior Indebtedness of RenaissanceRe Finance, the rights of the holders of subordinated debt securities of RenaissanceRe Finance will be subrogated to the rights of the holders of such

Senior Indebtedness to receive payments or distributions of cash, property or securities of RenaissanceRe Finance applicable to such Senior Indebtedness until the principal of, any premium and interest on, and any additional amounts with respect to, such subordinated debt securities have been paid in full.

No payment of principal (including redemption and sinking fund payments) of or any premium or interest on or any additional amounts with respect to the subordinated debt securities of RenaissanceRe Finance, or payments to acquire such securities (other than pursuant to their conversion), may be made (1) if any Senior Indebtedness of RenaissanceRe Finance is not paid when due and any applicable grace period with respect to such default has ended and such default has not been cured or waived or ceased to exist, or (2) if the maturity of any Senior Indebtedness of RenaissanceRe Finance has been accelerated because of a default.

The RenaissanceRe Finance subordinated indenture does not limit or prohibit RenaissanceRe Finance from incurring additional Senior Indebtedness, which may include Indebtedness that is senior to subordinated debt securities, but subordinate to RenaissanceRe Finance’s other obligations. The senior debt securities issued by RenaissanceRe Finance will constitute Senior Indebtedness under the RenaissanceRe Finance subordinated indenture.

For purposes of this section, the term “Senior Indebtedness” means all Indebtedness of RenaissanceRe Finance outstanding at any time, except:

(1) the subordinated debt securities issued by RenaissanceRe Finance (other than in respect of the junior subordinated debt securities of RenaissanceRe Finance);

(2) Indebtedness of RenaissanceRe Finance as to which, by the terms of the instrument creating or evidencing the same, it is provided that such Indebtedness is subordinated to or ranks equally with the subordinated debt securities;

(3) any liability for income, franchise, real estate or other taxes owed or owing;

(4) interest accruing after the filing of a petition initiating any bankruptcy, insolvency or other similar proceeding unless such interest is an allowed claim enforceable against RenaissanceRe Finance in a proceeding under federal or state bankruptcy laws;

(5) trade accounts payable; and

(6) under the junior subordinated indenture, any Indebtedness, including all other debt securities and guarantees in respect of those debt securities, initially issued to (x) the Capital Trust or (y) any trust, partnership or other entity affiliated with RenaissanceRe Finance which is a financing vehicle of RenaissanceRe Finance or any of its Affiliates in connection with an issuance by such entity of preferred securities or other securities which are similar to the preferred securities described under “Description of the Trust Preferred Securities” below.

Such Senior Indebtedness will continue to be Senior Indebtedness of RenaissanceRe Finance and be entitled to the benefits of the subordination provisions irrespective of any amendment, modification or waiver of any term of such Senior Indebtedness. The RenaissanceRe Finance subordinated indenture provides that the foregoing subordination provisions, insofar as they relate to any particular issue of subordinated debt securities of RenaissanceRe Finance, may be changed prior to such issuance. Any such change would be described in the related prospectus supplement.

CERTAIN PROVISIONS OF THE JUNIOR SUBORDINATED DEBT SECURITIES ISSUED TO THE CAPITAL TRUST

OPTION TO EXTEND INTEREST PAYMENT DATE

Unless provided otherwise in the related prospectus supplement, we or RenaissanceRe Finance, as applicable, will have the right at any time and from time to time during the term of any series of junior subordinated debt securities issued to the Capital Trust to defer payment of interest for such number of consecutive interest payment periods as may be specified in the related prospectus supplement (referred to as an “extension period”), subject to the terms, conditions and covenants, if any, specified in such prospectus supplement, provided that such extension period may not extend beyond the stated maturity of such series of junior subordinated debt securities. Certain U.S. federal income tax consequences and special considerations applicable to such junior subordinated debt securities will be described in the related prospectus supplement.

OPTION TO EXTEND MATURITY DATE

Unless provided otherwise in the related prospectus supplement, we or RenaissanceRe Finance, as applicable, will have the right to:

(1) change the stated maturity of the principal of the junior subordinated debt securities of any series issued to the Capital Trust upon the liquidation of the Capital Trust and the exchange of the junior subordinated debt securities for the preferred securities of the Capital Trust; and

(2) extend the stated maturity of the principal of the junior subordinated debt securities of any series, provided that (a) it is not in bankruptcy, otherwise insolvent or in liquidation, (b) it has not defaulted on any payment on such junior subordinated debt securities and no deferred interest payments have accrued, (c) the Capital Trust is not in arrears on payments of distributions on the Capital Trust’s preferred securities and no deferred distributions have accumulated, (d) the junior subordinated debt securities of such series are rated investment grade by Standard & Poor’s Ratings Services, Moody’s Investors Service, Inc. or another nationally recognized statistical rating organization, and (e) the extended stated maturity is no later than the 49th anniversary of the initial issuance of the preferred securities of the Capital Trust.

If we or RenaissanceRe Finance, as applicable, exercise our or its right to liquidate the Capital Trust and exchange the junior subordinated debt securities for the preferred securities of the Capital Trust as described above, any changed stated maturity of the principal of the junior subordinated debt securities shall be no earlier than the date that is five years after the initial issue date of the preferred securities and no later than the date 30 years (plus an extended term of up to an additional 19 years if the conditions described above are satisfied) after the initial issue date of the preferred securities of the Capital Trust.

PAYMENT OF ADDITIONAL AMOUNTS

If junior subordinated debt securities issued to the Capital Trust in connection with the issuance of preferred securities and common securities by the Capital Trust provide for the payment by us or RenaissanceRe Finance, as applicable, of certain taxes, assessments or other governmental charges imposed on the holder of any such debt security, we or RenaissanceRe Finance, as applicable, will pay to the holder of any such debt security such additional amounts as provided in the related junior subordinated indenture.

CERTAIN COVENANTS

RenaissanceRe or RenaissanceRe Finance, as applicable, as issuer, and RenaissanceRe, as guarantor (if applicable), will each covenant, as to each series of our or RenaissanceRe Finance’s junior subordinated debt securities issued to the Capital Trust in connection with the issuance of preferred securities and common securities by the Capital Trust, that the issuer of the junior subordinated debentures will not, and will not permit any of its Subsidiaries to, (1) declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of its outstanding capital stock or (2) make any payment of principal, or interest or premium, if any, on or repay, repurchase or redeem any debt security of the issuer of the junior subordinated debentures or RenaissanceRe that ranks equal to or junior in interest to the junior subordinated debt securities or the related guarantee, as applicable, or make any guarantee payments with respect to any guarantee by the issuer of the junior subordinated debentures or RenaissanceRe, as applicable, of the debt securities of any Subsidiary of the issuer of the junior subordinated debentures or RenaissanceRe, as applicable, if such guarantee ranks equal to or junior in interest to the junior subordinated debt securities or the guarantee in respect thereof, as applicable (with certain exceptions, including (a) dividends or distributions in our common shares or rights to acquire our common shares, (b) redemptions or purchases of any rights outstanding under a shareholder rights plan of RenaissanceRe, or the declaration of a dividend of such rights or the issuance of shares under such plan in the future and (c) purchases of common shares related to the issuance of common shares under any of our benefit plans for our directors, officers or employees) if at such time (i) there shall have occurred any event of which we or RenaissanceRe Finance, as applicable, have actual knowledge that (A) with the giving of notice or lapse of time or both, would constitute an Event of Default under the applicable junior subordinated indenture and (B) in respect of which RenaissanceRe or RenaissanceRe Finance, as applicable, shall not have taken reasonable steps to cure, (ii) RenaissanceRe shall be in default with respect to its payment of obligations under the preferred securities guarantee relating to such preferred securities or (iii) the issuer of the junior subordinated debt securities shall have given notice of its election to begin an Extension Period as provided in the applicable junior subordinated indenture with respect to the junior subordinated debt securities of such series and shall not have rescinded such notice, or such Extension Period, or any extension thereof, shall be continuing.

In the event we or RenaissanceRe Finance, as applicable, issue junior subordinated debt securities to the Capital Trust in connection with the issuance of preferred securities and common securities of the Capital Trust, for so long as such series of junior subordinated debt securities remain outstanding, we or RenaissanceRe Finance, as applicable, will also covenant:

(1) to maintain ownership by RenaissanceRe Finance, directly or indirectly, of 100% ownership of the common securities of the Capital Trust; provided, however, that any permitted successor of RenaissanceRe Finance under the applicable junior subordinated indenture may succeed to ownership of such common securities;

(2) not to voluntarily dissolve, wind-up or liquidate such trust, except in connection with the distribution of its junior subordinated debt securities to the holders of preferred securities and common securities in liquidation of the Capital Trust, the redemption of all of the preferred securities and common securities of the Capital Trust, or certain mergers, consolidations or amalgamations, each as permitted by the restated trust agreement of the Capital Trust; and

(3) to use reasonable efforts, consistent with the terms of the related trust agreement, to cause the Capital Trust to remain classified as a grantor trust for United States federal income tax purposes.

EVENTS OF DEFAULT

If an Event of Default with respect to a series of junior subordinated debt securities issued to the Capital Trust has occurred and is continuing and such event is attributable to a default in the payment of interest or principal on the related junior subordinated debt securities on the date such interest or principal is otherwise payable, a holder of preferred securities of the Capital Trust may institute a legal proceeding directly against us as issuer or guarantor or RenaissanceRe Finance, as applicable, which we refer to in this prospectus as a “Direct Action,” for enforcement of payment to such holder of the principal of or interest on such related junior subordinated debt securities having a principal amount equal to the aggregate liquidation amount of the related preferred securities of such holder. Neither we nor RenaissanceRe Finance, as applicable, may amend the applicable junior subordinated indenture to remove the foregoing right to bring a Direct Action without the prior written consent of the holders of each preferred security then outstanding. If the right to bring a Direct Action is removed, the Capital Trust may become subject to the reporting obligations under the Exchange Act. We or RenaissanceRe Finance, as applicable, will have the right under the junior subordinated indenture to set-off any payment made to such holder of preferred securities by us or RenaissanceRe Finance, as applicable, in connection with a Direct Action. The holders of preferred securities will not be able to exercise directly any other remedy available to the holders of the related junior subordinated debt securities.

The holders of the preferred securities would not be able to exercise directly any remedies other than those set forth in the preceding paragraph available to the holders of the junior subordinated debt securities unless there shall have been an event of default under the applicable restated trust agreement. See “Description of the Trust Preferred Securities — Events of Default; Notice.”

DESCRIPTION OF THE DEBT SECURITIES GUARANTEES

Concurrently with any issuance by RenaissanceRe Finance of senior debt securities, we will execute and deliver a senior debt securities guarantee for the benefit of the holders from time to time of such senior debt securities. The trustee will act as guarantee trustee under the senior debt securities guarantee for the purposes of compliance with the Trust Indenture Act. The senior debt securities guarantee will be qualified as an indenture under the Trust Indenture Act. Similarly, concurrently with any issuance by RenaissanceRe Finance of subordinated debt securities, we will execute and deliver a subordinated debt securities guarantee for the benefit of the holders from time to time of such subordinated debt securities. The trustee will act as guarantee trustee under the subordinated debt securities guarantee for the purposes of compliance with the Trust Indenture Act. The subordinated debt securities guarantee will be qualified as an indenture under the Trust Indenture Act. Concurrently with any issuance by RenaissanceRe Finance of junior subordinated debt securities to the Capital Trust, we will execute and deliver a junior subordinated debt securities guarantee for the benefit of the holders from time to time of such junior subordinated debt securities. The trustee will act as guarantee trustee under the junior subordinated debt securities guarantee for the purposes of compliance with the Trust Indenture Act. The junior subordinated debt securities guarantee will be qualified as an indenture under the Trust Indenture Act.

The following summary sets forth the material terms and provisions of our guarantee of the senior debt securities, subordinated debt securities and junior subordinated debt securities of RenaissanceRe Finance. The following summary of certain provisions of the guarantees is not complete. You should read the forms of guarantee and the Trust Indenture Act for more complete information regarding the provisions of the guarantees, including the definitions of some of the terms used below. The forms of guarantee have been incorporated by reference as exhibits to the registration statement of which this prospectus forms a part and are incorporated by reference in this summary. Whenever we refer to particular sections or defined terms of the guarantees, such sections or defined terms are incorporated herein by reference, and the statement in connection with which such reference is made is qualified in its entirety by such reference. The indenture trustee, as guarantee trustee under each guarantee, will hold the applicable guarantee for the benefit of the holders of the related debt securities.

GENERAL

We will fully and unconditionally guarantee all obligations of RenaissanceRe Finance under the applicable indenture and the related debt securities. Unless otherwise provided in a prospectus supplement, each guarantee will be an unsecured obligation of RenaissanceRe, and the guarantees of RenaissanceRe Finance’s subordinated and junior subordinated debt securities will be subordinated in right of payment to the prior payment in full of all of our Senior Indebtedness.

Because we are a holding company, our rights and the rights of our creditors (including the holders of our debt securities and the holders of RenaissanceRe Finance’s debt securities who are creditors of RenaissanceRe by virtue of our guarantee of the debt securities issued by RenaissanceRe Finance) and shareholders to participate in any distribution of assets of any of our subsidiaries upon that subsidiary’s liquidation or reorganization or otherwise would be subject to the prior claims of that subsidiary’s creditors and policyholders, including any claims against our reinsurance and insurance subsidiaries of their respective policyholders, except to the extent that we may ourselves be a creditor with recognized claims against that subsidiary or our creditor may have the benefit of a guaranty from our subsidiary. Our revolving credit agreement requires that under the circumstances specified in such agreement certain of our existing and future subsidiaries become guarantors of the loans made to us under such agreement. The existing guarantor is RenaissanceRe Finance. Other than the lenders under our revolving credit agreement, none of our creditors has the benefit of a guaranty from any of our subsidiaries. The rights of our creditors (including the holders of our debt securities and the holders of RenaissanceRe Finance’s debt securities who are creditors of RenaissanceRe by virtue of our guarantee of the debt securities issued by RenaissanceRe Finance) to participate in the distribution of stock owned by us in certain of our subsidiaries, including our insurance subsidiaries, may also be subject to approval by certain insurance regulatory authorities having jurisdiction over such subsidiaries.

Except to the extent otherwise provided in the applicable guarantee, we will make all payments of principal of and premium, if any, interest and any other amounts on, or in respect of, the debt securities of any series without withholding or deduction at source for, or on account of, any present or future taxes, fees, duties, assessments or governmental charges of whatever nature imposed or levied by or on behalf of any jurisdiction in which it is organized (a “taxing jurisdiction”) or any political subdivision or taxing authority thereof or therein, unless such taxes, fees, duties, assessments or governmental charges are required to be withheld or deducted by (x) the laws (or any regulations or rulings promulgated thereunder) of a taxing jurisdiction or any political subdivision or taxing authority thereof or therein or (y) an official position regarding the application, administration, interpretation or enforcement of any such laws, regulations or rulings (including, without limitation, a holding by a court of competent jurisdiction or by a taxing authority in a taxing jurisdiction or any political subdivision thereof). If a withholding or deduction at source is required, the issuer will, subject to certain limitations and exceptions described below, pay to the holder of any such debt security such additional amounts as may be necessary so that every net payment of principal, premium, if any, interest or any other amount made to such holder, after the withholding or deduction, will not be less than the amount provided for in such debt security and the applicable indenture to be then due and payable.

Notwithstanding the foregoing, except to the extent otherwise provided in the applicable guarantee, we will not be required to pay any additional amounts for or on account of:

(1) any tax, fee, duty, assessment or governmental charge of whatever nature which would not have been imposed but for the fact that such holder (a) was a resident, domiciliary or national of, or engaged in business or maintained a permanent establishment or was physically present in, the relevant taxing jurisdiction or any political subdivision thereof or otherwise had some connection with the relevant taxing jurisdiction other than by reason of the mere ownership of, or receipt of payment under, such debt security, (b) presented such debt security for payment in the relevant taxing jurisdiction or any political subdivision thereof, unless such debt security could not have been presented for payment elsewhere, or (c) presented such debt security for payment more than 30 days after the date on which the payment in respect of such debt security became due and payable or provided for, whichever is later, except to the extent that the holder would have been entitled to such additional amounts if it had presented such debt security for payment on any day within that 30-day period;

(2) any estate, inheritance, gift, sale, transfer, personal property or similar tax, assessment or other governmental charge;

(3) any tax, assessment or other governmental charge that is imposed or withheld by reason of the failure by the holder or the beneficial owner of such debt security to comply with any reasonable request by the issuer addressed to the holder within 90 days of such request (a) to provide information concerning the nationality, residence or identity of the holder or such beneficial owner or (b) to make any declaration or other similar claim or satisfy any information or reporting requirement, which is required or imposed by statute, treaty, regulation or administrative practice of the relevant taxing jurisdiction or any political subdivision thereof as a precondition to exemption from all or part of such tax, assessment or other governmental charge; or

(4) any combination of items (1), (2) and (3).

In addition, we will not pay additional amounts with respect to any payment of principal of, or premium, if any, interest or any other amounts on, any such debt security to any holder who is a fiduciary or partnership or other than the sole beneficial owner of such debt security to the extent such payment would be required by the laws of the relevant taxing jurisdiction (or any political subdivision or relevant taxing authority thereof or therein) to be included in the income for tax purposes of a beneficiary or partner or settlor with respect to such fiduciary or a member of such partnership or a beneficial owner who would not have been entitled to such additional amounts had it been the holder of the debt security.

AMENDMENTS

Any senior debt securities guarantee or subordinated debt securities guarantee may only be amended in writing with the prior approval of the holders of not less than a majority of the outstanding principal amount of the applicable debt securities. In addition, certain amendments affecting the obligations of RenaissanceRe may only be made in writing with the prior approval of each holder.

Any junior subordinated debt securities guarantee may only be amended in writing with the prior approval of the holders of at least a majority in liquidation preference of the then outstanding preferred securities issued by the Capital Trust. In addition, certain amendments affecting the obligations of RenaissanceRe may only be made in writing with the prior approval of each holder of the then outstanding preferred securities issued by the Capital Trust.

No consent of the holders of RenaissanceRe Finance’s senior, subordinated or junior subordinated debt securities is required to amend the applicable guarantee in a way that does not adversely affect in any material respect the rights of such holders.

INFORMATION CONCERNING THE TRUSTEE

RenaissanceRe and RenaissanceRe Finance may from time to time borrow from, maintain deposit accounts with and conduct other banking transactions with the trustee and its affiliates in the ordinary course of business.

Under each indenture, the trustee is required to transmit annual reports to all holders regarding its eligibility and qualifications as trustee under the applicable indenture and related matters.

DESCRIPTION OF THE WARRANTS TO PURCHASE COMMON SHARES OR PREFERENCE SHARES

The following statements with respect to the common share warrants and preference share warrants are summaries of, and subject to, the detailed provisions of a share warrant agreement to be entered into by us and a share warrant agent to be selected at the time of issue. The particular terms of any warrants offered by any prospectus supplement, and the extent to which the general provisions described below may apply to the offered securities, will be described in the prospectus supplement. If we issue warrants, we will file a copy of the form of warrant agreement as an exhibit to the registration statement of which this prospectus forms a part, and the following summary is qualified in its entirety by reference to such exhibit.

GENERAL

The share warrants, evidenced by share warrant certificates, may be issued under the share warrant agreement independently or together with any other securities offered by any prospectus supplement and may be attached to or separate from such other offered securities. If share warrants are offered, the related prospectus supplement will describe the designation and terms of the share warrants, including without limitation the following:

•	the offering price, if any;

•	the designation and terms of the common shares or preference shares purchasable upon exercise of the share warrants;

•	if applicable, the date on and after which the share warrants and the related offered securities will be separately transferable;

•	the number of common shares or preference shares purchasable upon exercise of one share warrant and the initial price at which such shares may be purchased upon exercise;

•	the date on which the right to exercise the share warrants shall commence and the date on which such right shall expire;

•	a discussion of certain U.S. federal income tax considerations;

•	the call provisions, if any;

•	the currency, currencies or currency units in which the offering price, if any, and exercise price are payable;

•	the antidilution provisions of the share warrants; and

•	any other terms of the share warrants.

The common shares or preference shares issuable upon exercise of the share warrants will, when issued in accordance with the share warrant agreement, be fully paid and non-assessable (as such is understood under Bermuda law).

EXERCISE OF STOCK WARRANTS

Share warrants may be exercised by surrendering to the share warrant agent the share warrant certificate with the form of election to purchase on the reverse thereof duly completed and signed by the warrantholder, or its duly authorized agent (such signature to be guaranteed by a bank or trust company, by a broker or dealer which is a member of the Financial Industry Regulatory Authority, Inc. (“FINRA”) or by a member of a national securities exchange), indicating the warrantholder’s election to exercise all or a portion of the share warrants evidenced by the certificate. Surrendered share warrant certificates shall be accompanied by payment of the aggregate exercise price of the share warrants to be exercised, as set forth in the related prospectus supplement, in lawful money of the United States, unless otherwise provided in the related prospectus supplement. Upon receipt thereof by the share warrant agent, the share warrant agent will requisition from the transfer agent for the common shares or the preference shares, as the case may be, for issuance and delivery to or upon the written order of the exercising warrantholder, a certificate representing the number of common shares or preference shares purchased. If less than all of the share warrants evidenced by any share warrant certificate are exercised, the share warrant agent shall deliver to the exercising warrantholder a new share warrant certificate representing the unexercised share warrants.

ANTIDILUTION AND OTHER PROVISIONS

The exercise price payable and the number of common shares or preference shares purchasable upon the exercise of each share warrant and the number of share warrants outstanding will be subject to adjustment in certain events, including the issuance of a stock dividend to holders of common shares or preference shares, respectively, or a combination, subdivision or reclassification of common shares or preference shares, respectively. In lieu of adjusting the number of common shares or preference shares purchasable upon exercise of each share warrant, we may elect to adjust the number of share warrants. No adjustment in the number of shares purchasable upon exercise of the share warrants will be required until cumulative adjustments require an adjustment of at least 1% thereof. We may, at our option, reduce the exercise price at any time. No fractional shares will be issued upon exercise of share warrants, but we will pay the cash value of any fractional shares otherwise issuable. Notwithstanding the foregoing, in case of our consolidation, amalgamation, merger, or sale or conveyance of our property as an entirety or substantially as an entirety, the holder of each outstanding share warrant shall have the right to the kind and amount of shares and other securities and property (including cash) receivable by a holder of the number of common shares or preference shares into which such share warrants were exercisable immediately prior thereto.

NO RIGHTS AS SHAREHOLDERS

Holders of share warrants will not be entitled, by virtue of being such holders, to vote, to consent, to receive dividends, to receive notice as shareholders with respect to any meeting of shareholders for the election of our directors or any other matter, or to exercise any rights whatsoever as our shareholders.

DESCRIPTION OF THE WARRANTS TO PURCHASE DEBT SECURITIES

The following statements with respect to the debt warrants are summaries of, and subject to, the detailed provisions of a debt warrant agreement to be entered into by us and a debt warrant agent to be selected at the time of issue. The particular terms of any warrants offered by any prospectus supplement, and the extent to which the general provisions described below may apply to the offered securities, will be described in the prospectus supplement. If we issue warrants to purchase debt securities, we will file a copy of the form of debt warrant agreement as an exhibit to the registration statement of which this prospectus forms a part, and the following summary is qualified in its entirety by reference to such exhibit.

GENERAL

The debt warrants, evidenced by debt warrant certificates, may be issued under the debt warrant agreement independently or together with any other securities offered by any prospectus supplement and may be attached to or separate from such other offered securities. If debt warrants are offered, the related prospectus supplement will describe the designation and terms of the debt warrants, including without limitation the following:

•	the offering price, if any;

•	the designation, aggregate principal amount and terms of the debt securities purchasable upon exercise of the debt warrants;

•	if applicable, the date on and after which the debt warrants and the related offered securities will be separately transferable;

•	the principal amount of debt securities purchasable upon exercise of one debt warrant and the price at which such principal amount of debt securities may be purchased upon exercise;

•	the date on which the right to exercise the debt warrants shall commence and the date on which such right shall expire;

•	a discussion of certain U.S. federal income tax considerations;

•	the currency, currencies or currency units in which the offering price, if any, and exercise price are payable;

•	the antidilution provisions of the debt warrants; and

•	any other terms of the debt warrants.

Warrantholders will not have any of the rights of holders of debt securities, including the right to receive the payment of principal of, any premium or interest on, or any additional amounts with respect to, the debt securities or to enforce any of the covenants of the debt securities or the applicable indenture except as otherwise provided in the applicable indenture.

EXERCISE OF DEBT WARRANTS

Debt warrants may be exercised by surrendering the debt warrant certificate at the office of the debt warrant agent, with the form of election to purchase on the reverse side of the debt warrant certificate properly completed and executed (with signature(s) guaranteed by a bank or trust company, by a broker or dealer which is a member of FINRA or by a member of a national securities exchange), and by payment in full of the exercise price, as set forth in the related prospectus supplement. Upon the exercise of debt warrants, we will issue the debt securities in authorized denominations in accordance with the instructions of the exercising warrantholder. If less than all of the debt warrants evidenced by the debt warrant certificate are exercised, a new debt warrant certificate will be issued for the remaining number of debt warrants.

DESCRIPTION OF THE TRUST PREFERRED SECURITIES

The Capital Trust will be governed by the terms of the restated trust agreement. Under the restated trust agreement of the Capital Trust, the Capital Trust may issue, from time to time, only one series of preferred securities. The preferred securities will have the terms set forth in the restated trust agreement or made a part of the restated trust agreement by the Trust Indenture Act, and described in the related prospectus supplement. These terms will mirror the terms of the junior subordinated debt securities issued by us or RenaissanceRe Finance, and purchased by the Capital Trust using the proceeds from the sale of its preferred securities and its common securities. The junior subordinated debt securities issued by RenaissanceRe Finance to the Capital Trust will be guaranteed by RenaissanceRe on a subordinated basis and are referred to as the “corresponding junior subordinated debt securities” relating to the Capital Trust. See “Use of Proceeds.”

The following summary sets forth the material terms and provisions of the restated trust agreement and the preferred securities to which any prospectus supplement relates. Because this summary is not complete, you should refer to the form of restated trust agreement and to the Trust Indenture Act for complete information regarding the terms and provisions of that agreement and the preferred securities, including the definitions of some of the terms used below. The form of restated trust agreement filed as an exhibit to the registration statement of which this prospectus forms a part is incorporated by reference in this summary. Whenever we refer to particular sections or defined terms of a restated trust agreement, such sections or defined terms are incorporated herein by reference.

ISSUANCE, STATUS AND GUARANTEE OF PREFERRED SECURITIES

Under the terms of the restated trust agreement for the Capital Trust, the Administrative Trustees will issue the preferred securities on behalf of the Capital Trust. The preferred securities will represent preferred beneficial interests in the Capital Trust and the holders of the preferred securities will be entitled to a preference in certain circumstances as regards distributions and amounts payable on redemption or liquidation over the common securities of the Capital Trust, as well as other benefits under the corresponding restated trust agreement. The preferred securities of the Capital Trust will rank equally, and payments will be made on the preferred securities pro rata, with the common securities of the Capital Trust except as described under “Subordination of Common Securities.” The Property Trustee will hold the corresponding junior subordinated debt securities in trust for the benefit of the holders of the related preferred securities and common securities. The common securities and the preferred securities of the Capital Trust are collectively referred to as the “trust securities” of the Capital Trust.

We will issue a guarantee agreement for the benefit of the holders of the Capital Trust’s preferred securities (the “preferred securities guarantee” for those preferred securities). Under each preferred securities guarantee, we will guarantee on a subordinated basis payment of distributions on the related preferred securities and amounts payable on redemption or liquidation of such preferred securities, but only to the extent that the Capital Trust has funds on hand to make such payments. See “Description of the Trust Preferred Securities Guarantee.”

DISTRIBUTIONS

Unless otherwise specified in the relevant prospectus supplement, distributions on the preferred securities will be cumulative, will accumulate from the original issue date and will be payable on the dates as specified in the related prospectus supplement. In the event that any date on which distributions are payable on the preferred securities is not a Business Day, payment of the distribution payable on such date will be made on the next succeeding day that is a Business Day (and without any additional distributions or other payment in respect of any such delay), except that, if such Business Day is in the next succeeding calendar year, payment of such distribution shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on the date such payment was originally payable (each date on which distributions are payable in accordance with the foregoing, a “distribution date”). A “Business Day” is any day other than a Saturday or a Sunday, or a day on which banking institutions in The City of New York are authorized or required by law or executive order to remain closed or a day on which the corporate trust office of the Property Trustee or the trustee for the corresponding junior subordinated debt securities is closed for business.

Distributions on each preferred security will be payable at a rate specified in the related prospectus supplement. The amount of distributions payable for any period will be computed on the basis of a 360-day year of twelve (12) 30-day months unless otherwise specified in the related prospectus supplement. Distributions to which holders of preferred securities are entitled will accumulate additional distributions at the rate per annum if and as specified in the related prospectus supplement. References to “distributions” include any such additional distributions unless otherwise stated.

If provided in the applicable prospectus supplement, we or RenaissanceRe Finance, as applicable, have the right under the applicable junior subordinated indenture to defer the payment of interest at any time or from time to time on any series of corresponding junior subordinated debt securities for an Extension Period which will be specified in the related prospectus supplement. No Extension Period may extend beyond the stated maturity of the corresponding junior subordinated debt securities. See “Description of the Debt Securities — Option to Extend Interest Payment Date.” As a consequence of any such extension, distributions on the corresponding preferred securities would be deferred (but would continue to accumulate additional distributions at the rate per annum set forth in the prospectus supplement for such preferred securities) by the Capital Trust which issued such preferred securities during any such Extension Period.

The funds of the Capital Trust available for distribution to holders of its preferred securities will be limited to payments under the corresponding junior subordinated debt securities in which the Capital Trust will invest the proceeds from the issuance and sale of its trust securities. If neither RenaissanceRe, as issuer or guarantor, nor RenaissanceRe Finance, as the case may be, makes interest payments on those corresponding junior subordinated debt securities, the Property Trustee will not have funds available to pay distributions on the related preferred securities. The payment of distributions (if and to the extent the Capital Trust has funds legally available for the payment of such distributions and cash sufficient to make such payments) is guaranteed by us on a limited basis as set forth herein under “Description of the Trust Preferred Securities Guarantee.”

Distributions on the preferred securities will be payable to the holders thereof as they appear on the register of the Capital Trust on the relevant record dates. As long as the preferred securities remain in book-entry form, the record dates will be fifteen (15) Business Days prior to the relevant distribution dates, or as otherwise specified in the applicable prospectus supplement. Subject to any applicable laws and regulations and the provisions of the applicable restated trust agreement, each distribution payment will be made as described under “Global Preferred Securities.” In the event any preferred securities are not in book-entry form, the relevant record date for such preferred securities will be the date at least 15 days prior to the relevant distribution date, as specified in the related prospectus supplement.

REDEMPTION OR EXCHANGE

Mandatory Redemption. Upon any repayment or redemption, in whole or in part, of any corresponding junior subordinated debt securities held by the Capital Trust, whether at stated maturity, upon earlier redemption or otherwise, the proceeds from such repayment or redemption shall be applied by the Property Trustee, upon not less than 30 nor more than 60 days’ notice to holders of trust securities, to redeem, on a pro rata basis, preferred securities and common securities having an aggregate stated liquidation amount equal to the aggregate principal amount of the corresponding junior subordinated debt securities so repaid or redeemed. The redemption price per trust security will be equal to the stated liquidation amount thereof plus accumulated and unpaid distributions thereon to the date of redemption, plus the related amount of premium, if any, and any additional amounts paid by us upon the concurrent repayment or redemption of the corresponding junior subordinated debt securities (the “redemption price”). If less than all of any series of corresponding junior subordinated debt securities are to be repaid or redeemed on a redemption date, then the proceeds from such repayment or redemption shall be allocated to the redemption pro rata of the related preferred securities and the common securities.

We or RenaissanceRe Finance, as applicable, will have the right to redeem any series of corresponding junior subordinated debt securities (1) at any time, in whole but not in part, upon the occurrence of a Special Event and subject to the further conditions described under “Description of the Debt Securities — Redemption,” or (2) as may be otherwise specified in the applicable prospectus supplement.

Special Event Redemption or Distribution of Corresponding Junior Subordinated Debt Securities. If a Special Event relating to the preferred securities and common securities of the Capital Trust shall occur and be continuing, we or RenaissanceRe Finance, as applicable, have the right to redeem the corresponding junior subordinated debt securities, in whole but not in part, and thereby cause a mandatory redemption of such preferred securities and common securities, in whole but not in part, at the redemption price within 90 days following the occurrence of the Special Event. At any time, we or RenaissanceRe Finance, as applicable, have the right to dissolve the Capital Trust and after satisfaction of the liabilities of creditors of the Capital Trust as provided by applicable law, cause such corresponding junior subordinated debt securities to be distributed to the holders of such preferred securities and common securities in liquidation of the Capital Trust. If we or RenaissanceRe Finance, as applicable, do not elect to redeem the corresponding junior subordinated debt securities upon the occurrence of a Special Event, the applicable preferred securities will remain outstanding, and in the event a Tax Event has occurred and is continuing, Additional Sums may be payable on the corresponding junior subordinated debt securities. “Additional Sums” means the additional amounts as may be necessary in order that the amount of distributions then due and payable by the Capital Trust on the outstanding preferred securities and common securities of the Capital Trust shall not be reduced as a result of any additional taxes, duties and other governmental charges to which the Capital Trust has become subject as a result of a Tax Event.

Except with respect to certain other circumstances, on and after the date on which junior subordinated debentures are distributed to holders of Trust Preferred Securities in connection with the dissolution and liquidation of the Capital Trust as a result of an early termination event:

(1) the trust securities will no longer be deemed to be outstanding;

(2) certificates representing a like amount of junior subordinated debt will be issued to the holders of trust securities certificates, upon surrender of such certificates to the administrative trustees or their agent for exchange;

(3) we or RenaissanceRe Finance, as applicable, will use our or its reasonable efforts to have the junior subordinated debt listed or traded on such stock exchange, interdealer quotation system and/or other self- regulatory organization as the trust preferred securities are then listed or traded;

(4) any trust securities certificates not so surrendered for exchange will be deemed to represent a like amount of junior subordinated debt, accruing interest at the rate provided for in the junior subordinated debt from the last distribution date on which a distribution was made on such trust securities certificates until such certificates are so surrendered (and until such certificates are so surrendered, no payments of interest or principal will be made to holders of trust securities certificates with respect to such junior subordinated debt); and (5) all rights of security holders holding trust securities will cease, except the right of such securityholders to receive junior subordinated debt upon surrender of trust securities certificates.

An early termination event, within the meaning of this section, means (1) certain events relating to the dissolution or bankruptcy of RenaissanceRe, as issuer or as guarantor, or RenaissanceRe Finance, (2) the direction of the property trustee to dissolve the trust and exchange the trust securities for junior subordinated debt, (3) the redemption of the trust securities in connection with the redemption of all junior subordinated debt or (4) a court order to dissolve the Capital Trust.

There can be no assurance as to the market prices for the preferred securities or the corresponding junior subordinated debt securities that may be distributed in exchange for preferred securities if a dissolution and liquidation of the Capital Trust were to occur. Accordingly, the preferred securities that you may purchase, or the corresponding junior subordinated debt securities that you may receive on dissolution and liquidation of the Capital Trust, may trade at a discount to the price that you paid to purchase the preferred securities.

REDEMPTION PROCEDURES

The Capital Trust may redeem preferred securities on each redemption date at the redemption price with the applicable proceeds from the contemporaneous redemption of the corresponding junior subordinated debt securities. The Capital Trust may redeem preferred securities and the redemption price shall be payable on each redemption date only to the extent that the Capital Trust has funds on hand available for the payment of such redemption price. See also “Subordination of Common Securities.”

If the Capital Trust gives a notice of redemption (which notice will be irrevocable) in respect of its preferred securities, then, by 12:00 noon, New York City time, on the redemption date, to the extent funds are available, the Property Trustee will deposit irrevocably with the depositary for the preferred securities funds sufficient to pay the applicable redemption price and will give the depositary irrevocable instructions and authority to pay the redemption price to the holders of such preferred securities. If such preferred securities are no longer in book- entry form, the Property Trustee, to the extent funds are available, will irrevocably deposit with the paying agent for such preferred securities funds sufficient to pay the applicable redemption price and will give such paying agent irrevocable instructions and authority to pay the redemption price to the holders thereof upon surrender of their certificates evidencing such preferred securities. Notwithstanding the foregoing, distributions payable on or prior to the redemption date for any preferred securities called for redemption shall be payable to the holders of such preferred securities on the relevant record dates for the related distribution dates. If notice of redemption shall have been given and funds deposited as required, then immediately prior to the close of business on the date of such deposit, all rights of the holders of such preferred securities so called for redemption will cease, except the right of the holders of such preferred securities to receive the redemption price and such distributions, but without interest, and such preferred securities will cease to be outstanding. In the event that any date on which any redemption price is payable is not a Business Day, then payment of the redemption price payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day falls in the next calendar year, such payment will be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date. In the event that payment of the redemption price in respect of preferred securities called for redemption is improperly withheld or refused and not paid either by the Capital Trust or by us pursuant to the preferred securities guarantee as described under “Description of the Trust Preferred Securities Guarantee,” distributions on such preferred securities will continue to accumulate at the then applicable rate, from the redemption date originally established by the Capital Trust for such preferred securities to the date such redemption price is actually paid, in which case the actual payment date will be the date fixed for redemption for purposes of calculating the redemption price.

Subject to applicable law (including, without limitation, U.S. federal securities law), we or our subsidiaries (including RenaissanceRe Finance) may at any time and from time to time purchase outstanding preferred securities by tender, in the open market or by private agreement. The Capital Trust will pay the redemption price on the preferred securities to the applicable recordholders as they appear on the register for such preferred securities on the relevant record date, which shall be 15 Business Days prior to the relevant redemption date or as otherwise specified in the applicable prospectus supplement; provided, however, that in the event that any preferred securities are not in book-entry form, the relevant record date for such preferred securities shall be a date at least 15 days prior to the redemption date, as specified in the applicable prospectus supplement.

If the Capital Trust redeems less than all of the preferred securities and common securities issued by it on a redemption date, then the aggregate liquidation amount of such preferred securities and common securities to be redeemed shall be allocated pro rata to the preferred securities and the common securities based upon the relative liquidation amounts of such classes. The particular preferred securities to be redeemed shall be selected on a pro rata basis not more than 60 days prior to the redemption date by the Property Trustee from the outstanding preferred securities not previously called for redemption, or by such other method as the Property Trustee shall deem fair and appropriate. The Property Trustee shall promptly notify the trust registrar in writing of the preferred securities selected for redemption and, in the case of any preferred securities selected for partial redemption, the liquidation amount thereof to be redeemed. For all purposes of each restated trust agreement, unless the context otherwise requires, all provisions relating to the redemption of preferred securities shall relate, in the case of any preferred securities redeemed or to be redeemed only in part, to the portion of the liquidation amount of preferred securities which has been or is to be redeemed.

Notice of any redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each holder of trust securities to be redeemed at its registered address. Unless RenaissanceRe, as issuer or as guarantor, or RenaissanceRe Finance, as applicable, defaults in payment of the redemption price on the corresponding junior subordinated debt securities, on and after the redemption date interest will cease to accrue on such subordinated debt securities or portions thereof (and distributions will cease to accrue on the related preferred securities or portions thereof) called for redemption.

SUBORDINATION OF COMMON SECURITIES

Payment of distributions on, and the redemption price of, the Capital Trust’s preferred securities and common securities, as applicable, shall be made pro rata based on the liquidation amount of such preferred securities and common securities; provided, however, that if on any distribution date or redemption date an event of default under the corresponding junior subordinated debt securities shall have occurred and be continuing, no payment of any distribution on, or redemption price of, any of the Capital Trust’s common securities, and no other payment on account of the redemption, liquidation or other acquisition of such common securities, shall be made unless payment in full in cash of all accumulated and unpaid distributions on all of the Capital Trust’s outstanding preferred securities for all distribution periods terminating on or prior thereto, or in the case of payment of the redemption price the full amount of such redemption price on all of the Capital Trust’s outstanding preferred securities then called for redemption, shall have been made or provided for, and all funds available to the Property Trustee shall first be applied to the payment in full in cash of all distributions on, or redemption price of, the Capital Trust’s preferred securities then due and payable.

In the case of any Event of Default under the restated trust agreement resulting from an event of default under the corresponding junior subordinated debt securities, the holder of the Capital Trust’s common securities will be deemed to have waived any right to act with respect to any such Event of Default under the applicable restated trust agreement until the effect of all such Events of Default with respect to such preferred securities have been cured, waived or otherwise eliminated. Until any such Events of Default under the applicable restated trust agreement with respect to the preferred securities have been so cured, waived or otherwise eliminated, the Property Trustee shall act solely on behalf of the holders of such preferred securities and not on behalf of the holder of the Capital Trust’s common securities, and only the holders of such preferred securities will have the right to direct the Property Trustee to act on their behalf.

LIQUIDATION DISTRIBUTION UPON DISSOLUTION OF THE CAPITAL TRUST

Pursuant to the restated trust agreement, the Capital Trust shall automatically dissolve upon expiration of its term and shall dissolve on the first to occur of:

(1) certain events relating to the dissolution or bankruptcy of RenaissanceRe, as issuer or as guarantor, or RenaissanceRe Finance, as applicable;

(2) the distribution to the holders of its trust securities of corresponding junior subordinated debt securities having an aggregate principal amount equal to the aggregate stated liquidation amount of the trust securities, if we or RenaissanceRe Finance, as the case may be, as Depositor have given written direction to the Property Trustee to dissolve the Capital Trust (which direction is optional and wholly within its discretion, as Depositor);

(3) the redemption of all of the Capital Trust’s trust securities in connection with the redemption of all the junior subordinated debt; or

(4) the entry of an order for the dissolution of the Capital Trust by a court of competent jurisdiction.

If an early dissolution occurs as described in clause (1), (2) or (4) above or upon the date designated for automatic dissolution of the Capital Trust, the Capital Trust shall be liquidated by the Capital Trustees as expeditiously as the Capital Trustees determine to be possible by distributing, after satisfaction of liabilities to creditors of the Capital Trust as provided by applicable law, to the holders of such trust securities corresponding junior subordinated debt securities having an aggregate principal amount equal to the aggregate stated liquidation amount of the trust securities. However, if such distribution is determined by the Property Trustee not to be practical, such holders will be entitled to receive out of the assets of the Capital Trust available for distribution to holders, after satisfaction of liabilities to creditors of the Capital Trust as provided by applicable law, an amount equal to, in the case of holders of preferred securities, the aggregate of the liquidation amount plus accumulated and unpaid distributions thereon to the date of payment (such amount being the “Liquidation Distribution”). If such Liquidation Distribution can be paid only in part because the Capital Trust has insufficient assets available to pay in full the aggregate Liquidation Distribution, then the amounts payable directly by the Capital Trust on its preferred securities shall be paid on a pro rata basis. Holders of the Capital Trust’s common securities will be entitled to receive distributions upon any such liquidation pro rata with the holders of its preferred securities, except that if an event of default under the corresponding junior subordinated debt securities has occurred and is continuing, the preferred securities shall have a priority over the common securities.

EVENTS OF DEFAULT; NOTICE

Any one of the following events constitutes an “Event of Default” under each restated trust agreement with respect to the applicable preferred securities (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(1) the occurrence of an event of default in respect of the corresponding junior subordinated debt securities (see “Description of the Debt Securities — Events of Default”);

(2) default by the Property Trustee in the payment of any distribution when it becomes due and payable, and continuation of such default for a period of 30 days;

(3) default by the Property Trustee in the payment of any redemption price of any trust security when it becomes due and payable;

(4) default in the performance, or breach, in any material respect, of any covenant or warranty of the Capital Trustees in such restated trust agreement (other than a covenant or warranty a default in the performance of which or the breach of which is dealt with in clause (2) or (3) above), and continuation of such default or breach for a period of 60 days after there has been given, by registered or certified mail, to the defaulting Capital Trustee or Trustees by the holders of at least 25% in aggregate liquidation preference of the outstanding preferred securities of the Capital Trust, a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default” under such restated trust agreement; or

(5) the occurrence of certain events of bankruptcy or insolvency with respect to the Property Trustee and the failure by the holder of the common securities of the Capital Trust to appoint a successor Property Trustee within 60 days thereof.

Within 15 Business Days after the occurrence of any Event of Default actually known to the Property Trustee, the Property Trustee shall transmit notice of such Event of Default to the holders of the Capital Trust’s preferred securities, the Administrative Trustees and to us or RenaissanceRe Finance, as the case may be, as Depositor, unless such Event of Default shall have been cured or waived. We or RenaissanceRe Finance, as the case may be, as Depositor, and the Administrative Trustees are required to file annually with the Property Trustee a certificate as to whether or not they are in compliance with all the conditions and covenants applicable to them under each restated trust agreement.

If an event of default under the corresponding junior subordinated debt securities has occurred and is continuing, the preferred securities shall have a preference over the common securities upon dissolution of the Capital Trust as described above. See “— Liquidation Distribution Upon Dissolution of the Capital Trust.” The existence of an Event of Default under the restated trust agreement does not entitle the holders of preferred securities to accelerate the maturity thereof.

REMOVAL OF CAPITAL TRUSTEES

Unless an event of default under the corresponding junior subordinated debt securities shall have occurred and be continuing, any Capital Trustee may be removed at any time by the holder of the common securities. If an event of default under the corresponding junior subordinated debt securities has occurred and is continuing, the Property Trustee and the Delaware Trustee may be removed at such time by the holders of a majority in liquidation amount of the outstanding preferred securities. In no event will the holders of the preferred securities have the right to vote to appoint, remove or replace the Administrative Trustees, which voting rights are vested exclusively in the holder of the common securities. No resignation or removal of a Capital Trustee and no appointment of a successor trustee shall be effective until the acceptance of appointment by the successor trustee in accordance with the provisions of the applicable restated trust agreement.

CO-TRUSTEES AND SEPARATE PROPERTY TRUSTEE

Unless an Event of Default shall have occurred and be continuing, at any time or times, for the purpose of meeting the legal requirements of the Trust Indenture Act or of any jurisdiction in which any part of the property of the Capital Trust may at the time be located, the holder of the common securities and the Administrative Trustees shall have power to appoint one or more persons either to act as a co-trustee, jointly with the Property Trustee, of all or any part of the property of the Capital Trust, or to act as separate trustee of any such property, in either case with such powers as may be provided in the instrument of appointment, and to vest in such person or persons in such capacity any property, title, right or power deemed necessary or desirable, subject to the provisions of the applicable restated trust agreement. In case an event of default under the corresponding junior subordinated debt securities has occurred and is continuing, the Property Trustee alone shall have power to make such appointment.

MERGER OR CONSOLIDATION OF CAPITAL TRUSTEES

Any corporation into which the Property Trustee, the Delaware Trustee or any Administrative Trustee that is not a natural person may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Capital Trustee shall be a party, shall be the successor of the Capital Trustee under each restated trust agreement, provided such corporation shall be otherwise qualified and eligible.

MERGERS, CONSOLIDATIONS, AMALGAMATIONS OR REPLACEMENTS OF THE CAPITAL TRUST

The Capital Trust may not merge with or into, convert into, consolidate, amalgamate, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to any corporation or other entity, except as described below or as described in “Liquidation Distribution Upon Dissolution of the Capital Trust.” The Capital Trust may, at the request of us or RenaissanceRe Finance, as applicable, with the consent of only the

Administrative Trustees and without the consent of the holders of the preferred securities, merge with or into, convert into, consolidate, amalgamate, or be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to a trust organized as such under the laws of any State, provided, that

(1) such successor entity either (a) expressly assumes all of the obligations of the Capital Trust with respect to the preferred securities or (b) substitutes for the preferred securities other securities having substantially the same terms as the preferred securities so long as such successor securities rank the same as the preferred securities rank in priority with respect to distributions and payments upon liquidation, redemption and otherwise;

(2) we or RenaissanceRe Finance, as applicable, expressly appoints a trustee of such successor entity possessing the same powers and duties as the Property Trustee as the holder of the corresponding junior subordinated debt securities;

(3) the successor securities are listed or traded, or any successor securities will be listed upon notification of issuance, on any national securities exchange or other organization on which the preferred securities are then listed or traded, if any;

(4) such merger, conversion, consolidation, amalgamation, replacement, conveyance, transfer or lease does not cause the preferred securities (including any successor securities) to be downgraded by any nationally recognized statistical rating organization;

(5) such merger, conversion, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the preferred securities (including any successor securities) in any material respect;

(6) such successor entity has a purpose substantially identical to that of the Capital Trust;

(7) prior to such merger, conversion, consolidation, amalgamation, replacement, conveyance, transfer or lease, we or RenaissanceRe Finance, as applicable, have received an opinion from independent counsel to the Capital Trust experienced in such matters to the effect that (a) such merger, conversion, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the preferred securities (including any successor securities) in any material respect, and (b) following such merger, conversion, consolidation, amalgamation, replacement, conveyance, transfer or lease, neither the Capital Trust nor any successor entity will be required to register as an “investment company” under the Investment Company Act; and

(8) we, RenaissanceRe Finance or any permitted successor or assignee owns all of the common securities of such successor entity, and RenaissanceRe or any permitted successor or assignee guarantees the obligations of such successor entity under the successor securities at least to the extent provided by the preferred securities guarantee.

Notwithstanding the foregoing, the Capital Trust shall not, except with the consent of holders of 100% in liquidation amount of the preferred securities, consolidate, amalgamate, merge with or into, convert into, or be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to any other entity or permit any other entity to consolidate, amalgamate, merge with or into, convert into, or replace it if such consolidation, amalgamation, merger, replacement, conveyance, transfer or lease would cause the Capital Trust or the successor entity to be classified as other than a grantor trust for United States Federal income tax purposes.

VOTING AND PREEMPTIVE RIGHTS

Except as provided below and under “Description of the Trust Preferred Securities Guarantee — Amendments and Assignment” and as otherwise required by law and the applicable restated trust agreement, the holders of the preferred securities will have no voting rights. Holders of the preferred securities have no preemptive or similar rights.

AMENDMENT OF RESTATED TRUST AGREEMENT

The restated trust agreement may be amended from time to time by us or RenaissanceRe Finance, as applicable and the Capital Trustees, without the consent of the holders of the trust securities:

(1) to cure any ambiguity, to correct or supplement any provisions in such restated trust agreement that may be inconsistent with any other provision, or to make any other provisions with respect to matters or questions arising under such restated trust agreement which shall not be inconsistent with the other provisions of such restated trust agreement, or

(2) to modify, eliminate or add to any provisions of such restated trust agreement to such extent as shall be necessary to ensure that the Capital Trust will be classified for U.S. federal income tax purposes as a grantor trust at all times that any trust securities are outstanding or to ensure that the Capital Trust will not be required to register as an “investment company” under the Investment Company Act;

provided, however, that in the case of clause (1), such action shall not adversely affect in any material respect the interests of any holder of trust securities. Any such amendments of a restated trust agreement shall become effective when notice thereof is given to the holders of trust securities of the Capital Trust.

The restated trust agreement may be amended by us, or RenaissanceRe Finance, as applicable, and the Capital Trustees with the consent of holders representing not less than a majority (based upon liquidation amounts) of the outstanding trust securities, and receipt by the Capital Trustees of an opinion of counsel to the effect that such amendment or the exercise of any power granted to the Capital Trustees in accordance with such amendment will not affect the Capital Trust’s status as a grantor trust for U.S. federal income tax purposes or the Capital Trust’s exemption from status as an “investment company” under the Investment Company Act. However, without the consent of each holder of trust securities, such restated trust agreement may not be amended to:

(1) change the amount or timing of any distribution on the trust securities or otherwise adversely affect the amount of any distribution required to be made in respect of the trust securities as of a specified date; or

(2) restrict the right of a holder of trust securities to institute suit for the enforcement of any such payment on or after such date.

So long as any corresponding junior subordinated debt securities are held by the Property Trustee, the Capital Trustees shall not:

(1) direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or executing any trust or power conferred on the Property Trustee with respect to such corresponding junior subordinated debt securities;

(2) waive any past default that is waivable under Section 5.13 of the subordinated indenture (as described in “Description of the Debt Securities — Modification and Waiver”);

(3) exercise any right to rescind or annul a declaration that the principal of all the subordinated debt securities shall be due and payable; or

(4) consent to any amendment, modification or termination of the subordinated indenture or such corresponding junior subordinated debt securities, where such consent shall be required, without, in each case, obtaining the prior approval of the holders of a majority in aggregate liquidation amount of all outstanding preferred securities.

However, where a consent under the subordinated indenture would require the consent of each holder of corresponding junior subordinated debt securities affected thereby, no such consent shall be given by the

Property Trustee without the prior consent of each holder of the corresponding preferred securities. The Capital Trustees shall not revoke any action previously authorized or approved by a vote of the holders of the preferred securities except by subsequent vote of the holders of the preferred securities. The Property Trustee shall notify each holder of preferred securities of any notice of default with respect to the corresponding junior subordinated debt securities. In addition to obtaining the foregoing approvals of the holders of the preferred securities, prior to taking any of the foregoing actions, the Capital Trustees shall obtain an opinion of counsel experienced in such matters to the effect that the Capital Trust will not be classified as a corporation for United States federal income tax purposes on account of such action.

Any required approval or action of holders of preferred securities may be given or taken at a meeting of holders of preferred securities convened for such purpose or pursuant to written consent. The Property Trustee will cause a notice of any meeting at which holders of preferred securities are entitled to vote to be given to each holder of record of preferred securities in the manner set forth in each restated trust agreement.

No vote or consent of the holders of preferred securities will be required for the Capital Trust to redeem and cancel its preferred securities in accordance with the applicable restated trust agreement.

Notwithstanding that holders of preferred securities are entitled to vote or consent under any of the circumstances described above, any of the preferred securities that are owned by us, the Capital Trustees or any affiliate of ours (including RenaissanceRe Finance) or any Capital Trustees, shall, for purposes of such vote or consent, be treated as if they were not outstanding.

GLOBAL PREFERRED SECURITIES

The preferred securities of the Capital Trust may be issued in whole or in part in the form of one or more global preferred securities that will be deposited with, or on behalf of, the depositary identified in the prospectus supplement.

The specific terms of the depositary arrangement with respect to the preferred securities of the Capital Trust will be described in the related prospectus supplement.

Unless otherwise specified in the applicable prospectus supplement, the restated trust agreement of the Capital Trust will provide that (1) if we or RenaissanceRe Finance, as applicable, advises the Capital Trustees in writing that the depositary is no longer willing or able to act as depositary and we fail to appoint a qualified successor within 90 days, (2) we or RenaissanceRe Finance, as applicable, at our or its option, advises the Capital Trustees in writing that it elects to terminate the book-entry system through the depositary or (3) after the occurrence of an event of default under the corresponding junior subordinated debt securities, owners of preferred securities representing at least a majority of liquidation amount of such preferred securities advise the Property Trustee in writing that the continuation of a book-entry system through the depositary is no longer in their best interests, then the global preferred securities will be exchanged for preferred securities in definitive form in accordance with the instructions of the depositary. It is expected that such instructions may under certain circumstances be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in global preferred securities. Individual preferred securities so issued will be issued in authorized denominations.

PAYMENT AND PAYING AGENCY

Payments in respect of the preferred securities shall be made to the depositary, which shall credit the relevant accounts at the depositary on the applicable distribution dates or, if the Capital Trust’s preferred securities are not held by the depositary, such payments shall be made by check mailed to the address of the holder entitled thereto as such address shall appear on the register of the Capital Trust or by wire transfer to an account maintained with a bank in the United States. Unless otherwise specified in the applicable prospectus supplement, the paying agent shall initially be the Property Trustee. The paying agent shall be permitted to resign as paying agent upon 30 days’ written notice to us or RenaissanceRe Finance, as applicable, and the Property Trustee. In the event the Property Trustee shall no longer be the paying agent, the Administrative Trustees shall appoint a successor (which shall be a bank or trust company acceptable to the Property Trustee and us) to act as paying agent.

REGISTRAR AND TRANSFER AGENT

Unless otherwise specified in the applicable prospectus supplement, the Property Trustee will act as registrar and transfer agent for the preferred securities. The depositor of the Capital Trust has the right to change the registrar and transfer agent for the preferred securities at any time in its sole discretion.

Registration of transfers of preferred securities will be effected without charge by or on behalf of the Capital Trust, but upon payment of any tax or other governmental charges that may be imposed in connection with any transfer or exchange. The Capital Trust will not be required to register or cause to be registered the transfer of their preferred securities after such preferred securities have been called for redemption.

INFORMATION CONCERNING THE PROPERTY TRUSTEE

The Property Trustee undertakes to perform only those duties specifically set forth in each restated trust agreement, provided that it must exercise the same degree of care as a prudent person would exercise in the conduct of his or her own affairs. Subject to this provision, the Property Trustee is under no obligation to exercise any of the powers vested in it by the applicable restated trust agreement at the request of any holder of preferred securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred thereby. If in performing its duties under the restated trust agreement, the Property Trustee is required to decide between alternative causes of action, construe ambiguous provisions in the applicable restated trust agreement or is unsure of the application of any provision of the applicable restated trust agreement, and the matter is not one on which holders of preferred securities are entitled under such restated trust agreement to vote, then the Property Trustee shall take such action as is directed by us or RenaissanceRe Finance, as applicable. If it is not so directed, the Property Trustee shall take such action as it deems advisable and in the best interests of the holders of the trust securities and will have no liability except for its own bad faith, negligence or willful misconduct.

ADMINISTRATIVE TRUSTEES

The Administrative Trustees are authorized and directed to conduct the affairs of and to operate the Capital Trust in such a way that the Capital Trust will not be deemed to be an “investment company” required to be registered under the Investment Company Act or classified as an association taxable as a corporation for United States Federal income tax purposes and so that the corresponding junior subordinated debt securities will be treated as indebtedness of ours or RenaissanceRe Finance, as applicable, for United States Federal income tax purposes. In this connection, we or RenaissanceRe Finance, as applicable, and the Administrative Trustees are authorized to take any action, not inconsistent with applicable law, the certificate of trust of the Capital Trust or each restated trust agreement, that we or RenaissanceRe Finance, as applicable, and the Administrative Trustees determine in their discretion to be necessary or desirable for such purposes, as long as such action does not materially adversely affect the interests of the holders of the related preferred securities.

DESCRIPTION OF THE TRUST PREFERRED SECURITIES GUARANTEE

Concurrently with any issuance by the Capital Trust of its preferred securities, we will execute and deliver a preferred securities guarantee for the benefit of the holders from time to time of such preferred securities. Deutsche Bank Trust Company Americas will act as indenture trustee (“Guarantee Trustee”) under the preferred securities guarantee for the purposes of compliance with the Trust Indenture Act, and the preferred securities guarantee will be qualified as an indenture under the Trust Indenture Act.

The following summary sets forth the material terms and provisions of the preferred securities guarantee. Because the following summary of certain provisions of the preferred securities guarantees is not complete, you should refer to the form of preferred securities guarantee and the Trust Indenture Act for more complete information regarding the provisions of the preferred securities guarantee, including the definitions of some of the terms used below. The form of the preferred securities guarantee has been filed as an exhibit to the registration statement of which this prospectus forms a part and is incorporated by reference in this summary. Whenever we refer to particular sections or defined terms of a preferred securities guarantee, such sections or defined terms are incorporated herein by reference. Reference in this summary to preferred securities means the Capital Trust’s preferred securities to which a preferred securities guarantee relates. The Guarantee Trustee will hold the preferred securities guarantee for the benefit of the holders of the Capital Trust’s preferred securities.

GENERAL

We will irrevocably agree to pay in full on a subordinated basis, to the extent described herein, the Guarantee Payments (as defined below) (without duplication of amounts theretofore paid by or on behalf of the Capital Trust) to the holders of the preferred securities, as and when due, regardless of any defense, right of setoff or counterclaim that the Capital Trust may have or assert other than the defense of payment. The following payments with respect to the preferred securities, to the extent not paid by or on behalf of the Capital Trust (the “Guarantee Payments”), will be subject to the preferred securities guarantee:

(1) any accrued and unpaid distributions required to be paid on such preferred securities, to the extent that the Capital Trust has funds on hand available for payment at such time;

(2) the redemption price, including all accrued and unpaid distributions to the redemption date, with respect to any preferred securities called for redemption, to the extent that the Capital Trust has funds on hand available for payment at such time; and

(3) upon a voluntary or involuntary dissolution, winding up or liquidation of the Capital Trust (unless the corresponding junior subordinated debt securities are distributed to holders of such preferred securities), the lesser of (a) the Liquidation Distribution, to the extent the Capital Trust has funds available for payment at such time and (b) the amount of assets of the Capital Trust remaining available for distribution to holders of preferred securities.

Our obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts by us to the holders of the applicable preferred securities or by causing the Capital Trust to pay such amounts to such holders. Each preferred securities guarantee will be an irrevocable guarantee on a subordinated basis of the Capital Trust’s payment obligations under the preferred securities, but will apply only to the extent that the Capital Trust has funds sufficient to make such payments. Each preferred securities guarantee is, to that extent, a guarantee of payment and not a guarantee of collection. As of March 31, 2023, we had an aggregate of $400.0 million principal amount of outstanding Senior Indebtedness in the form of senior notes. In addition, we have guaranteed outstanding senior notes issued by RenaissanceRe Finance in an aggregate principal amount of $600.0 million and have also agreed to guarantee the reimbursement obligations of certain of our insurance and reinsurance subsidiaries under their letter of credit facilities.

If we (as issuer or guarantor) or RenaissanceRe Finance, as applicable, do not make interest payments on the corresponding junior subordinated debt securities held by the Capital Trust, the Capital Trust will not be able to pay distributions on the preferred securities and will not have funds legally available for payment. Each preferred securities guarantee will rank subordinate and junior in right of payment to all other Indebtedness of ours (including all debt securities), except those ranking equally or subordinate by their terms. See “Status of the Preferred Securities Guarantees.”

Because we are a holding company, our rights and the rights of our creditors (including the holders of preferred securities who are creditors of ours by virtue of the preferred securities guarantee) and shareholders to participate in any distribution of assets of any subsidiary upon such subsidiary’s liquidation or reorganization or otherwise would be subject to the prior claims of the subsidiary’s creditors, including claims against our reinsurance and insurance subsidiaries of their respective policyholders, except to the extent that we may ourselves be a creditor with recognized claims against the subsidiary or our creditor may have the benefit of a guaranty from our subsidiary. Our revolving credit agreement requires that under the circumstances specified in such agreement certain of our existing and future subsidiaries become guarantors of the loans made to us under such agreement. The existing guarantor is RenaissanceRe Finance. Other than the lenders under our revolving credit agreement, none of our creditors has the benefit of a guaranty from any of our subsidiaries. The right of creditors of ours (including the holders of preferred securities who are creditors of ours by virtue of the preferred securities guarantee) to participate in the distribution of stock owned by us in certain of our subsidiaries may also be subject to approval by certain insurance regulatory authorities having jurisdiction over such subsidiaries. Except as otherwise provided in the applicable prospectus supplement, the preferred securities guarantees do not limit our ability to incur or issue other secured or unsecured debt, whether under an indenture or otherwise.

Our obligations described herein and in any accompanying prospectus supplement, through the applicable preferred securities guarantee, the applicable restated trust agreement, the subordinated indenture and any supplemental indentures thereto and the expense agreement described below, taken together, constitute a full, irrevocable and unconditional guarantee by us of payments due on the preferred securities. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes such guarantee. It is only the combined operation of these documents that has the effect of providing a full, irrevocable and unconditional guarantee of the Capital Trust’s obligations under the preferred securities. See “The Capital Trust,” “Description of the Trust Preferred Securities,” and “Description of the Debt Securities.”

STATUS OF THE PREFERRED SECURITIES GUARANTEES

Each preferred securities guarantee will constitute an unsecured obligation of ours and will rank subordinate and junior in right of payment to all other Indebtedness of ours, except those ranking equally or subordinate by their terms.

Each preferred securities guarantee will rank equally with all other similar preferred securities guarantees issued by us on behalf of holders of preferred securities of any trust, partnership or other entity affiliated with us which is a financing vehicle of ours. Each preferred securities guarantee will constitute a guarantee of payment and not of collection. This means that the guaranteed party may institute a legal proceeding directly against us to enforce its rights under the preferred securities guarantee without first instituting a legal proceeding against any other person or entity. Each preferred securities guarantee will not be discharged except by payment of the Guarantee Payments in full to the extent not paid by the Capital Trust or upon distribution to the holders of the preferred securities of the corresponding junior subordinated debt securities. None of the preferred securities guarantees places a limitation on the amount of additional Indebtedness that may be incurred by us. We expect from time to time to incur additional Indebtedness that will rank senior to the preferred securities guarantees.

AMENDMENTS AND ASSIGNMENT

Except with respect to any changes which do not materially adversely affect the rights of holders of the related preferred securities (in which case no vote will be required), no preferred securities guarantee may be amended without the prior approval of the holders of not less than a majority of the aggregate liquidation amount of such outstanding preferred securities. All guarantees and agreements contained in each preferred securities guarantee shall bind our successors, assigns, receivers, trustees and representatives and shall inure to the benefit of the holders of the related preferred securities then outstanding.

EVENTS OF DEFAULT

An event of default under the preferred securities guarantee will occur upon the failure of ours to perform any of our payment obligations thereunder. The holders of not less than a majority in aggregate liquidation amount of the related preferred securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee in respect of such preferred securities guarantee or to direct the exercise of any trust or power conferred upon the Guarantee Trustee under such preferred securities guarantee.

If the Guarantee Trustee fails to enforce a preferred securities guarantee, any holder of the preferred securities may institute a legal proceeding directly against us to enforce its rights under such preferred securities guarantee without first instituting a legal proceeding against the Capital Trust, the Guarantee Trustee or any other person or entity.

We, as guarantor, are required to file annually with the Guarantee Trustee a certificate as to whether or not we are in compliance with all the conditions and covenants applicable to us under the preferred securities guarantee.

INFORMATION CONCERNING THE GUARANTEE TRUSTEE

The Guarantee Trustee, other than during the occurrence and continuance of a default by us in performance of any preferred securities guarantee, undertakes to perform only such duties as are specifically set forth in each preferred securities guarantee and, after default with respect to any preferred securities guarantee, must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. (Section 3.1) Subject to this provision, the Guarantee Trustee is under no obligation to exercise any of the powers vested in it by any preferred securities guarantee at the request of any holder of any preferred securities unless it is offered reasonable indemnity against the costs, expenses, and liabilities that might be incurred thereby.

TERMINATION OF THE PREFERRED SECURITIES GUARANTEES

Each preferred securities guarantee will terminate and be of no further force and effect upon (1) full payment of the redemption price of the related preferred securities, (2) the distribution of the corresponding junior subordinated debt securities to the holders of the related preferred securities or (3) upon full payment of the amounts payable upon liquidation of the Capital Trust. Each preferred securities guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of the related preferred securities must restore payment of any sums paid with respect to such preferred securities or such preferred securities guarantee.

NEW YORK LAW TO GOVERN

Each preferred securities guarantee will be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and performed in that state.

THE EXPENSE AGREEMENT

Pursuant to the expense agreement entered into by us under the restated trust agreement, we will irrevocably and unconditionally guarantee to each person or entity to whom the Capital Trust becomes indebted or liable, the full payment of any costs, expenses or liabilities of the Capital Trust, other than obligations of the Capital Trust to pay to the holders of the preferred securities or other similar interests in the Capital Trust of the amounts due such holders pursuant to the terms of the preferred securities or such other similar interests, as the case may be.

DESCRIPTION OF THE SHARE PURCHASE CONTRACTS AND THE SHARE PURCHASE UNITS

We may issue share purchase contracts, obligating holders to purchase from us, and obligating us to sell to the holders, a specified number of our common shares or preference shares at a future date or dates. The price per share may be fixed at the time the share purchase contracts are issued or may be determined by reference to a specific formula set forth in the share purchase contracts and to be described in the applicable prospectus supplement. The share purchase contracts may be issued separately or as a part of share purchase units consisting of a share purchase contract and, as security for the holder’s obligations to purchase the shares under the share purchase contracts, either:

(1) senior debt securities or subordinated debt securities of ours or RenaissanceRe Finance;

(2) preference shares;

(3) debt obligations of third parties, including U.S. Treasury securities; or

(4) preferred securities of the Capital Trust.

The applicable prospectus supplement will specify the securities that will secure the holder’s obligations to purchase shares under the applicable share purchase contract. Unless otherwise described in a prospectus supplement, the securities related to the share purchase contracts securing the holders’ obligations to purchase our common shares or preference shares will be pledged to a collateral agent, for our benefit, under a pledge agreement. The pledged securities will secure the obligations of holders of share purchase contracts to purchase our common shares or preference shares under the related share purchase contracts. The rights of holders of share purchase contracts to the related pledged securities will be subject to our security interest in those pledged securities. That security interest will be created by the pledge agreement. No holder of share purchase contracts will be permitted to withdraw the pledged securities related to such share purchase contracts from the pledge arrangement except upon the termination or early settlement of the related share purchase contracts. Subject to that security interest and the terms of the purchase contract agreement and the pledge agreement, each holder of a share purchase contract will retain full beneficial ownership of the related pledged securities.

The share purchase contracts may require us to make periodic payments to the holders of the share purchase units or vice versa, and such payments may be unsecured or prefunded on some basis. The share purchase contracts may require holders to secure their obligations in a specified manner and in certain circumstances we may deliver newly issued prepaid share purchase contracts upon release to a holder of any collateral securing such holder’s obligations under the original share purchase contract. The applicable prospectus supplement will describe the terms of any share purchase contracts or share purchase units.

Except as described in a prospectus supplement, the collateral agent will, upon receipt of distributions on the pledged securities, distribute those payments to us or a purchase contract agent, as provided in the pledge agreement. The purchase contract agent will in turn distribute payments it receives as provided in the share purchase contract.

If we issue purchase contracts, we will file a copy of the form of purchase contract agreement as an exhibit to the registration statement of this prospectus forms a part, and the foregoing description is qualified in its entirety by reference to such exhibit.

DESCRIPTION OF UNITS

As specified in the applicable prospectus supplement, we may issue units consisting of one or more purchase contracts, purchase units, warrants, debt securities, preferred shares, common shares, preferred securities or any combination of such securities, including guarantees of any of such securities. The applicable prospectus supplement will describe:

(1) the terms of the units and of the securities comprising the units, including whether and under what circumstances the securities comprising the units may be traded separately;

(2) a description of the terms of any unit agreement governing the units; and

(3) a description of the provisions for the payment, settlement, transfer or exchange of the units.

If we issue units, we will file a copy of the form of unit agreement as an exhibit to the registration statement of which this prospectus forms a part, and the foregoing description is qualified in its entirety by reference to such exhibit.

PLAN OF DISTRIBUTION

We, RenaissanceRe Finance and/or the Capital Trust may sell offered securities in any one or more of the following ways from time to time:

(1) through agents;

(2) to or through underwriters;

(3) through dealers; or

(4) directly to purchasers.

In addition, we or RenaissanceRe Finance may enter into derivative or other hedging transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with such a transaction, the third parties may, pursuant to this prospectus and the applicable prospectus supplement and subject to receiving the prior written consent of the BMA (where required), sell securities covered by this prospectus and applicable prospectus supplement. If so, the third party may use securities borrowed from others to settle such sales and may use securities received from us to close out any related short positions. Subject to receiving the prior written consent of the BMA (if required), we may also loan or pledge securities covered by this prospectus and the applicable prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and the applicable prospectus supplement.

The prospectus supplement with respect to the offered securities will set forth the terms of the offering of the offered securities, including the name or names of any underwriters, dealers or agents; the purchase price of the offered securities and the proceeds to us, RenaissanceRe Finance and/or the Capital Trust from such sale; any underwriting discounts and commissions or agency fees and other items constituting underwriters’ or agents’ compensation; any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers; and any securities exchange on which such offered securities may be listed. Any initial public offering price, discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

The distribution of the offered securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.

Offers to purchase offered securities may be solicited by us or through agents designated by us from time to time. Any such agent involved in the offer or sale of the offered securities in respect of which this prospectus is delivered will be named, and any commissions payable by us, RenaissanceRe Finance and/or the Capital Trust to such agent will be set forth, in the applicable prospectus supplement. Unless otherwise indicated in such prospectus supplement, any such agent will be acting on a reasonable best efforts basis for the period of its appointment. Any such agent may be deemed to be an underwriter, as that term is defined in the Securities Act, of the offered securities so offered and sold.

If offered securities are sold by means of an underwritten offering, we, RenaissanceRe Finance and/or the Capital Trust will execute an underwriting agreement with an underwriter or underwriters, and the names of the specific managing underwriter or underwriters, as well as any other underwriters, and the terms of the transaction, including commissions, discounts and any other compensation of the underwriters and dealers, if any, will be set forth in the prospectus supplement which will be used by the underwriters to make resales of the offered securities. If underwriters are utilized in the sale of the offered securities, the offered securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices determined by the underwriters at the time of sale.

Offered securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by the managing underwriters. If any underwriter or underwriters are utilized in the sale of the offered securities, unless otherwise indicated in the prospectus supplement, the underwriting agreement will provide that the obligations of the underwriters are subject to certain conditions precedent and that the underwriters with respect to a sale of offered securities will be obligated to purchase all such offered securities of a series if any are purchased.

We, RenaissanceRe Finance and/or the Capital Trust may grant to the underwriters options to purchase additional offered securities, to cover over-allotments, if any, at the public offering price (with additional underwriting discounts or commissions), as may be set forth in the prospectus supplement relating thereto. If we, RenaissanceRe Finance and/or the Capital Trust grants any over-allotment option, the terms of such over- allotment option will be set forth in the prospectus supplement relating to such offered securities.

If a dealer is utilized in the sales of offered securities in respect of which this prospectus is delivered, we, RenaissanceRe Finance and/or the Capital Trust will sell such offered securities to the dealer as principal. The dealer may then resell such offered securities to the public at varying prices to be determined by such dealer at the time of resale. Any such dealer may be deemed to be an underwriter, as such term is defined in the Securities Act, of the offered securities so offered and sold. The name of the dealer and the terms of the transaction will be set forth in the related prospectus supplement.

Offers to purchase offered securities may be solicited directly by us, RenaissanceRe Finance and/or the Capital Trust and the sale thereof may be made by us, RenaissanceRe Finance, and/or the Capital Trust directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale thereof. The terms of any such sales will be described in the related prospectus supplement.

Offered securities may also be offered and sold, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more firms (“remarketing firms”), acting as principals for their own accounts or as agents for us, RenaissanceRe Finance and/or the Capital Trust. Any remarketing firm will be identified and the terms of its agreements, if any, with us, RenaissanceRe Finance and/or the Capital Trust and its compensation will be described in the applicable prospectus supplement. Remarketing firms may be deemed to be underwriters, as such term is defined in the Securities Act, in connection with the offered securities remarketed thereby.

We or RenaissanceRe Finance may sell equity securities in an offering “at the market” as defined in Rule 415 under the Securities Act. A post-effective amendment to this registration statement will be filed to identify the underwriter(s) at the time of the take-down for “at the market” offerings.

In connection with an offering, the underwriters or other agents may purchase and sell securities in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by an agent of a greater number of securities than they are required to purchase in an offering. Stabilizing transactions consist of certain bids of purchases made for the purpose of preventing or retarding a decline in the market price of the securities while an offering is in progress.

The agents may also impose a penalty bid. This occurs when a particular agent repays to the agents a portion of the discount received by it because the agents have repurchased securities sold by or for the account of that agent in stabilizing or short-covering transactions.

These activities by the agents may stabilize, maintain or otherwise affect the market price of the securities. As a result, the price of the securities may be higher than price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the agents at any time. These transactions may be effected on an exchange or automated quotation system, if the securities are listed on that exchange or admitted for trading on that automated quotation system, or in the over-the-counter market or otherwise.

Agents, underwriters, dealers, remarketing firms and other third parties described above may be entitled under relevant underwriting and other agreements entered into with us, RenaissanceRe Finance and/or the Capital Trust to indemnification by us, RenaissanceRe Finance and/or the Capital Trust against certain civil liabilities, including liabilities under the Securities Act that may arise from any untrue statement or alleged untrue statement of a material fact or any omission or alleged omission to state a material fact in this prospectus, any supplement or amendment hereto, or in the registration statement of which this prospectus forms a part, or to contribution with respect to payments which the agents, underwriters or dealers may be required to make.

If so indicated in the prospectus supplement, we, RenaissanceRe Finance and/or the Capital Trust will authorize underwriters or other persons acting as our, RenaissanceRe Finance’s and/or the Capital Trust’s agents to solicit offers by certain institutions to purchase offered securities from us, RenaissanceRe Finance and/or the Capital Trust, pursuant to contracts providing for payments and delivery on a future date. Institutions with which such contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, but in all cases such institutions must be approved by us, RenaissanceRe Finance and/or the Capital Trust, as applicable. The obligations of any purchaser under any such contract will be subject to the condition that the purchase of the offered securities shall not at the time of delivery be prohibited under the laws of the jurisdiction to which such purchaser is subject. The underwriters and such other agents will not have any responsibility in respect of the validity or performance of such contracts.

Disclosure in a prospectus supplement of our, RenaissanceRe Finance’s and/or the Capital Trust’s use of delayed delivery contracts will include the commission that underwriters and agents soliciting purchases of the securities under delayed contracts will be entitled to receive in addition to the date when we, RenaissanceRe Finance and/or the Capital Trust, as applicable, will demand payment and delivery of the securities under the delayed delivery contracts. These delayed delivery contracts will be subject only to the conditions described in the prospectus supplement.

Each series of offered securities will be a new issue and, other than the common shares, the Series F Preference Shares, the Series G Preference Shares, the Depositary Shares (each representing a 1/1,000th interest in a Series F Preference Share) and the Depositary Shares (each representing a 1/1,000th interest in a Series G Preference Share), each of which are listed on the New York Stock Exchange, will have no established trading market. We, RenaissanceRe Finance and/or the Capital Trust may elect to list any series of offered securities on an exchange, and in the case of the common shares, on any additional exchange, but, unless otherwise specified in the applicable prospectus supplement, neither we, RenaissanceRe Finance nor the Capital Trust shall be obligated to do so. No assurance can be given as to the liquidity of the trading market for any of the offered securities.

Underwriters, dealers, agents and remarketing firms may be customers of, engage in transactions with, or perform services for, us and our subsidiaries in the ordinary course of business.

WHERE YOU CAN FIND MORE INFORMATION

GENERAL

We have filed with the Commission a registration statement on Form S-3 under the Securities Act relating to the common shares, preference shares, depositary shares, debt securities, warrants, share purchase contracts, share purchase units, trust preferred securities and preferred securities guarantee described in this prospectus. This prospectus is a part of the registration statement, but the registration statement also contains additional information and exhibits.

We are subject to the informational requirements of the Exchange Act. Accordingly, we file annual, quarterly and current reports, proxy statements and other reports with the Commission.

We maintain a website at www.renre.com. The information on our website is not incorporated by reference in this prospectus. We make available, free of charge through our website, our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after we electronically file such material with, or furnish such material to, the Commission. We also make available, free of charge from our website, our Audit Committee Charter, Corporate Governance and Human Capital Management Committee Charter, Corporate Governance Guidelines, and Code of Ethics. Such information is also available in print for any shareholder who sends a request to RenaissanceRe Holdings Ltd., Attn: Office of the Corporate Secretary, P.O. Box HM 2527, Hamilton, HMGX, Bermuda.

Our filings with the Commission are also available from the Commission’s website at http://www.sec.gov. Our common shares are listed on the New York Stock Exchange under the symbol “RNR” and our reports can also be inspected at the offices of the New York Stock Exchange, 20 Broad Street, 17th Floor, New York, New York 10005.

RENAISSANCERE FINANCE

There are no separate financial statements of RenaissanceRe Finance in this prospectus. We do not believe the financial statements would be helpful to the holders of the debt securities of RenaissanceRe Finance because:

•	We, a reporting company under the Exchange Act, will directly or indirectly own all of the voting securities of RenaissanceRe Finance; and

•

The obligations of RenaissanceRe Finance under the senior, subordinated or junior subordinated debt securities issued by it will be fully and unconditionally guaranteed by us. See “Description of the Debt Securities Guarantees.”

RenaissanceRe Finance is not currently subject to the information reporting requirements of the Exchange Act and it is anticipated that it will not become subject to those requirements upon the effectiveness of the registration statement of which this prospectus is a part.

THE CAPITAL TRUST

There are no separate financial statements of the Capital Trust in this prospectus. We do not believe the financial statements would be helpful to the holders of the preferred securities of the Capital Trust because:

•	We, a reporting company under the Exchange Act, will directly or indirectly own all of the voting securities of the Capital Trust;

•

The Capital Trust has no independent operations or proposals to engage in any activity other than issuing securities representing undivided beneficial interests in the assets of the Capital Trust and investing the proceeds in subordinated debt securities issued by us or RenaissanceRe Finance; and

•	The obligations of the Capital Trust under the preferred securities will be fully and unconditionally guaranteed by us. See “Description of the Trust Preferred Securities Guarantee.”

The Capital Trust is not currently subject to the information reporting requirements of the Exchange Act and it is anticipated that it will not become subject to those requirements upon the effectiveness of the registration statement of which this prospectus is a part.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

We file annual, quarterly and special reports, proxy statements and other information with the Commission. The Commission allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring to those documents. The information incorporated by reference is an important part of this prospectus. Any statement contained in a document which is incorporated by reference in this prospectus is automatically updated and superseded if information contained in this prospectus, or information that we later file with the Commission, modifies or replaces this information. All documents we file pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the initial filing of this registration statement and prior to the effectiveness of this registration statement and after the date of this prospectus and until we, RenaissanceRe Finance and the Capital Trust sell all the securities shall be deemed to be incorporated by reference into this prospectus. We incorporate by reference the following previously filed documents:

(1) Our Current Reports on Form 8-K filed with the Commission on February  22, 2023, April  6, 2023, May  11, 2023 and May 22, 2023;

(2) Our Annual Report on Form 10-K for the year ended December 31, 2022, filed with the Commission on February  8, 2023 and our Quarterly Report on Form 10-Q for the quarter ended March 31, 2023, filed with the Commission on May  3, 2023;

(3) Our Definitive Proxy Statement on Schedule 14A, filed with the Commission on March 23, 2023;

(4) The description of our common shares set forth in our registration statement filed under the Exchange Act on Form 8-A on July 24, 1995, including any amendment or report for the purpose of updating such description; and

(5) The description of our Depositary Shares (each representing a 1/1,000th interest in a 5.750% Series F Preference Share) set forth in our registration statement filed under the Exchange Act on Form 8-A on June 18, 2018, including any amendment or report for the purpose of updating such description; and

(6) The description of our Depositary Shares (each representing a 1/1,000th interest in a 4.20% Series G Preference Share) set forth in our registration statement filed under the Exchange Act on Form 8-A on July 12, 2021, including any amendment or report for the purpose of updating such description; and

To receive a free copy of any of the documents incorporated by reference in this prospectus (other than exhibits), call or write us at the following address: RenaissanceRe Holdings Ltd., Attn: Shannon Lowry Bender, Corporate Secretary, P.O. Box HM 2527, Hamilton, HMGX, Bermuda, telephone (441) 295-4513.

LEGAL OPINIONS

Certain legal matters with respect to the United States of America, New York and Delaware law with respect to the validity of the offered securities will be passed upon for us by Sidley Austin LLP, New York, New York. Certain legal matters with respect to Bermuda law will be passed upon for us by Carey Olsen Bermuda Limited, Hamilton, Bermuda. Additional legal matters may be passed upon for any underwriters, dealers or agents by counsel that will be named in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements as of December 31, 2022 and for the year ended December 31, 2022 and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) as of December 31, 2022 incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2022 have been so incorporated in reliance on the report of PricewaterhouseCoopers Ltd., an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The consolidated financial statements of RenaissanceRe Holdings Ltd. at December 31, 2021, and for each of the two years in the period ended December 31, 2021, appearing in RenaissanceRe Holdings Ltd.’s Annual Report on Form 10-K for the year ended December 31, 2022, have been audited by Ernst & Young Ltd., independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

ENFORCEMENT OF CIVIL LIABILITIES UNDER UNITED STATES FEDERAL SECURITIES LAWS

We are a Bermuda company. In addition, certain of our directors and officers as well as certain of the experts named in this prospectus, reside outside the United States, and all or a substantial portion of our assets and their assets are located outside the United States. Therefore, it may be difficult for investors to effect service of process within the United States upon those persons or to recover against us or those persons on judgments of courts in the United States, including judgments based on civil liabilities provisions of the U.S. federal securities laws. However, investors may serve us with process in the United States with respect to actions against us arising out of or in connection with the U.S. Federal securities laws relating to offers and sales of the securities covered by this prospectus by serving RenaissanceRe Finance Inc., our United States agent irrevocably appointed for that purpose.

We have been advised by Carey Olsen Bermuda Limited, our special Bermuda legal counsel, that the United States and Bermuda do not currently have a treaty providing for reciprocal recognition and enforcement of judgments in civil and commercial matters. We also have been advised by Carey Olsen Bermuda Limited that there is doubt as to whether the courts of Bermuda would enforce (1) judgments of United States courts based on the civil liability provisions of the United States federal securities laws obtained in actions against us or our directors and officers, and (2) original actions brought in Bermuda against us or our officers and directors based solely upon the United States federal securities laws. A Bermuda court may, however, impose civil liability on us or our directors or officers in a suit brought in the Supreme Court of Bermuda provided that the facts alleged constitute or give rise to a cause of action under Bermuda law. Certain remedies available under the laws of U.S. jurisdictions, including certain remedies under the U.S. federal securities laws, would not be allowed in Bermuda courts to the extent that they are contrary to public policy.

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS OR ANY SUPPLEMENT. NONE OF WE, RENAISSANCERE

FINANCE OR THE CAPITAL TRUST HAS AUTHORIZED ANYONE ELSE TO PROVIDE YOU WITH DIFFERENT INFORMATION. WE, RENAISSANCERE FINANCE AND THE CAPITAL TRUST ARE OFFERING THESE SECURITIES ONLY IN STATES WHERE THE OFFER IS PERMITTED. YOU SHOULD NOT ASSUME THAT THE INFORMATION IN THIS PROSPECTUS OR ANY SUPPLEMENT IS ACCURATE AS OF ANY DATE OTHER THAN THE DATE ON THE FRONT OF THOSE DOCUMENTS. OUR BUSINESS, FINANCIAL CONDITION, RESULTS OF OPERATIONS AND PROSPECTS MAY HAVE CHANGED SINCE THAT DATE.

RenaissanceRe Holdings Ltd.

$750,000,000 5.750% Senior Notes Due 2033

PROSPECTUS SUPPLEMENT

Joint Book-Running Managers

Morgan Stanley

Barclays

HSBC

Wells Fargo Securities

BofA Securities

Co-Managers

BMO Capital Markets

BNY Mellon Capital Markets, LLC

Credit Suisse

ING

RBC Capital Markets

SOCIETE GENERALE

May 31, 2023